Exhibit 10.1 ID: 4919-3035-2210 - MSW CONSENT AND AMENDMENT REQUEST (the "Request") From: Hillenbrand, Inc. ("Hillenbrand") on behalf of the Obligors To: Commerzbank Aktiengesellschaft as Agent Dated: 4 July 2025 Dear Sirs and Madams Hillenbrand, Inc. - EUR 325,000,000 Syndicated L/G Facility Agreement dated 21 June 2022 (as amended and restated on 22 June 2023, as amended on 24 September 2024 and as further amended from time to time, the "Facility Agreement") 1. Definitions We refer to the Facility Agreement. Terms defined in the Facility Agreement have the same meaning in this Request unless given a different meaning in this Request. 2. Amendment We hereby request you (on behalf of the Majority Lenders) by countersigning this Request until 17 July 2025 at the latest: To agree to the amendment of the provisions of the Facility Agreement by deleting the stricken text (indicated textually in the same manner as the following example: stricken text) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set out in the consolidated version attached hereto as Schedule 1 (Amended Facility Agreement). For the avoidance of doubt, the consolidated version of the Facility Agreement also reflects the changes made pursuant to the amendment dated 24 September 2024. 3. Amendment Fee 3.1 We hereby confirm that we are only interested in a fixed one-off compensation for the services of each Lenders for amending the Facility Agreement on a pro-rata basis to its participation. In particular, we are not interested in any alternative term-based fee structure (laufzeitabhängige Vergütung), including an increase of the margin payable on the Facility, for the services of each Lender. While doing so, we are fully

2 ID: 4919-3035-2210 - MSW aware of (i) the upfront character of the fee suggested as well as its implications, including without limitation that such fee is not paid by reference to passage of time although they as a matter of substance form part of interest which is according to the statutory benchmark provided for in the German Civil Code calculated by reference to lapse of time and are not refundable in case of a cancellation and/or prepayment prior to stated maturity and (ii) the judgments rendered by the German Federal Court of Justice (Bundesgerichtshof) on 4 July 2017 (XI ZR 562/15 and XI ZR 233/16) in relation to upfront fees. 3.2 Hillenbrand shall pay to each of the Lenders providing for its consent to the amendments requested herein a non-refundable amendment approval fee of 0.1% of the principal amount of its respective Commitment as at the Effective Date, due and payable five (5) Business Days after the Effective Date, to be payable to the Agent for distribution to each Lender. 3.3 "Effective Date" means the date on which the Agent provides Hillenbrand with a countersigned Request and thereby confirms the effectiveness of the amendment of the Facility Agreement as further set out in paragraph 2 (Amendment) above. 4. Miscellaneous 4.1 Other than as specifically provided herein, the Facility Agreement and the other Finance Documents shall remain in full force and effect and no other waiver is given by this Request. 4.2 The parties to this Request confirm that this Request is a Finance Document. 4.3 The provisions of Clause 32 (Partial Invalidity), Clause 33 (Remedies and Waivers), Clause 34 (Amendments and Waivers), Clause 39 (Governing Law) and Clause 40 (Enforcement) of the Facility Agreement are hereby incorporated by reference into this Request and shall apply herein mutatis mutandis. 4.4 Please provide your acceptance of, and the agreement to, the terms and conditions set out in this Request by signing where indicated below. ***

3 ID: 4919-3035-2210 - MSW SCHEDULE 1 AMENDED FACILITY AGREEMENT

ID: 4919-3035-2210 - MSW SIGNATURE PAGE Yours faithfully HILLENBRAND, INC. as Company, Borrower and Guarantor By: /s/ Wei Gu Name: Wei Gu Title: Vice President and Treasurer COPERION GMBH as Borrower By: /s/ Markus Parzer Name: Markus Parzer Title: Managing Director By: /s/ Klaus Beulker Name: Dr. Klaus Beulker Title: Managing Director COPERION K-TRON (SCHWEIZ) GMBH as Borrower By: /s/ Kimberly K. Ryan By: /s/ Lucio Ghigna Name: Kimberly K. Ryan Name: Lucio Ghigna Title: Chairperson and Managing Officer Title: Managing Officer ROTEX EUROPE LTD. as Borrower By: /s/ James D. Huchison Name: James D. Huchison Title: Director

ID: 4919-3035-2210 - MSW SIGNATURE PAGE COPERION PROCESS SOLUTIONS LLC as Guarantor By: /s/ Wei Gu Name: Wei Gu Title: Vice President and Treasurer HILLENBRAND FHN HOLDINGS LLC1 as Guarantor By: /s/ Wei Gu Name: Wei Gu Title: Treasurer HILLENBRAND LUXEMBOURG INC. as Guarantor By: /s/ Wei Gu Name: Wei Gu Title: Treasurer HILLENBRAND GLOBAL HOLDINGS LLC (former Milacron LLC) as Guarantor By: /s/ Wei Gu Name: Wei Gu Title: Treasurer 1 Note: As of 1 July 2025, Coperion Holding North America, Inc. is merged into Hillenbrand FHN Holdings LLC.

ID: 4919-3035-2210 - MSW SIGNATURE PAGE We confirm the receipt of the acceptance of the Majority Lenders to the terms and conditions of the Request dated 4 July 2025. The Facility Agreement is hereby amended as set out in the Request. Date: 17 July 2025 THE AGENT COMMERZBANK AKTIENGESELLSCHAFT (acting in its own name and on behalf of the Lenders) By: Name: Title: /s/ Cornelia Schwertel Cornelia Schwertel VP By: Name: Title: /s/ Simona Ionescu Simona Ionescu AVP

Schedule 1 (Amended Facility Agreement) ID: 4907-8685-6011 - MSW HILLENBRAND, INC. AND CERTAIN OF ITS SUBSIDIARIES arranged by COMMERZBANK AKTIENGESELLSCHAFT (as Arranger) with COMMERZBANK AKTIENGESELLSCHAFT (as Agent) EUR 325,000,000 SYNDICATED L/G FACILITY AGREEMENT originally dated 21 June 2022 as amended and restated on 22 June 2023, and as amended on 24 September 2024 and as further amended on the Amendment Effective Date Die Welle Reuterweg 20 60323 Frankfurt am Main, Germany Tel: +49.69.6062.6000 www.lw.com Contact: Sibylle Münch

ID: 4907-8685-6011 - MSW ii TABLE OF CONTENTS Clause Page 1. DEFINITIONS AND INTERPRETATION .......................................................................... 1 2. THE FACILITY ..................................................................................................................... 27 3. PURPOSE ............................................................................................................................... 32 4. CONDITIONS OF UTILISATION ...................................................................................... 32 5. UTILISATION ....................................................................................................................... 33 6. REBASING ............................................................................................................................. 39 7. L/GS......................................................................................................................................... 40 8. REPAYMENT ........................................................................................................................ 41 9. PREPAYMENT AND CANCELLATION .......................................................................... 42 10. CASH COVER ....................................................................................................................... 45 11. FEES ........................................................................................................................................ 46 12. TAX GROSS UP AND INDEMNITIES .............................................................................. 48 13. INCREASED COSTS ........................................................................................................ 6061 14. OTHER INDEMNITIES ....................................................................................................... 62 15. MITIGATION BY THE LENDERS .................................................................................... 63 16. COSTS AND EXPENSES ..................................................................................................... 64 17. GUARANTEE AND INDEMNITY ...................................................................................... 64 18. REPRESENTATIONS .......................................................................................................... 68 19. INFORMATION UNDERTAKINGS .................................................................................. 73 20. FINANCIAL COVENANTS ................................................................................................. 77 21. GENERAL UNDERTAKINGS ............................................................................................ 82 22. EVENTS OF DEFAULT ................................................................................................... 9998 23. CHANGES TO THE LENDERS ........................................................................................ 104 24. CHANGES TO THE OBLIGORS ..................................................................................... 108 25. ROLE OF THE AGENT AND THE ARRANGER .................................................... 111110 26. CONDUCT OF BUSINESS BY THE FINANCE PARTIES ........................................... 119 27. SHARING AMONG THE FINANCE PARTIES ............................................................. 119 28. PAYMENT MECHANICS .................................................................................................. 123 29. SET-OFF ............................................................................................................................... 125 30. NOTICES .............................................................................................................................. 125 31. CALCULATIONS AND CERTIFICATES ....................................................................... 128 32. PARTIAL INVALIDITY .................................................................................................... 128 33. REMEDIES AND WAIVERS ....................................................................................... 128129 34. AMENDMENTS AND WAIVERS ..................................................................................... 129 35. CONFIDENTIALITY.......................................................................................................... 134

36. USA PATRIOT ACT 136
37. INTEREST RATE LIMITATION 136
38. DECLARATION IN RELATION TO ANTI-MONEY LAUNDERING ACT 137
39. GOVERNING LAW 137
40. ENFORCEMENT 137
41. WAIVER OF JURY TRIAL 138
42. CONTRACTUAL RECOGNITION OF BAIL-IN 138
43. CONCLUSION OF THIS AGREEMENT (*VERTRAGSSCHLUSS*) 140
SCHEDULE 1 THE ORIGINAL PARTIES 141
SCHEDULE 2 CONDITIONS PRECEDENT ..... ~~144~~<u>143</u>
SCHEDULE 3 UTILISATION REQUEST ..... ~~149~~<u>148</u>
SCHEDULE 4 FORM OF ADDITIONAL COMMITMENT REQUEST ..... ~~151~~<u>150</u>
SCHEDULE 5 FORM OF INCREASE CONFIRMATION ..... ~~152~~<u>151</u>
SCHEDULE 6 FORM OF TRANSFER CERTIFICATE ..... ~~156~~<u>155</u>
SCHEDULE 7 FORM OF ACCESSION LETTER ..... ~~160~~<u>159</u>
SCHEDULE 8 FORM OF RESIGNATION LETTER ..... ~~161~~<u>160</u>
SCHEDULE 9 FORM OF COMPLIANCE CERTIFICATE ..... ~~162~~<u>161</u>
SCHEDULE 10 LMA FORM OF CONFIDENTIALITY UNDERTAKING ..... ~~163~~<u>162</u>
SCHEDULE 11 TIMETABLES ..... ~~167~~<u>166</u>
SCHEDULE 12 FORM OF PROCESS AGENT APPOINTMENT LETTER ..... ~~168~~<u>167</u>
SCHEDULE 13 FORM OF ELECTRONIC PLATFORM AGREEMENT ..... ~~169~~<u>168</u>
SCHEDULE 14 LIST OF INITIAL MATERIAL SUBSIDIARIES ..... ~~170~~<u>169</u>
SCHEDULE 15 FORM OF BANK GUARANTEE ..... ~~171~~<u>170</u>
EXHIBIT 1 TO COUNTER GUARANTEE NO ..... ~~173~~<u>172</u>
SCHEDULE 16 LIST OF EXISTING L/GS ..... ~~174~~<u>173</u>
SCHEDULE 17 LIST OF EXISTING FINANCIAL INDEBTEDNESS AND EXISTING SECURITY ..... ~~175~~<u>174</u>

iii

ID: 4907-8685-6011 - MSW

Schedule 1 (Amended Facility Agreement) 4 ID: 4907-8685-6011 - MSW THIS AGREEMENT is originally dated 21 June 2022 as amended and restated on ___22 June 2023, and as amended on 24 September 2024 and as further amended on the Amendment Effective Date (as defined below) (the "Agreement") and made between: (1) HILLENBRAND, INC. (the "Company"); (2) THE SUBSIDIARIES of the Company listed in Part 1 (The Original Obligors) of Schedule 1 (The Original Parties) as original borrowers (together with the Company the "Original Borrowers"); (3) THE SUBSIDIARIES of the Company listed in Part 1 (The Original Obligors) of Schedule 1 (The Original Parties) as original guarantors (together with the Company the "Original Guarantors"); (4) COMMERZBANK AKTIENGESELLSCHAFT as coordinator, mandated lead arranger and bookrunner (the "Arranger") and DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN, NEW YORK BRANCH, HSBC CONTINENTAL EUROPE S.A., GERMANY (as legal accessor of HSBC TRINKAUS & BURKHARDT GMBH)HSBC TRINKAUS & BURKHARDT GMBH, SKANDINAVISKA ENSKILDA BANKEN AB (PUBL) FRANKFURT BRANCH and SUMITOMO MITSUI BANKING CORPORATION as mandated lead arranger; (5) THE FINANCIAL INSTITUTIONS listed in Part 2 (The Original Lenders) of Schedule 1 (The Original Parties) as lenders (the "Original Lenders") and as issuing banks; and (6) COMMERZBANK AKTIENGESELLSCHAFT as agent of the other Finance Parties (the "Agent"). IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "Acceptable Bank" means a bank or financial institution with a rating for its long-term unsecured and non credit-enhanced debt obligations assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation or any other reputable rating agency, such rating and agency to be reasonably acceptable to the relevant Issuing Bank. "Accession Letter" means a document substantially in the form set out in Schedule 7 (Form of Accession Letter). "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Obligors). "Additional Commitment Request" means a notice substantially in the form set out in Schedule 4 (Form of Additional Commitment Request). "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors). "Additional Obligor" means an Additional Borrower or an Additional Guarantor. "Adjusted Covenant Period" means, in connection with an acquisition that involves the payment of consideration by the Company and/or a member of the Group in excess of

ID: 4907-8685-6011 - MSW 5 $75,000,000, a period commencing with the Financial Quarter in which such acquisition occurs and the four (4) consecutive full Financial Quarters ending thereafter. "Adjusted Period" means the period commencing on 22 June 22, 2023, and ending on the Adjusted Period Termination Date1 January 2027. "Adjusted Period Termination Date" means the first date on or after April 1, 2026 that all principal, interest and other amounts owing in respect of the Term A-2 Loans have been paid in full. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Affiliate Borrower" has the meaning given to that term in Clause 5.8 (Affiliate of a Borrower). "Agency Fee Letter" means the letter dated 16 June 202230 January 2023 between the Agent and the Company setting out any of the fees referred to in Clause 11.4 (Agency Fee). "Amendment Agreement" means the amendment and restatement agreement dated ___22 June 2023 in relation to the amendment and restatement of the Original Facility Agreement. "Amendment Effective Date" means the date on which the consent and amendment request dated as of 4 July 2025September 10, 2024 has been countersigned by the Agent. "Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption. "Anti-Money Laundering Laws" means any applicable laws or regulations in any jurisdiction in which the Borrower or any Group Company is located or doing business that relate to money laundering and terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. "Applicable GAAP" means, in the case of the consolidated financial statements of the Company (or the Group), U.S. GAAP, and in the case of the unconsolidated financial statements of any Obligor or the consolidated financial statements of any Obligor other than the Company, the accounting principles generally accepted in its jurisdiction of incorporation from time to time. "Applicable Pledge Percentage" means (A) 100% of the issued and outstanding Equity Interests of each Pledge Subsidiary that is a Domestic Subsidiary and (B) 65% of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Pledge Subsidiary that is a Foreign Subsidiary. "Approved Fund" means any person (other than a natural person) that is regularly engaged in investing in L/G facilities and issuing L/Gs in the ordinary course of its business and that is administered or managed by: (a) a Lender; (b) an Affiliate of a Lender; or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

ID: 4907-8685-6011 - MSW 6 "Approved Jurisdiction" means the U.S., United Kingdom, any member state of the European Union, Switzerland and any other jurisdiction in which an Obligor is incorporated. "Attributable Indebtedness" means, on any date, in respect of any finance lease of any person, the capitalized amount thereof that would appear on the balance sheet of such person prepared as of such date in accordance with U.S. GAAP; provided that in no event shall an operating lease be treated as Attributable Indebtedness regardless of whether such obligation appears on a balance sheet in accordance with U.S. GAAP. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration of a Governmental Authority. "Availability Period" means the period from and including the date of this Agreement to and including the Termination Date. "Available Commitment" means a Lender's Commitment minus: (a) the Base Currency Amount of its participation in any outstanding L/Gs under the Facility (including any Indemnified Loss Amounts paid by a Lender to an Entitled Lender pursuant to paragraph (f) of Clause 27.6 (Loss Sharing in respect of L/Gs); and (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any L/Gs that are due to be issued on or before the proposed Utilisation Date, provided that, in relation to any proposed Utilisation, that Lender's participation in any L/Gs that are due to expire, be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from a Lender's Commitment under the Facility. "Available Facility" means the aggregate for the time being of each Lender's Available Commitment in respect of the Facility. "Bank Levy" means (i) any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of it or its liabilities or minimum regulatory capital or any combination thereof (including the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz)) and (ii) any other levy or tax in any jurisdiction levied on a similar basis or for a similar purpose, in each case only if and to the extent it has been enacted at the signing date of this Agreement or (if applicable) as at the date that Finance Party accedes to this Agreement. "Base Currency" means EUR. "Base Currency Amount" means, (a) if the Electronic Platform is available, the amount specified in the Utilisation Request (or, if the amount requested is not denominated in the Base Currency, that amount converted by the Electronic Platform into the Base Currency at the Spot Rate of Exchange on the date on which the relevant Issuing Bank approves the issuance of the L/G); or (b) if the Electronic Platform is not available, the amount specified in the Utilisation Request delivered by a Borrower to an Issuing Bank (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the relevant Issuing Bank receives the Utilisation Request in accordance with the terms of this Agreement)

ID: 4907-8685-6011 - MSW 7 and as adjusted under Clause 6 (Rebasing) and to reflect any repayment or prepayment of an L/G. "Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Obligors) and, in respect of an Ancillary Facility only, any Affiliate of a Borrower that becomes a borrower of that Ancillary Facility with the approval of the relevant Lender pursuant to Clause 5.8 (Affiliate of a Borrower). "Budget" means the budget for the financial year 2021/2022 plus the 3 (three) year forecast of the Company (each on an annual consolidated basis) including a balance sheet, profit and loss statement and cash flow calculation (the profit and loss statement also including a break down on business segments). "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in New York City, Frankfurt am Main and Luxembourg and in relation to any Utilisation by way of issuance, or any reduction or rebasing or repayment of an L/G on which banks are open for general business at the place of the Agent and the Facility Office of the Issuing Bank. "Cash Cover" means the cash collateral for an L/G referred to in Clause 10 (Cash Cover). "Change of Control" means any person or group of persons acting in concert (other than a member of the Hillenbrand Family Group) gains control of the Company and/ or Coperion GmbH ceases to be a wholly-owned (direct or indirect) Subsidiary of the Company. For the purpose of this definition "control" means: (a) the ownership, directly or indirectly, beneficially or of record of the lower of (i) shares of capital stock having voting rights representing more than 50% of the aggregate outstanding shares of capital stock of the Company having voting rights or (ii) Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (y) nominated or approved by the board of directors of the Company nor (z) appointed by directors so nominated or approved; and "a group of persons acting in concert" means two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer or shares of capital stock in a corporation. "Code" means, at any date, the US Internal Revenue Code of 1986 (or any successor legislation thereto) and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date. "Collateral" means any and all property of any Domestic Obligor, now existing or hereafter acquired, that is at any time subject to a security interest or Security in favor of the Security Agent, on behalf of itself and the Secured Parties pursuant to the Collateral Documents to secure the Secured Obligations, other than the Excluded Assets. For purposes of clarification, any such property shall constitute "Collateral" only during the Collateral Period. "Collateral Documents" means, collectively, the Security Agreement, and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Security to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, pledges, collateral assignments or similar agreements hereafter executed by any Domestic Obligor and delivered to the Agent.

ID: 4907-8685-6011 - MSW 8 "Collateral Period" means the period from and after the date of a Collateral Springing Event. "Collateral Springing Event" means the occurrence of the following during the Adjusted Period: both (i) the Corporate Family Rating from S&P is BB or lower and (ii) the Corporate Family Rating from Moody's is Ba2 or lower. "Commercial Lifetime" means, in respect of any L/G which does not provide for a specific expiration date, the period from the date of issuance of that L/G until the expected maturity of that L/G as indicated by the Borrower in the relevant Utilisation Request determined on the basis of the lifetime of the underlying obligations. "Commitment" means: (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Commitment in EUR" in Part 2 of Schedule 1 (The Original Parties) and the amount in the Base Currency of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and (b) in relation to any other Lender, the amount in the Base Currency of a Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase) or Clause 2.3 (Allocation of Additional Commitments), in each case, for the avoidance of doubt, as reduced due to any cancellation in accordance with the terms of this Agreement. "Compliance Certificate" means a certificate substantially in the form set out in Schedule 9 (Form of Compliance Certificate). "Confidential Information" means all information relating to the Company, any Obligor, the Group and any other Subsidiary or their respective businesses, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers on its behalf; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers on its behalf, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or (ii) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

ID: 4907-8685-6011 - MSW 9 "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Company and the Agent. "Consolidated EBITDA" has the meaning given to that term in Clause 20.1 (Financial Definitions). "Consolidated Indebtedness" has the meaning given to that term in Clause 20.1 (Financial Definitions). "Consolidated Revenues" has the meaning given to that term in Clause 20.1 (Financial Definitions). "Consolidated Total Assets" has the meaning given to that term in Clause 20.1 (Financial Definitions). "Contractual Obligation" means, as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound. "Corporate Family Rating" means the public corporate credit rating established for the Company by S&P and the public corporate family rating established for the Company by Moody's. "Counter Guarantee" means a guarantee (or similar instrument acceptable to the relevant Issuing Bank) issued by an Acceptable Bank for the benefit of the Issuing Bank and being either substantially in the form agreed between the Company and each of the Issuing Banks prior to the date of this Agreement as attached in Schedule 14 (Form of Bank Guarantee) or otherwise in a form and substance reasonably satisfactory to that Issuing Bank and the Company. "CPS" means the Crown Prosecution Service of the United Kingdom (or any successor or replacement body from time to time). "Criminal Pension Power" means any action taken under, pursuant to or in connection with section 58A, section 58B, section 58C or section 58D of the United Kingdom Pensions Act 2004. "CTA" means the United Kingdom Corporation Tax Act 2009. "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. "Defaulting Lender" means any Lender: (a) which has failed to issue an L/G or has notified the Agent that it will not issue an L/G in accordance with Clause 5.3 (Issue of L/Gs) or which has failed to pay a claim or has notified the Agent or the Company that it will not pay a claim in accordance with Clause 7.1 (Claims under an L/G); (b) which has otherwise rescinded or repudiated a Finance Document; (c) which has failed, within five Business Days after request by the Agent, acting reasonably, to confirm in writing that it will comply with its obligations to issue L/Gs under this Agreement provided that such Lender shall cease to be a Defaulting Lender pursuant to this paragraph (c) upon the Agent receiving such confirmation in form and substance satisfactory to it; or

ID: 4907-8685-6011 - MSW 10 (d) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above: (i) its failure to pay or so issue L/Gs is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within five Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to issue the L/G or make the payment in question. "Disposal" means the sale, transfer, license, lease or other disposal (including any sale and leaseback transaction) of any property or asset by a person, including any sale, assignment (excluding any Security), transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and "dispose" shall be construed accordingly. "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Domestic Foreign Holdco Subsidiary" means a Subsidiary organised under the laws of any jurisdiction within the United States (excluding any possession or territory thereof), substantially all of the assets of which consist of the Equity Interests (including Equity Interests held through entities disregarded from their owner for U.S. Federal income tax purposes) of (and/or receivables or other amounts due from) one or more Foreign Subsidiaries that are "controlled foreign corporations" within the meaning of section 957 of the Code, so long as such Domestic Subsidiary (i) does not conduct any business or other activities other than the ownership of such Equity Interests and/or receivables and (ii) does not incur, and is not otherwise liable for, any Financial Indebtedness (other than intercompany indebtedness permitted pursuant to paragraph (b)(vii) of Clause 21.14 (Financial Indebtedness)), in each case, other than immaterial assets and activities reasonably related or ancillary thereto. "Domestic Obligor" means the Company and each other Obligor that is a Domestic Subsidiary.

ID: 4907-8685-6011 - MSW 11 "Domestic Subsidiary" means any Subsidiary organised under the laws of any jurisdiction within the United States (excluding any possession or territory thereof) other than any Domestic Foreign Holdco Subsidiary. "Effective Date" has the meaning given to such term in the Amendment Agreement. "Electronic Platform" means any internet communication system for the communication, processing and calculations to be made in connection with the issuance and administration of L/Gs the implementation of which shall be agreed between the Company and each Issuing Bank, and which may be replaced from time to time provided that the Company and all Issuing Banks agree to such change, provided, however, that the Parties hereby agree to use a multi- bank internet communication system as described above at any relevant point in time, unless the Electronic Platform is not available, during the term of this Agreement. "Electronic Platform Agreement" means the Agreement entered into between the Company and an Issuing Bank in relation to the use of the Electronic Platform, substantially in the form attached hereto as Schedule 13. "Employee Plan" means an employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 303 of ERISA, or Section 412 of the Code and in respect of which an Obligor or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA. "Environmental Laws" means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments or injunctions, issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, preservation or reclamation of natural resources, the management, release or threatened release of or governing exposure to any Hazardous Material. "Environmental Licence" means any permit, license or other approval required at any time under Environmental Laws. "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership in a person and any warrants, options or other similar rights entitling the holder thereof to, purchase or acquire any of the foregoing provided that "Equity Interests" shall not include Financial Indebtedness that is convertible into Equity Interests. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. "ERISA Event" means: (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to an Employee Plan (other than an event for which any notice period is waived); (b) the failure to satisfy the "minimum funding standard" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived;

ID: 4907-8685-6011 - MSW 12 (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Employee Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Employee Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any written notice relating to an intention to terminate any Employee Plan or Employee Plans or to appoint a trustee to administer any Employee Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Employee Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any written notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any written notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical or endangered status, within the meaning of ERISA. "Event of Default" means any event or circumstance specified as such in Clause 22 (Events of Default). "Excluded Accounts" means (i) Payroll Accounts, (ii) deposit accounts consisting of withheld income, employment or other taxes in such amounts as are required in the reasonable judgment of the Company to be paid to the IRS or other Governmental Authority, (iii) deposit accounts consisting of amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of one or more Obligors or their Subsidiaries and (iv) deposit accounts that hold funds not owned by any Obligor or funds being held in trust or in escrow for the benefit of or on behalf of a Person that is not an Obligor, (v) zero-balance disbursement accounts (that are not collection accounts) and (vi) other deposit accounts with an aggregate amount on deposit therein of not more than $10,000,000 at any one time for all Obligors (provided that the amount on deposit in any individual deposit account for such deposit account to constitute "Excluded Accounts" pursuant to the foregoing de minimis threshold must be less than $2,500,000 at all times). "Excluded Assets" means, collectively: (i) any fee-owned real property and all leasehold interests and similar rights in real property such as occupancy agreements and licenses, (ii) any "intent-to-use" application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing and acceptance of a "Statement of Use" pursuant to Section 1(d) of the Lanham Act or an "Amendment to Allege Use" pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such application or any registration that issues from such intent to use application under applicable federal law, (iii) assets in respect of which pledges and security interests are prohibited by applicable law, rule or regulation or agreements with any governmental authority (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such prohibitions, such assets shall automatically cease to constitute Excluded Assets, (iv) governmental licenses or state or local franchises, charters and authorizations and any other property and assets to the extent that the grant of security interests therein are prohibited or restricted thereby or under applicable laws (including, without limitation, rules and regulations of any governmental authority or agency) or the pledge or creation of a security interest in which would require governmental consent,

ID: 4907-8685-6011 - MSW 13 approval, license or authorization not obtained, other than to the extent such prohibition or limitation is rendered ineffective under the UCC or other applicable law notwithstanding such prohibition and other than proceeds and receivables thereof, the assignment of which is not prohibited under the UCC or other applicable law notwithstanding such prohibition, (v) Equity Interests in any entity other than wholly-owned Subsidiaries to the extent the pledge of which is not permitted by the terms of such entity's organizational or joint venture documents (unless any such restriction (A) would be rendered ineffective pursuant to Sections 9-406, 9-407, 9- 408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law or (B) is implemented for the purpose of causing such Equity Interests to constitute Excluded Assets), (vi) aircraft, railroad rolling stock, motor vehicles and other assets subject to certificates of title; letter of credit rights (except to the extent constituting a supporting obligation for other Collateral as to which perfection of the security interest in such other Collateral may be accomplished by the filing of a UCC financing statement); and commercial tort claims with a value, in the case of commercial tort claims, of less than $35,000,000, (vii) any lease, license or other agreement or any property subject to a purchase money security interest or other arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or any other arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Guarantor) (other than (x) to the extent that any such term has been waived or (y) to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law); provided that, immediately upon the ineffectiveness, lapse or termination of any such term, such assets shall automatically cease to constitute Excluded Assets, (viii) Excluded Accounts, (ix) foreign assets (other than pledges of 65% of the voting Equity Interests and 100% of the non-voting Equity Interests in any First Tier Foreign Subsidiary which is a Material Foreign Subsidiary as contemplated by this Agreement) and assets of any Foreign Subsidiary, (x) Equity Interests in Excluded Subsidiaries and Foreign Subsidiaries (other than pledges of 65% of the voting Equity Interests and 100% of the non- voting Equity Interests in any First Tier Foreign Subsidiary which is a Material Foreign Subsidiary as contemplated by this Agreement), (xi) Margin Stock, (xii) Specified Principal Property, (xiii) Equity Interests in any Subsidiary that owns a Specified Principal Property, (xiv) any asset subject to a Security permitted by paragraphs (b)(v), (b)(vi), (b)(viii), (b)(xx), (b)(xxii) or (b)(xxviii) of Clause 21.3 (Negative Pledge), in each case, for so long as the contract or other agreement or arrangement pursuant to which such Security is granted or created prohibits the creation of any other Security on such property, and (xv) those assets as to which the Agent and the Company reasonably agree that the cost or other consequences of obtaining such a security interest or perfection thereof are likely to be excessive in relation to the benefit to the Lenders of the security to be afforded thereby; provided that, other than any proceeds, products, substitutions or replacements of any Excluded Assets described in clause (xiv) above, "Excluded Assets" shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets). "Excluded Subsidiary" means: (a) any Domestic Foreign Holdco Subsidiary; and (b) any Domestic Subsidiary of the Company, so long as: (i) its acting as a Guarantor under this Agreement would violate any law, rule or regulation applicable to such Domestic Subsidiary or would be prohibited by any contractual restriction or obligation applicable to such Domestic Subsidiary; and

ID: 4907-8685-6011 - MSW 14 (ii) the Agent shall have received a certificate of a Financial Officer of the Company to the effect that, based on advice of outside counsel, such Domestic Subsidiary acting as a Guarantor under this Agreement would cause such a violation or would be so prohibited as described in the foregoing paragraph (i). "Existing Bilateral Agreement" means the existing bilateral guarantee agreement (Rahmenavalkreditvertrag) originally dated 11/26 September 2018 (as amended from time to time) entered into by Coperion GmbH as borrower and DZ Bank AG Deutsche Zentral- Genossenschaftsbank, Frankfurt am Main as lender. "Existing L/G" means any standby, commercial or trade letter of credit (Akkreditive), surety (Bürgschaft) or guarantee (Garantie) excluding any surety or guarantee serving as collateral for any credit obligations (Kreditbesicherungsavale) issued under the Existing Syndicated L/G Facility Agreement and under the Existing Bilateral Agreement at the request of a Borrower or an Affiliate of a Borrower by a Lender as listed in Schedule 16 (List of Existing L/Gs). "Existing Syndicated L/G Facility Agreement" means the EUR 175,000,000 syndicated L/G facility agreement originally dated 8 March 2018 (as amended or amended and restated on 4 September 2019, 10 January 2020, 19 May 2020 and 5 November 2020) originally among, inter alios, Hillenbrand, Inc. as the Company (as defined therein), the borrowers from time to time party thereto and guarantors from time to time party thereto, Commerzbank Aktiengesellschaft as mandated lead arranger and bookrunner, the lenders and issuing banks from time to time party thereto and Commerzbank Finance & Covered Bond S.A. as Agent of the other Finance Parties (each as defined therein) as amended from time to time. "Existing US Facility Agreement" means that certain fourthfifth amended and restated credit agreement, dated as of 8 June 2022on or about 9 July 2025, among the Company, the borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), and the lenders from time to time party thereto (as amended from time to time). "Face Amount" means the principal face amount of an L/G in the Base Currency or, as the case may be, any Optional Currency in which such L/G has been issued, such amount representing the maximum liability of the Issuing Bank under such L/G. "Facility" means the letter of credit facility made available under this Agreement as described in Clause 2.1 (The Facility). "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

ID: 4907-8685-6011 - MSW 15 "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Finance Document" means this Agreement, the Amendment Agreement, the Mandate Letter, the Agency Fee Letter, any Accession Letter, the Collateral Documents, the Pari Passu Intercreditor Agreement, any Increase Confirmation, any Compliance Certificate, any Utilisation Request, any Cash Cover Security Document, and any other document designated as such by the Agent and the Company. "Finance Party" means the Agent, the Security Agent, the Arranger or a Lender. "Financial Indebtedness" means any Indebtedness as defined in Clause 20.1 (Financial Definitions) of this Agreement. "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Company. "Financial Quarter" means each period of three months ending on 31 March, 30 June, 30 September or 31 December. "Financial Year" means the financial year of the Company ending on 30 September as at the date of this Agreement; provided that the Company may change the financial year to end on 31 December with prior notice to the Agent but without consent of Agent or any Lender. "First Tier Foreign Subsidiary" means each Foreign Subsidiary with respect to which any one or more of the Domestic Obligors directly owns more than 50% of such Foreign Subsidiary's issued and outstanding Equity Interests. "Foreign Lender" means (a) if the applicable Borrower is a U.S. Person, a Lender, with respect to such Borrower,any Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. "Foreign Subsidiary" means any Subsidiary which is not a Domestic Subsidiary. "Governmental Authority" means any government of any nation or political subdivision thereof, whether state or local, the Pensions Regulator, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. "Group" means the Company and its Subsidiaries from time to time. "Group Company" means any member of the Group.

ID: 4907-8685-6011 - MSW 16 "Group Structure Chart" means the group structure chart in the agreed form. "Guarantor" means an Original Guarantor or an Additional Guarantor, unless any such entity has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors). "Guidelines" means, together, the guidelines S-02.123 in relation to inter bank transactions of 22 September 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt S-02.130.1 vom April 1999 "Geldmarktpapiere und Buchforderungen inländischer Schuldner"), the circular letter No. 15 (1-015-DVS-2017) of 3 October 2017 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 "Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer sowie der Stempelabgaben" vom 3. Oktober 2017), the circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 "Kundenguthaben" vom 26. Juli 2011), the circular letter No. 46 of 24 July 2019 in relation to syndicated credit facilities (Kreisschreiben Nr. 46 "Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen" vom 24. Juli 2019) and the circular letter No. 47 of 25 July 2019 in relation to bonds (Kreisschreiben Nr. 47 "Obligationen" vom 25. Juli 2019) as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time. "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants and contaminants listed, defined, designated, regulated or classified under applicable Environmental Laws as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil or words of similar meaning or effect, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes. "Hillenbrand Family Group" means the descendants of John A. Hillenbrand in the direct line (direkte Nachkommen) and members of such descendants' families (i.e., spouses and registered partners) and trusts for the benefit of such natural persons. "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary. "Impaired Agent" means the Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) it otherwise rescinds or repudiates a Finance Document; (c) (if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of "Defaulting Lender"; or (d) an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of paragraph (a) above: (i) its failure to pay is caused by:

ID: 4907-8685-6011 - MSW 17 (A) administrative or technical error; or (B) a Disruption Event; and payment is made within five (5) Business Days of its due date; or (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. "Increase Confirmation" means a confirmation substantially in the form set out in Schedule 5 (Form of Increase Confirmation). "Increase Lender" has the meaning given to that term in Clause 2.2 (Increase). "Increase Period" means the period beginning on the date falling six Months after the date of this Agreement and ending on the date falling six Months prior to the Termination Date provided that if only one or more of the Original Lenders participate in an increase, such period shall begin on the date of this Agreement in respect of such increase. "Ineligible Institution" means (a) a natural person, (b) a Defaulting Lender or its Holding Company, (c) the Company, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof. "Insolvency Event" in relation to a Finance Party means that Finance Party: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief (including a moratorium) under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for a moratorium, its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof;

ID: 4907-8685-6011 - MSW 18 (f) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; and/or (g) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (f) above. "Issuing Bank" means each Lender. "ITA" means the United Kingdom Income Tax Act 2007. "Legal Reservations" means: (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of United Kingdom stamp duty may be void and defences of set-off or counterclaim; (c) similar principles, rights and defences under the laws of any relevant jurisdiction; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 24 (Changes to the Obligors). "Lender" means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Lender in accordance with Clause 2.2 (Increase) or Clause 23 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. "Leverage Ratio" has the meaning given to that term in Clause 20.1 (Financial Definitions). "L/G" means a standby, commercial or trade letter of credit (Akkreditive), surety (Bürgschaft) or guarantee (Garantie) but excludes any surety or guarantee serving as collateral for any credit obligations (Kreditbesicherungsavale) which is: (a) in a form agreed by the relevant Issuing Bank; or (b) an Existing L/G, and which in each case satisfies the L/G Approved Criteria and is issued for any of the purposes set out in Clause 3.1 (Purpose). "L/G Approved Criteria" means the following: (a) it is not unlawful or illegal in any jurisdiction for the relevant Issuing Bank to issue the L/G; (b) the principal amount payable under the L/G is specified in that L/G;

ID: 4907-8685-6011 - MSW 19 (c) the currency of the amount payable is specified in the L/G and specified at the time of issuance; (d) the beneficiary as specified in that L/G is reasonably acceptable to the Issuing Bank; (e) pursuant to the terms of the L/G the relevant Issuing Bank deals in documents only and the relevant Issuing Bank is authorised to pay any claim made or purported to be made under that L/G which appears on its face to be in order; (f) the L/G contains a provision stating when the obligation of an Issuing Bank under the L/G shall terminate (e. g. specific expiration date, return of L/G deed, release letter) or may be cancelled or not renewed by an Issuing Bank in accordance with its terms; (g) the L/G specifies its effective date or is stated to be effective on issuance; (h) the L/G is subject to International Standby Practices 1998 (International Chamber of Commerce Publication No. 590, or any subsequent revision thereof) or the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (International Chamber of Commerce Publication No. 600, 2007 revision, or any subsequent revision thereof) or the terms are otherwise satisfactory to the relevant Issuing Bank; (i) the L/G is governed by the laws of Germany or the laws of any other jurisdiction reasonably satisfactory to the relevant Issuing Bank; (j) the terms of the L/G must contain a narrative reference to what has been reported to the Issuing Bank about the underlying transaction but must not contain any confirmation with regard to facts of the underlying contract; (k) the terms of the L/G must contain a purpose clause which shall be described in sufficient detail to cover a Borrower's obligations arising from the underlying transaction; (l) the payment obligation of the Issuing Bank must be worded as an irrevocable obligation to pay a specific maximum amount of money and not for specific performance of the underlying contract; (m) the payment obligation of the Issuing Bank shall be conditional upon presentation of a demand for payment with or, as the case may be, without simultaneous presentation of other documents. The terms of the L/G shall provide that receipt of a formally valid demand for payment has to be made to the Issuing Bank by the expiry date at the latest and confirm that thereafter no further demand shall be honoured; and (n) the issuance of the L/G does not conflict or provide for inconsistency with (x) applicable laws, regulations, rules, directions and rulings, (y) any relevant decisions and rulings of any Governmental Authority and (z) any internal rules or guidelines of the Issuing Bank. "L/G Fee Rate" means 0.80 per cent. per annum applicable from the Effective Date until the date the Compliance Certificate for the Relevant Period ending 30 June 2023 has been delivered and thereafter if: (a) no Event of Default has occurred and is continuing; and (b) the Leverage Ratio in respect of the most recently completed Relevant Period is within a range set out below,

ID: 4907-8685-6011 - MSW 20 then the L/G Fee Rate for each L/G will be the percentage per annum set out below in the column opposite that range: Level Leverage Ratio L/G Fee Rate (in % p.a.) 8 Greater than or equal to 4.0:1 1.90 7 Greater than or equal to 3.5:1 but less than 4.0:1 1.55 6 Greater than or equal to 3.0:1 but less than 3.5:1 1.10 5 Greater than or equal to 2.5:1 but less than 3.0:1 0.95 4 Greater than or equal to 2.0:1 but less than 2.5:1 0.80 3 Greater than or equal to 1.5:1 but less than 2.0:1 0.70 2 Greater than or equal to 1.0:1 but less than 1.5:1 0.65 1 Less than 1.0:1 0.55 However: (i) any increase or decrease in the L/G Fee Rate shall take effect on the date (the "reset date") which is the fifth Business Day following receipt by the Agent of the Compliance Certificate for a Relevant Period pursuant to Clause 19.2 (Compliance Certificate); and (ii) while an Event of Default is continuing or a Compliance Certificate has not been delivered on its due date and remains undelivered, the L/G Fee Rate shall be the highest percentage per annum set out above. "Liquidity Amount" means, as of any date of determination, the lesser of (i) the sum of (a) 100% of the unrestricted and unencumbered cash and cash equivalents maintained by the Company and its Domestic Subsidiaries as of such date, plus (b) 70100% of the unrestricted and unencumbered cash and cash equivalents maintained by the Company and its Subsidiaries in notional pooling structures outside of the United States and by its, plus (c) 90% of the unrestricted and unencumbered cash and cash equivalents maintained by the Foreign Subsidiaries as of such date and (ii) USD 500,000,000; provided however, that amounts calculated under this definition shall exclude any amounts that would not be considered "cash" or "cash equivalents" as recorded on the books of the Company or the applicable Subsidiary. "LMA" means the Loan Market Association. "Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction). "Mandate Letter" means the letter dated 16 May 2022 between the Arranger and the Company. "Margin Stock" has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America. "Material Adverse Effect" means a material adverse effect on: (a) the business, operations or financial condition of the Group taken as a whole; (b) the ability of the Obligors to perform their payment obligations under the Finance Documents; and/or (c) the material rights or remedies of the Agent and the Lenders under the Finance Documents.

ID: 4907-8685-6011 - MSW 21 "Material Domestic Subsidiary" means, as of any date of determination, each Domestic Subsidiary: (a) whose revenues for a Relevant Period constitute five per cent. (5%) or more of the Consolidated Revenues for that Relevant Period; and/or (b) whose total assets at a time constitute five per cent. or more of the Consolidated Total Assets at that time, in each case as of the last day of the immediately preceding Financial Year of the Company for which annual financial statements of the Company are available. Compliance with the conditions set out above shall be determined by reference to the annual audited consolidated financial statements of the Company. "Material Foreign Subsidiary" means a Foreign Subsidiary that is a Material Subsidiary. "Material Indebtedness" means, as of any date, Financial Indebtedness (other than Financial Indebtedness arising under this Agreement), or the net obligations in respect of one or more Swap Agreements, of any one or more of the Company and any other member of the Group in an aggregate principal amount exceeding USD 75,000,000 (or its equivalent in any other currency or currencies) as of such date. For purposes of determining Material Indebtedness, the "principal amount" of the net obligations of the Company or any member of the Group in respect of any Swap Agreement at any time shall be deemed to be the Swap Termination Value thereof as of such date. "Material Subsidiary" means, as of any date of determination, a member of the Group (other than the Company): (a) whose revenues for a Relevant Period constitute five per cent. (5%) or more of the Consolidated Revenues for that Relevant Period; and/or (b) whose total assets at a time constitute five per cent. or more of the Consolidated Total Assets at that time, in each case as of the last day of the immediately preceding Financial Year of the Company for which annual financial statements of the Company are available. Compliance with the conditions set out above shall be determined by reference to the annual audited consolidated financial statements of the Company. A list of the initial Material Subsidiaries is set out in Schedule 14 (List of initial Material Subsidiaries). "Maturity Date" means the last day of the Term of an L/G. "Milacron Pension Scheme" means the existing pension scheme for which Milacron UK Ltd. (a registered company in England with number 04444980) is an employer (for the purposes of sections 38 to 51 of the United Kingdom Pensions Act 2004). "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

ID: 4907-8685-6011 - MSW 22 The above rules will only apply to the last Month of any period. "Monthly" shall be construed accordingly. "Moody's" means Moody's Investors Service, Inc. "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which the Company or any of its ERISA Affiliates is contributing or has any obligation to contribute. "New Lender" has the meaning given to that term in Clause 23 (Changes to the Lenders). "Obligor" means a Borrower or a Guarantor. "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies). "Original Facility Agreement" refers to this Agreement prior to the Effective Date. "Original Financial Statements" means: (a) in relation to the Company, its audited consolidated financial statements for the Financial Year ended 30 September 2021; and (b) in relation to each other Borrower, its audited financial statements for its financial year ended 30 September 2021. "Original Obligor" means an Original Borrower or an Original Guarantor. "Pari Passu Intercreditor Agreement" means an intercreditor agreement, in form and substance reasonably acceptable to the Agent and (if appointed) the Security Agent, to be entered into after a Collateral Springing Event and to be by and among the Agent, (if appointed) the Security Agent, the Administrative Agent, the Company and the other Domestic Obligors and other parties from time to time party thereto. "Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. "Party" means a party to this Agreement. "Payroll Account" means any deposit account of a Domestic Obligor that is used by such Domestic Obligor solely for payroll, payroll taxes and other employee wage benefit payments to or for the benefit of the employees of such Domestic Obligor. "PBGC" means the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. "Pensions Regulator" means the body corporate established under section 1 of the United Kingdom Pensions Act 2004 (or any replacement or successor body from time to time). "Pledge Subsidiary" means (i) each Domestic Subsidiary and (ii) each First Tier Foreign Subsidiary which is a Material Foreign Subsidiary. "Qualifying Lender" has the meaning given to it in Clause 12 (Tax gross-up and indemnities). "Quarter Date" has the meaning given to it in Clause 20.1 (Financial Definitions).

ID: 4907-8685-6011 - MSW 23 "Regulations T, U and X" means, respectively, Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States (or any successor) as now and from time to time in effect from the date of this Agreement. "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Relevant Period" has the meaning given to that term in Clause 20.1 (Financial Definitions). "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. "Repeated Representations" means each of the representations set out in Clause 18 (Representations) other than Clauses 18.7 (Deduction of Tax), 18.10 (No default), 18.12 (No misleading Information), 18.13 (Financial statements), 18.16 (Environmental laws and licences) and 18.17 (Good title to assets). "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Resignation Letter" means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter). "Responsible Officer" means the chief executive officer, president, Financial Officer or any other person designated by any such person in writing to the Agent and reasonably acceptable to the Agent. "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any member of the Group or any payment (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any member of the Group or any option, warrant or other right to acquire such Equity Interests in any member of the Group. "S&P" means Standard & Poor's Rating Services, a Standard & Poor's Financial Services LLC business. "Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (as of the Effective Date, including but not limited to, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Sudan, South-Sudan and Syria). "Sanctioned Person" means, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by, or public announcement of Sanctions designation made by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC), the U.S. Department of State, the United Nations Security Council, the European Union including its member states, His Majesty's Treasury of the United Kingdom or the Swiss Confederation and its State Secretariat for Economic Affairs SECO and/or its Directorate of International Law or any other respective governmental institution and agency of any of the foregoing each as amended, supplemented or substituted from time to time, (b) any person located, organized or

ID: 4907-8685-6011 - MSW 24 resident in a Sanctioned Country or (c) any person owned 50% or more or controlled by any such person or persons described in the foregoing clauses (a) or (b). "Sanctions" means any international economic sanctions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or the U.S. Department of State, (b) the United Nations Security Council, the European Union including its member states or His Majesty's Treasury of the United Kingdom or (c) the Swiss Confederation and administered by its State Secretariat for Economic Affairs SECO and/or Directorate of International Law or any other respective governmental institution and agency of any of the foregoing. "Schenck" means, collectively, Schenck Process Holding North America, Inc., a corporation incorporated under the laws of Delaware, and Baker Perkins Holdings Limited, a private limited company incorporated under the laws of England and Wales. "Schenck Acquisition" means the acquisition of all of the outstanding equity interests of Schenck by Milacron LLC, a Delaware limited liability company ("Milacron"), pursuant to the share purchase agreement, dated as of May 23, 2023 (together with all exhibits, schedules and disclosure letters thereto), by and between Schenck Process Holding GmbH as seller, Milacron as purchaser and Schenck. "SEC" means the United States Securities and Exchange Commission or any successor thereto. "Secured Obligations" means all present and future liabilities and obligations owing or incurred by any member of the Group and by each Obligor to any Secured Party under the Finance Documents (as amended from time to time), both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity. "Secured Parties" means the Security Agent, the Agent or a Lender. "Security Agent" means the security agent appointed by the Finance Parties after the date of a Collateral Springing Event. "Security Agreement" means a pledge and security agreement (including any and all supplements thereto), in form and substance reasonably acceptable to the Lenders, between the Domestic Obligor and the Security Agent, for the benefit of the Security Agent and/or the other Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time. "Security" means a mortgage, land charge, charge, pledge, lien, assignment or transfer for security purposes, retention of title arrangement or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Specified Time" means a time determined in accordance with Schedule 11 (Timetables). "Specified Principal Property" means all "Principal Property" as defined in the indenture, dated as of 9 July 9, 2010, between the Company and U.S. Bank National Association, as trustee, as supplemented by Supplemental Indenture No. 3, dated as of 25 September 25, 2019, among the Company, certain of the Subsidiaries as guarantors and U.S. Bank National Association, as trustee, as further supplemented by Supplemental Indenture No. 4, dated as of 16 June 16, 2020, among the Company, certain of the Subsidiaries as guarantors and U.S. Bank National Association, as trustee and as further supplemented by Supplemental Indenture No. 7, dated as of 3 March 3, 2021, among the Company, certain of the Subsidiaries as guarantors and U.S. Bank National Association, as trustee. As used herein, "Principal Property" is defined in such indentures as of the Effective Date21 June 2023 and without giving effect to any

ID: 4907-8685-6011 - MSW 25 subsequent amendment, supplement or other modification of any such definition or any such indenture. "Spot Rate of Exchange" means the exchange rate between Euro and an alternative currency which is displayed on the European Central Bank Website at https://www.ecb.europa.eu/stats/policy_and_exchange_rates/euro_reference_exchange_rates/ html/index.en.html (or, the rate displayed on the appropriate page of such other information service which publishes the rate from time to time) or, if the respective alternative currency is not listed there, the current selling rate determined in the over-the-counter market (purchase Euro, sale alternative currency). "Subsidiary" means: (a) in relation to any company or corporation incorporated in Germany, another company which is a subsidiary (Tochterunternehmen) of the first one within the meaning of §§271(2), 290 of the German Commercial Code (Handelsgesetzbuch); and (b) in relation to any company incorporated in any other jurisdiction, any entity from time to time of which another person has direct or indirect control and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation beneficially owns a majority of the equity securities or other ownership interests have ordinary voting rights of it (whether directly or indirectly through one or more intermediaries). "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any other member of the Group shall be a Swap Agreement. "Swap Termination Value" means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender). "Swiss Borrower" means a Borrower incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to Art. 9 of the Swiss Federal Withholding Tax Act. "Swiss Federal Withholding Tax" means the Tax levied pursuant to the Swiss Federal Withholding Tax Act. "Swiss Federal Withholding Tax Act" means the Swiss Federal Withholding Tax Act (Bundesgesetz über die Verrechnungssteuer vom 13 Oktober 1965); together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time. "Swiss Non-Bank Rules" means the Swiss Ten Non-Qualifying Bank Creditor Rule and the Swiss Twenty Non-Qualifying Bank Creditor Rule.

ID: 4907-8685-6011 - MSW 26 "Swiss Qualifying Bank" means a person or entity (including any commercial bank or financial institution (irrespective of its jurisdiction of organisation)) acting on its own account which has a banking licence in force and effect issued in accordance with the banking laws in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, and which, in both cases, effectively exercises as its main purpose a true banking activity, having bank personnel, premises, communication devices of its own and authority of decision making all in accordance and as defined in the Guidelines or in the legislation and explanatory notes addressing the same issues which are in force at such time. "Swiss Ten Non-Qualifying Bank Creditor Rule" means the rule that the aggregate number of creditors (or deemed creditors) under this Agreement which are not Swiss Qualifying Banks must not exceed 10 (ten), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues which are in force at such time. "Swiss Twenty Non-Qualifying Bank Creditor Rule" means the rule that the aggregate number of creditors (or deemed creditors) (including the Lenders), other than Swiss Qualifying Banks, of a Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (within the meaning of the Guidelines), such as loans, facilities and/or private placements (including under the Finance Documents) must not at any time exceed 20 (twenty), all in accordance with the meaning of the Guidelines or legislation or explanatory notes addressing the same issues which are in force at such time. "Tax or Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by or paid to any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. "Term" means such period determined under this Agreement for which the Issuing Bank is under a liability under an L/G. "Term A-2 Loans" means the term loans made by certain lenders under the Existing US Facility Agreement to the Company pursuant to Section 2.01(c) of the Existing US Facility Agreement. "Termination Date" means the earlier of (i) date falling five (5) years following the date of this Agreement and (ii) the date of the termination of the Existing US Facility Agreement (as such agreement may be from time to time extended or refinanced). "Total Commitments" means the aggregate of the Commitments, being EUR 325,000,000 at the date of this Agreement. "Transfer Certificate" means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company. "Transfer Date" means, in relation to an assignment and transfer by way of assumption of contract (Vertragsübernahme) pursuant to Clause 23.5 (Procedure for assignment and transfer by way of assumption of contract (Vertragsübernahme)), the later of: (a) the proposed Transfer Date specified in the Transfer Certificate; and (b) the date on which the Agent executes the Transfer Certificate. "Transformation Engagement" means the current engagement by the Company of a leading management consulting firm for consulting services, which engagement ends in

ID: 4907-8685-6011 - MSW 27 September 2025 (without giving effect to any extension of such engagement or any subsequent engagement by the Company of such management consulting firm after September 2025). "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York, or in any other State (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York), if the laws of such other State are required to be applied in connection with the issue of perfection or priority of security interests. "Unpaid Sum" means any sum due and payable by an Obligor but unpaid by an Obligor under the Finance Documents. "U.S." and "United States" means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America. "U.S. Borrower" means a Borrower whose jurisdiction of incorporation is a state of the United States or the District of Columbia. "U.S. GAAP" means the generally accepted accounting principles in the United States of America as recognised by the Financial Accounting Standards Board or other body or authority that succeeds the Financial Accounting Standards Board in determining the generally accepted accounting principles in the United States from time to time. "U.S. Person" means a "United States person" within the meaning of Section 7701(a)(30) of the Code. "U.S. Tax Obligor" means: (a) a Borrower which is resident for tax purposes in the U.S.; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the U.S. for US federal income tax purposes. "Utilisation" means the issuance of an L/G. "Utilisation Date" means the date on which a Utilisation is to be made, being the date on which the relevant L/G is to be issued. "Utilisation Request" means (i) a notice automatically generated by the Electronic Platform and sent to the respective Issuing Bank or (ii) in case the Electronic Platform is not available for such purpose, a notice substantially in the form set out in Schedule 3 (Utilisation Request). "VAT" means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere. "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

ID: 4907-8685-6011 - MSW 28 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the "Agent", the "Arranger", any "Finance Party", any "Issuing Bank", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees; (ii) "assets" includes present and future properties, revenues and rights of every description; (iii) "director" includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand); (iv) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (v) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vi) a Lender's "participation" in relation to an L/G, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that L/G; (vii) a "person" includes any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity; (viii) a person acting "reasonably" means the exercise of discretion in a reasonable manner (nach billigem Ermessen) as set out in section 315 of the German Civil Code (Bürgerliches Gesetzbuch). (ix) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any Governmental Authority; (x) a provision of law is a reference to that provision as amended or re-enacted; (xi) a time of day is a reference to Luxembourg time; and (xii) a reference to the date of this Agreement refers to 21 June 2022. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) A Default (including an Event of Default) is "continuing" if it has not been remedied or waived.

ID: 4907-8685-6011 - MSW 29 (e) A Borrower "repaying" or "prepaying" an L/G means: (i) the Borrower providing Cash Cover for that L/G; (ii) the Company receiving an L/G Reduction Notice as further specified in Clause 5.5 (Reversal and Reduction of L/Gs); or (iii) the implementation of any other arrangement, including the delivery of a Counter Guarantee, satisfactory to the relevant Issuing Bank, and the amount by which an L/G is repaid or prepaid under paragraphs 1.2(e)(i) to (iii) above is the amount of the relevant Cash Cover or reduction or Counter Guarantee (in the case Cash Cover is provided for an L/G denominated in an Optional Currency, converted into the currency in which that L/G is denominated at the Spot Rate of Exchange on the date on which Cash Cover is provided). (f) An L/G is "outstanding" until (i) the original of the L/G certificate (Avalurkunde) has been received by the Lender which has issued the relevant L/G, (ii) the relevant LG has expired pursuant to its terms, (iii) the Lender which has issued the L/G has been unconditionally released from liability and notified about such release, (iv) the relevant Borrower and the Lender which has issued the relevant L/G have confirmed, e.g. by way of e-mail exchange, that the respective L/G is no longer outstanding, or (v) the relevant Issuing Bank is otherwise satisfied (acting reasonably) that its obligations under the L/G have expired. (g) The Electronic Platform "is not available" means that: (i) the Company has informed the relevant Issuing Bank(s) that the Electronic Platform will not be operational or accessible (because of, but not limited to, any technical error, defects of any kind or an operating error due to which it is technically impossible to transfer the Utilisation Request in the form of electronic transfer) for a continuing period of more than twenty-four (24) hours until the Company confirms to the relevant Issuing Bank(s) and the Agent that the Electronic Platform is duly operating again; (ii) the Company has informed the Agent and the Issuing Banks with thirty (30) Business Days prior written notice of its decision to discontinue the use of the Electronic Platform until the date another Electronic Platform commences operation (and the Company will notify the Issuing Banks) thirty (30) Business Days in advance of such date); and (iii) in relation to the relevant Issuing Bank only, such Issuing Bank has terminated the Electronic Platform Agreement. If the Electronic Platform cannot provide one of the services as assigned to under this Agreement it shall be treated as "not available" on in regard to any such (unavailable) service. 1.3 Currency symbols and definitions "€", "EUR" and "euro" denote the single currency of the Participating Member States, "£", "GBP" and "sterling" denote the lawful currency of the United Kingdom, "$", "USD" and "dollars" denote the lawful currency of the United States of America, "CHF" denotes the lawful currency of Switzerland, "SEK" denotes the lawful currency of Sweden, "SGD" denotes the lawful currency of Singapore, "CNY" denotes the lawful currency of the People's Republic of

ID: 4907-8685-6011 - MSW 30 China, "INR" denotes the lawful currency of India, "SAR" denotes the lawful currency of Saudi Arabia and "YENJPY" denotes the lawful currency of Japan. 1.4 Language This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail. 1.5 Pro Forma Calculations Except as otherwise provided herein, all pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence, assumption or repayment of Financial Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence, assumption or repayment of Financial Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive Financial Quarters ending with the most recent Financial Quarter for which financial statements shall have been delivered pursuant to Clause 19.1 (Financial statements) (or, prior to the delivery of any such financial statements, ending with the last Financial Quarter included in the Original Financial Statements of the Company), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings unless permitted by Article 11 of Regulation S-X of the U.S. Securities Act of 1933 (as in effect prior to 1 January 2021)) and any related incurrence or reduction of Financial Indebtedness, all in accordance with that Article. If any Financial Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Financial Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement pertaining to interest rates applicable to such Financial Indebtedness). 1.6 Divisions For all purposes under the Finance Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any person becomes the asset, right, obligation or liability of a different person, then it shall be deemed to have been transferred from the original person to the subsequent person, and (b) if any new person comes into existence, such new person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time. 1.7 Certain Calculations No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Clause 20 (Financial covenants) and 21 (General undertakings) under this Agreement being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter of the Company immediately preceding the fiscal quarter of the Company in which the applicable transaction or occurrence requiring a determination occurs.

ID: 4907-8685-6011 - MSW 31 2. THE FACILITY 2.1 The Facility Subject to the terms of this Agreement, the Issuing Banks make available to the Borrowers a multicurrency letter of credit facility in an aggregate amount equal to the Total Commitments provided that the aggregate Base Currency Amount of all outstanding L/Gs issued by the Issuing Banks on behalf of (or at the request of) the Company may not exceed EUR 25,000,000 at any time. 2.2 Increase (a) The Company may by giving at least three Business Days' prior notice to the Agent by no later than the date falling twenty (20) Business Days after the effective date of a cancellation of: (i) the Available Commitments of a Defaulting Lender in accordance with paragraph (d) of Clause 9.6 (Right of replacement or repayment and cancellation in relation to a single Lender); or (ii) the Commitments of a Lender in accordance with: (A) Clause 9.1 (Illegality); or (B) paragraph (a) of Clause 9.6 (Right of replacement or repayment and cancellation in relation to a single Lender), request that the Commitments be increased (and the Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments so cancelled. (b) Subject to Clause 2.3 (Allocation of Additional Commitments) below, the Company may by giving at least three (3) Business Days' prior notice to the Agent request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount in the Base Currency of at least EUR 5,000,000 provided that: (i) the total Base Currency Amount of all such increases of Commitments made pursuant to this paragraph (b) must not exceed EUR 100,000,000 and the Total Commitments after any such increase must not exceed EUR 325,000,000425,000,000; (ii) the respective increase must become effective during the Increase Period; and (iii) during the term of this Agreement the Company may not increase the Commitments more than four times pursuant to this paragraph (b). (c) The implementation of any increase pursuant to paragraph (a) or (b) above shall be subject to the following provisions and the implementation of any increase pursuant to paragraph (b) above shall in addition be subject to Clause 2.3 (Allocation of Additional Commitments): (i) subject to Clause 2.3 (Allocation of Additional Commitments), the increased Commitments will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an "Increase Lender") selected by the Company (each of which shall not be a member of the Group) and each of which confirms in writing (whether in the relevant

ID: 4907-8685-6011 - MSW 32 Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender; (ii) each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender; (iii) each Increase Lender shall become a Party as a "Lender" and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender; (iv) the Commitments of the other Lenders shall continue in full force and effect; and (v) any increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (d) below are satisfied. (d) An increase in the Commitments will only be effective on: (i) the execution by the Agent and the Company of an Increase Confirmation from the relevant Increase Lender; and (ii) in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the Agent being satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Company and the Increase Lender upon being so satisfied. (e) Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective. (f) The Company shall, promptly on demand, pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2. (g) The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee provided that in respect of any increase made pursuant to paragraph (b) of this Clause 2.2 the following shall apply: (i) no Increase Lender shall be given preferential treatment in respect of the amount of fees paid to it in respect of such increase so that a higher fee may only be paid if an Increase Lender is participating with a higher amount in the respective increase. Increase Lenders participating with equal amounts must be paid an equal amount of fees; and

ID: 4907-8685-6011 - MSW 33 (ii) the Company must offer to pay the participation fee in the Additional Commitment Request and any Additional Commitment Request served within the first six Months after the date of this Agreement shall offer at least the same level of participation fee as applicable on the signing date of this Agreement. (h) Clause 23.4 (Limitation of responsibility of Existing Lender) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to: (i) an "Existing Lender" were references to all the Lenders immediately prior to the relevant increase; (ii) the "New Lender" were references to that "Increase Lender"; and (iii) a "re-transfer" and "re-assignment" were references to respectively a "transfer" and "assignment". 2.3 Allocation of Additional Commitments (a) Subject to paragraph (b) of Clause 2.2 (Increase) above the Company may, at any time during the Increase Period, request the increase of the Total Commitments by a total amount of EUR 100,000,000 (the amount requested being the "Requested Additional Commitment Amount" and the increased part of the Total Commitments being the "Additional Commitments") by delivery to the Agent of a duly completed Additional Commitment Request setting out the total Additional Commitments and any fee the Company is offering to pay in respect thereto and asking each Lender whether it is willing to participate in the Additional Commitments on a pro rata basis (based on the proportion borne by its Commitments to the Total Commitments at the time of the request) (the "Pro Rata Portion"); provided that with regard to any increase up to an amount of EUR 25,000,000 in aggregate over the lifetime of this Agreement (any such increase, a "Non-Pro Rata Increase"), the increased Commitments may also be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (any such Lender or other entity shall be deemed to be an "Increase Lender") selected by the Company (each of which shall not be a member of the Group) which has confirmed in writing its willingness to participate in the Additional Commitments with respect to the Non-Pro Rata Increase; and provided further that the provisions set out in Clause 2.2 (Increase) paragraphs (c)(iii) and (iv) and (d) to (h) shall apply to such Non-Pro Rata Increase mutatis mutandis. The Agent shall notify each Lender without undue delay after receipt of an Additional Commitment Request of the terms of that Additional Commitment Request by forwarding a copy of that Additional Commitment Request to each Lender. If the Additional Commitments are offered only to the Lenders, the Agent shall also notify each Lender of its potential Pro Rata Portion. (b) Within fifteen (15) Business Days of receipt of a copy of such Additional Commitment Request from the Agent (the "First Response Period"), each Lender shall notify the Agent and the Company whether it is prepared to participate in the Additional Commitments in its Pro Rata Portion. Any Lender which has not responded to the Agent within such period shall be deemed to have declined to participate in such Additional Commitment. (c) If the aggregate of the amounts (the "Committed Amount") notified by the Lenders prepared to participate in the Additional Commitment (each a "Participating Lender") to the Agent in accordance with, and within the period set out in paragraph (b) above is equal to the Requested Additional Commitment Amount, the Agent shall allocate the participations in the Additional Commitments to each Participating Lender based on

ID: 4907-8685-6011 - MSW 34 the Pro Rata Portion of each Lender. If the Committed Amount is less than the Requested Additional Commitment Amount due to not all Lenders being Participating Lenders or a Participating Lender only willing to commit less than its Pro Rata Portion the Agent shall allocate the Additional Commitments to each Participating Lender based on the amounts notified by them (provided that no allocation shall be made in excess of a Pro Rata Portion of a Participating Lender) and shall then proceed as set out in paragraph (d) below. The Agent shall notify each Participating Lender and the Company of the allocation within five (5) Business Days after the expiry of the First Response Period. Each Participating Lender shall confirm in writing within five (5) Business Days after that notice being given by the Agent its willingness to assume the respective Additional Commitments by executing a respective Increase Confirmation as further specified in paragraph (c) of Clause 2.2 (Increase). (d) If the Agent determines that the Committed Amount is less than the Requested Additional Commitment Amount, it shall notify the Company and each Participating Lender without undue delay thereof and of the balance of the Requested Additional Commitment Amount and the Committed Amount (the "Additional Commitment Shortfall"). (e) Each Participating Lender may then within five Business Days of such notification notify the Agent and the Company whether or not it is willing to increase its participation in the Additional Commitments (and if so by which amount). Any Participating Lender which has not responded to the Agent within such period shall be deemed to have declined to further increase its participation in the Additional Commitments. If the Agent then determines that the further increase in the Additional Commitments offered by the relevant Participating Lenders is equal to or less than the Additional Commitment Shortfall, it shall allocate further participations in the Requested Additional Commitments to each Participating Lender on the basis of the additional amounts offered by the respective Participating Lender. If the Agent determines that the aggregate amount of the further increase in the Additional Commitments offered by the relevant Participating Lenders is higher than the Additional Commitment Shortfall, it shall allocate the further participations pro rata based on the total amount of all Additional Commitments offered by Participating Lenders pursuant to this paragraph (e) and the share of each Participating Lender in such total amount. Sentences 3 and 4 of paragraph (c) above shall then apply mutatis mutandis. (f) If the Agent then determines that the aggregate amount of the Participating Lenders' Committed Amount is less than the Requested Additional Commitment Amount, it shall notify the Company without undue delay of such occurrence and of the final Additional Commitment Shortfall. The Company may then within twenty (20) Business Days of such notice select any other bank, financial institution, trusts, funds or other entities (each of which shall not be a member of the Group) to participate in the respective Additional Commitments provided that the aggregate amount of such participations shall not exceed the amount of the final Additional Commitment Shortfall and further provided that such potential lender confirms in writing within such twenty (20) Business Days its willingness to assume the respective Additional Commitments as further specified in paragraph (c) of Clause 2.2 (Increase) by executing the respective Increase Confirmation. (g) No Lender shall be obliged to participate in any Additional Commitment or increase its participation in the Additional Commitment it was prepared to assume unless it has otherwise agreed in accordance with paragraphs (c), (d) or (e) (as the case may be) above.

ID: 4907-8685-6011 - MSW 35 2.4 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several and do not constitute a joint obligation (Ausschluss der gesamtschuldnerischen Haftung). Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and do not constitute a joint creditorship (Ausschluss der Gesamtgläubigerschaft) and any debt arising under the Finance Documents to a Finance Party from an Obligor shall, except as otherwise set out in this Agreement or any other Finance Document, be a separate and independent debt (Ausschluss der gesamtschuldnerischen Haftung). (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 3. PURPOSE 3.1 Purpose Each Borrower shall use any L/G to collateralise obligations of, or claims against, any Borrower (or, subject to Clause 5.8 (Affiliate of a Borrower), any Affiliate Borrower) in each case arising in connection with the operational business requirements of any Borrower (or, subject to Clause 5.8 (Affiliate of a Borrower), any Affiliate Borrower) in relation to the issuance of: (a) tender guarantees (Bietungsavale); (b) advance payment guarantees (Anzahlungsavale); (c) performance guarantees (Vertragserfüllungsavale); (d) rental guarantees (Mietavale); (e) customs guarantees (Zollavale); (f) warranty guarantees (Gewährleistungsavale); or (g) payment guarantees for suppliers (Lieferantenavale). 3.2 Monitoring No Finance Party is bound to monitor or verify the use of an L/G granted pursuant to this Agreement. 4. CONDITIONS OF UTILISATION 4.1 Initial conditions precedent No Borrower may deliver a Utilisation Request to an Issuing Bank unless the Agent has received all of the documents and other evidence listed in Part 1 (Conditions Precedent to Initial Utilisation) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

ID: 4907-8685-6011 - MSW 36 4.2 Further conditions precedent An Issuing Bank will only be obliged to comply with Clause 5.3 (Issue of L/Gs) if on the date of the Utilisation Request and on the proposed Utilisation Date: (a) no Default is continuing or would result from the issue of the L/G; (b) the Repeated Representations made by each Obligor are true in all material respects; and (c) no Change of Control has occurred. 4.3 Conditions relating to Optional Currencies A currency will constitute an Optional Currency in relation to an L/G if it is: (a) USD, GBP or CHF; or (b) SEK, SGD, CNY, INR, SAR or YENJPY; or (c) any other currency agreed with the relevant Issuing Bank(s) as at or prior to receipt by it of the relevant Utilisation Request for that L/G; provided that in the case of paragraphs (b) and (c) above, the aggregate Base Currency Amount of all L/Gs denominated in any such currencies shall not exceed EUR 20,000,000 at any time. Each Issuing Bank will only be obliged to issue an L/G in an Optional Currency if this Optional Currency (other than in the case of paragraphs (a) and (b) above) is approved between the relevant Issuing Bank and the relevant Borrower. 5. UTILISATION 5.1 General (a) Each Borrower may, subject to the provisions of this Clause 5 (Utilisation) and Clause 7 (L/Gs) utilise the Facility by delivering to the relevant Issuing Bank a duly completed Utilisation Request by entering the required data into the Electronic Platform. (b) If the Electronic Platform is not available for such purpose, the relevant Borrower may deliver the respective duly completed Utilisation Request to the relevant Issuing Bank not later than the Specified Time provided that any Utilisation Request not received via the Electronic Platform must be pre-advised to the relevant Issuing Bank by telephone by the relevant Borrower. (c) If the Utilisation Request has been delivered in accordance with paragraph (b) the Company shall enter the information from that Utilisation Request into the Electronic Platform once the Electronic Platform currently in use (or another Electronic Platform) is available again. (d) As soon as reasonably practicable following the date of this Agreement and all Existing L/Gs having been rolled as L/Gs into this Agreement, the Company shall endeavour to request Utilisations on a pro rata basis to ensure that the Commitment of each Lender is utilised pro-rata to its participation in the Total Commitments.

ID: 4907-8685-6011 - MSW 37 5.2 Completion of a Utilisation Request (a) Subject to Clause 5.8 (Affiliate of a Borrower) and paragraph (f) below, each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) it identifies the relevant Borrower and the type of L/G; (ii) it identifies the relevant Issuing Bank(s) and whether it is to be issued by one or several Issuing Banks (and in the latter case in which portions); (iii) it identifies the proposed Utilisation Date which is a Business Day falling within the Availability Period; (iv) it identifies the amount and currency of the requested L/G; (v) the L/G is denominated in the Base Currency or an Optional Currency; (vi) the amount of the L/G requested is an amount whose Base Currency Amount is not more than the Available Facility and the Available Commitment of the Issuing Bank(s); (vii) a form of the relevant requested L/G as outlined in Clause 3.1 (Purpose) is (x) attached, (y) agreed with the relevant Issuing Bank and (z) satisfies the L/G Approved Criteria; (viii) the obligor of the obligations secured by the L/G is the respective Borrower, the beneficiary of the L/G is identified and the underlying contract is specified; (ix) it specifies the expiry date specified in the relevant L/G or, as the case may be, the expiry date of the Commercial Lifetime of the relevant L/G; and (x) the delivery instructions for the L/G are specified. (b) The Issuing Bank shall in no event be held responsible for a non - or a delayed processing of any Utilisation Request (irrespective of whether made through the Electronic Platform or otherwise) unless such delayed processing is caused by gross negligence or wilful misconduct on the part of the Issuing Bank. As the Issuing Bank will not, in the event of a Utilisation Request or other information submitted by telefax, letter or email, be in a position to verify whether any document received as a Utilisation Request has been duly authorised and sent by the relevant Borrower, the Company and each Borrower agrees that the Issuing Bank shall be entitled to execute all Utilisation Requests hereunder received by telefax, letter or email or with respect to which further information was delivered by telefax, letter or email if on their face such telefaxes, letters or emails appear to be duly authorised and executed by persons acting on behalf of the Company and/or the relevant Borrower who have been identified as authorised signatories in accordance with the Electronic Platform Agreement or in the certificate referred to under number 1 (g) of Part 1 or number 7 of Part 2 (Conditions Precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent). The Issuing Banks shall not be held liable for the execution of any forged Utilisation Request received by telefax, letter or email except where the forgery is evident (offensichtlich) or the respective Issuing Bank acted with gross negligence or wilful misconduct. The Issuing Banks shall not be held responsible for any loss or damage caused by any documents being lost, duplicated, ended up in wrong hands or distorted when transmitted electronically or in any other form. In the event of any loss or damage arising to an Issuing Bank by reason of a technical malfunctioning or

ID: 4907-8685-6011 - MSW 38 miscalculation or any technical error of the Electronic Platform and the Company has directly caused by gross negligence or wilful misconduct such malfunction, miscalculation or error, the Company shall indemnify that Issuing Bank in this respect. (c) Provided the requirements set out in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) are satisfied, each Existing L/G shall be treated as an L/G issued under this Agreement. (d) Only one L/G may be requested in each Utilisation Request. (e) The maximum aggregate Base Currency Amount of all outstanding standby, commercial or trade letters of credit shall at no time exceed EUR 50,000,000. (f) A Utilisation Request may only be revoked by the relevant Borrower by giving notice to the relevant Issuing Bank which has to be received by that Issuing Bank at a time that Issuing Bank will, with reasonable efforts, still be in a position to stop the process that the relevant L/G is delivered to the relevant beneficiary or any other party as instructed by the relevant Borrower. 5.3 Issue of L/Gs (a) An L/G can be issued by one Issuing Bank or jointly by two or more Issuing Banks provided that there shall be no joint liability (Gesamtschuldnerschaft) between the relevant Issuing Banks and each Issuing Bank shall only be liable for payment of a certain portion of the Face Amount of the relevant L/G which portion must be set out in the L/G and comply with the requirements set out in paragraph (b) of Clause 5.4 (Extension of L/Gs) below. (b) A proposed Issuing Bank is not obliged to issue (and shall not issue) any L/G if it notifies the relevant Borrower that it will not be able to issue the L/G on the basis of any of the following grounds: (i) a Lender's share in the outstanding L/Gs (including, for the avoidance of doubt and without limitation, any L/G in respect of which Cash Cover has been provided) would exceed its Commitment; (ii) the Base Currency Amount (calculated as at the date of the Utilisation Request) of all outstanding L/Gs constituting standby, commercial or trade letters of credit (including, for the avoidance of doubt and without limitation, any L/Gs of that type in respect of which Cash Cover has been provided) would exceed EUR 50,000,000; (iii) the Base Currency Amount (calculated as at the date of the Utilisation Request) of all outstanding L/Gs (including, for the avoidance of doubt and without limitation, any L/G in respect of which Cash Cover has been provided) would exceed the Total Commitments; (iv) the requirements of Clause 5.2 (Completion of a Utilisation Request) are not satisfied; or (v) the L/G Approved Criteria are not satisfied and the relevant Issuing Bank is not willing to dispense with these requirements. For the avoidance of doubt, any letter of credit or similar instrument issued by an Issuing Bank in excess of the amounts described above will be issued on a bilateral basis and not be subject to (nor benefit from) the provisions of this Agreement.

ID: 4907-8685-6011 - MSW 39 (c) Subject to the terms of this Agreement being met: (i) the relevant Issuing Bank must issue the L/G on the Utilisation Date; or (ii) with respect to the Existing L/Gs, on and from the date the requirements set out in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) are satisfied, each Existing L/G will be treated as an L/G issued under this Agreement. (d) The relevant Issuing Bank shall use the Electronic Platform, if the Electronic Platform is available, also for any amendment, reduction or cancellation of any L/G issued under the Electronic Platform as well as any payment requests and claims. (e) For the avoidance of doubt, each relevant Issuing Bank is itself responsible for checking whether any currency requested has been approved by it and whether all other requirements for a Utilisation are satisfied. 5.4 Extension of L/Gs (a) A Borrower may by giving a Utilisation Request request that an L/G issued on its behalf which would otherwise expire is extended by delivery to the relevant Issuing Bank of a notice specifying the new proposed Maturity Date in accordance with the terms of that L/G and, in any event, by no later than four Business Days before the Maturity Date of that L/G. (b) An Issuing Bank shall only be obliged to comply with such a Utilisation Request if on the date of the Utilisation Request and on the proposed extension date no Event of Default is continuing or would result from such extension and no Change of Control has occurred. (c) An Issuing Bank is not obliged to (and shall not) extend any L/G if as a result of such extension: (i) a Lender's share in the outstanding L/Gs (including, for the avoidance of doubt and without limitation, any L/G in respect of which Cash Cover has been provided) would exceed its Commitment; (ii) the Base Currency Amount (calculated as at the date of the Utilisation Request) of all outstanding standby, commercial or trade letters of credit (including, for the avoidance of doubt and without limitation, any L/G in respect of which Cash Cover has been provided) would exceed EUR 50,000,000; or (iii) the Base Currency Amount (calculated as at the date of the Utilisation Request) of all outstanding L/Gs (including, for the avoidance of doubt and without limitation, any L/G in respect of which Cash Cover has been provided) would exceed the Total Commitments. (d) The terms of each extended L/G will remain the same as before the extension, except that: (i) its amount may be reduced; and (ii) its Maturity Date will be the date specified in the Utilisation Request. (e) Subject to the terms of this Agreement being met, the relevant Issuing Bank must extend the L/G in the manner requested.

ID: 4907-8685-6011 - MSW 40 5.5 Reversal and reduction of L/Gs (a) An Issuing Bank shall (if the Electronic Platform is available) enter into the Electronic Platform and otherwise give written notice to the Company (in each case an "L/G Reduction Notice") of any reduction pursuant to any event set out in paragraph (b) of this Clause 5.5 (Reversal and reduction of L/Gs) of the maximum amount payable under any L/G issued by it promptly upon the occurrence of such reduction. (b) For the purposes of paragraph (a) above, a reduction of the maximum amount payable under any L/G occurs if an Issuing Bank is satisfied that: (i) in relation to an L/G issued by that Issuing Bank which under its terms expires without any doubt if no demand for payment has been received by that Issuing Bank on or before a specified expiry date, no demand in respect of that L/G has been received by that Issuing Bank on or before such date; or (ii) in relation to an L/G issued by that Issuing Bank whose terms do not provide for an expiry without any doubt on a specific expiry date if no demand for payment has been received by that Issuing Bank on or before that date (or, in the case of a release of an L/G, on or before the expiry date specified therein): (A) the original of the L/G (including all amendments (if any)) has been returned to that Issuing Bank by the beneficiary or the relevant Borrower; or (B) the L/G has been released in writing by the beneficiary; or (iii) in relation to an L/G whose terms provide for a reduction of its Face Amount, the conditions of such reduction under the terms of the L/G are without any doubt satisfied; or (iv) the beneficiary has unconditionally certified to the Issuing Bank the reduction of the Face Amount of the L/G in writing; or (v) after having effected (full or partial) payment pursuant to a demand to the extent it has been reimbursed by the relevant Borrower or on its behalf in the amount required by the terms of this Agreement; or (vi) for the avoidance of doubt, such Issuing Bank is otherwise satisfied that it has no further liability under the relevant L/G. 5.6 Handling of Utilisation Requests, issuance of L/Gs (a) Promptly following receipt of the relevant Utilisation Request the relevant Issuing Bank shall determine whether, in respect of such Utilisation Request and the requested L/G, it complies with: (i) the terms of sub-paragraphs (a) and (e) of Clause 5.2 (Completion of a Utilisation Request) (ii) the terms of paragraph (b) of Clause 5.4 (Extension of L/Gs); and (iii) the L/G Approved Criteria and all other requirements set out in this Clause 5 (the "L/G Requirements").

ID: 4907-8685-6011 - MSW 41 (b) Following determination in accordance with paragraph (a), the relevant Issuing Bank shall confirm through the Electronic Platform (or, if the Electronic Platform is not available, inform the Company accordingly) whether: (i) the L/G Requirements are fulfilled (and, if the L/G is denominated in an Optional Currency, the Electronic Platform will automatically (and if the Electronic Platform is not available, the Issuing Bank shall) calculate the Base Currency Amount with respect thereto); or (ii) it will not be able to issue the requested L/G at all because all or some of the L/G Requirements are not fulfilled and, if so, which one(s). (c) In the event of notification by the relevant Issuing Bank that it will not issue the requested L/G the relevant Borrower and the Borrower shall: (i) agree with the relevant Issuing Bank such amendment of the requested L/G as is necessary and possible to enable the Issuing Bank to issue the relevant L/G; and (ii) if no agreement can be reached between the relevant Issuing Bank and the Borrower (in particular if the L/G Requirements are not complied with): (A) the Issuing Bank shall not issue the requested L/G; and (B) the Borrower shall promptly withdraw the relevant Utilisation Request. (d) The relevant Issuing Bank shall promptly enter into the Electronic Platform (or, if the Electronic Platform is not available, inform the Company of) all changes in respect of a requested L/G agreed with the relevant Borrower pursuant to paragraph (c) above. (e) If the Electronic Platform is not available, the Company shall enter into the Electronic Platform the confirmation of the relevant Issuing Bank in accordance with paragraph (c) and all changes in respect of a requested L/G in accordance with paragraph (d), as applicable, once the Electronic Platform currently in use (or another Electronic Platform) is available again. 5.7 Reports (a) The Company will use its best efforts to generate under the Electronic Platform a report providing for the following figures within 10 Business Days after the end of each calendar quarter (the "Reports") and to deliver such Reports to the Agent for distribution to the Issuing Banks: (i) the Base Currency Amount of all outstanding L/Gs as determined for such day; (ii) the aggregate Base Currency Amount of all outstanding L/Gs issued on behalf of the Company; (iii) the aggregate Base Currency Amount of all outstanding L/Gs issued in an Optional Currency not being either USD, GBP or CHF; and (iv) all relevant information (including the name of the beneficiary of the L/G, the type of L/G, the L/G amount, the date of issuance or prolongation and the initially fixed maturity date or Commercial Lifetime (and if applicable, any prolongation thereof) of such L/G) with respect to any L/G outstanding. (b) The Agent, the Lenders and the Issuing Banks may download copies of the Reports. In the event that the Agent and/or any Issuing Bank discovers an error in the Reports, such

ID: 4907-8685-6011 - MSW 42 Party shall notify the Company and the relevant other Parties accordingly. Upon receipt of such notice, the relevant Parties shall seek mutual agreement on the relevant corrections and any entries in the Electronic Platform shall be made or, as the case may be, corrected by the Company and/or the relevant Issuing Bank accordingly. In the case that any such correction has an impact on the amount of any fees payable or paid under this Agreement, the relevant Issuing Bank shall notify the Company of any such difference which shall be taken into account by the Issuing Bank in the next notification to the Company and payment to the Lenders pursuant to Clause 11.1 (Commitment fee) or Clause 11.2 (L/G fee). (c) If the Electronic Platform is not available, each Issuing Bank shall upon request by the Agent provide the following figures to the Agent for distribution to the other Issuing Banks and the Company: (i) the Base Currency Amount of all its outstanding L/Gs as determined for such day; (ii) the aggregate Base Currency Amount of all its outstanding L/Gs issued on behalf of the Company; (iii) the aggregate Base Currency Amount of all its outstanding L/Gs issued in an Optional Currency not being either USD, GBP or CHF; and (iv) all relevant information (including the name of the beneficiary of the L/G, the type of L/G, the L/G amount, the date of issuance or prolongation and the initially fixed maturity date or Commercial Lifetime (and if applicable, any prolongation thereof) of such L/G) with respect to any of its L/G outstanding. Paragraph (b) shall apply mutatis mutandis. 5.8 Affiliate of a Borrower (a) Subject to the terms of this Agreement, an Affiliate of a Borrower may with the approval of the relevant Issuing Bank become a borrower (any such Affiliate, an "Affiliate Borrower") with respect to an L/G. An Affiliate of a Borrower which is a party to an Existing L/G will become a borrower if the relevant Existing L/Gs have been rolled as L/Gs into this Agreement. (b) The Company shall specify any relevant Affiliate Borrower in the Utilisation Request. (c) If a Borrower ceases to be a Borrower under this Agreement in accordance with Clause 24.3 (Resignation of a Borrower), any Subsidiary of such Borrower that is an Affiliate Borrower shall cease to have any rights under this Agreement and the Borrower is obliged to repay such L/G prior to ceasing to be a Borrower. (d) Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an L/G and the relevant borrower is an Affiliate Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate. (e) Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower being under no obligations under any Finance Document or L/G.

ID: 4907-8685-6011 - MSW 43 6. REBASING 6.1 Determination of the Base Currency Amount On the last Business Day of each calendar quarter (a "Calendar Quarter Date") on which at least one L/G is outstanding under this Agreement which is denominated in an Optional Currency, the Electronic Platform shall automatically and, if the Electronic Platform is not available, each relevant Issuing Bank shall determine the Base Currency Amount of each L/G outstanding by notionally converting the amount of that L/G into the Base Currency on the basis of the Spot Rate of Exchange on the date of calculation. 6.2 Company's obligation to prepay (a) If with respect to a Calendar Quarter Date (each a "Rebasing Day") the aggregate Base Currency Amount of the outstanding L/Gs of an Issuing Bank exceeds its Commitment applicable on that Rebasing Day (the exceeding amount being the "Excess Amount"), the Company must, if requested by any Issuing Bank in writing to do so, within 10 Business Days following such request ensure that a sufficient amount of the outstanding L/Gs are prepaid by the Borrowers (including, for the avoidance of doubt, by providing Cash Cover), in each case to eliminate the Excess Amount. (b) If in respect of any Rebasing Day subsequent to a Rebasing Day in respect of which Cash Cover had been provided pursuant to paragraph (a) the Excess Amount has been reduced, the whole or relevant part of the Cash Cover shall be released within five Business Days of the relevant Rebasing Day provided that no Default has occurred which is continuing. 7. L/GS 7.1 Claims under an L/G (a) Each Borrower irrevocably and unconditionally authorises the relevant Issuing Bank to pay any claim made or purported to be made under an L/G requested by it (or requested by the Company on its behalf) and which appears on its face to be in order (in this Clause 7.1, a "claim") notwithstanding any defences against that claim which are or may be available to it under the law applicable to that L/G and which arise from, or relate to, the underlying transaction. (b) Each Borrower shall immediately on demand pay to the relevant Issuing Bank an amount equal to the amount of any claim. (c) Each Borrower acknowledges that an Issuing Bank: (i) is not obliged to carry out any investigation or notify or seek any confirmation from any other person (including without limitation the Company and the Borrower) before paying a claim; and (ii) deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person (including without limitation any defences which arise from, or relate to, the underlying transaction which are or may be available to that Issuing Bank under the law applicable to the relevant L/G). (d) The obligations of a Borrower under this Clause will not be affected by:

ID: 4907-8685-6011 - MSW 44 (i) the sufficiency, accuracy or genuineness of any claim or any other document; or (ii) any incapacity of, or limitation on the powers of, any person signing a claim or other document. 7.2 Indemnities (a) Each Borrower shall immediately on demand indemnify an Issuing Bank against any cost, loss or liability incurred by that Issuing Bank (otherwise than by reason of that Issuing Bank's gross negligence, bad faith or wilful misconduct) in acting as an Issuing Bank under any L/G requested by (or on behalf of) that Borrower. (b) The obligations of any Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including: (i) any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under an L/G or any other person; (ii) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group; (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under an L/G or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any beneficiary under an L/G or any other person; (v) any amendment (however fundamental) or replacement of a Finance Document consented to by the Company, any L/G or any other document or security; (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any L/G or any other document or security; or (vii) any insolvency or similar proceedings. (c) Neither the Company nor any Borrower shall be entitled to reject payment otherwise due by it pursuant to this Agreement on the basis of the argument that an L/G with respect to which an Issuing Bank claims payment should not have been issued or should not have been issued under its terms by that Issuing Bank pursuant to the terms of this Agreement or applicable law or regulations. 7.3 Rights of contribution (a) No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7. (b) No Issuing Bank will be entitled to any right of contribution or indemnity from any other Issuing Bank other than pursuant to Clauses 27.6 (Loss Sharing in respect of L/Gs) and 27.7 (Sharing of Recoveries / Adjustment of Loss Sharing).

ID: 4907-8685-6011 - MSW 45 8. REPAYMENT (a) Subject to paragraph (b) below, each L/G which would otherwise be outstanding on the Termination Date shall be repaid on the Termination Date. (b) In respect of each outstanding L/G the Maturity Date of which falls after the Termination Date, an Issuing Bank may either: (i) continue to provide the respective L/G on a bilateral basis on terms and conditions agreed upon between that Issuing Bank, the Company and the relevant Borrower in a separate agreement reasonably satisfactory to that Issuing Bank to be reached no later than on the Termination Date; (ii) continue to provide the respective L/G on a bilateral basis following receipt of a Counter Guarantee by no later than the Termination Date; or (iii) require that Cash Cover (or such other security which is reasonably satisfactory to that Issuing Bank) is provided by the relevant Borrower (or the Company) with respect to the counterindemnity obligations owed to that Issuing Bank by the relevant Borrower in respect of the outstanding L/Gs issued by that Issuing Bank not later than on the Termination Date. (c) Any negotiations between an Issuing Bank, the Company and the relevant Borrower about a bilateral continuation or the terms and conditions and the implementation of the Cash Cover or other Security shall be made between that Issuing Bank and the relevant Borrower directly without involvement of the Agent. (d) Each L/G outstanding on the Termination Date shall, in the case of a bilateral continuation of that L/G pursuant to paragraph (b) above, for all purposes of this Agreement cease to be treated as an L/G issued under this Agreement as of the Termination Date provided however that unless otherwise agreed by the relevant Issuing Bank the fees set out in Clauses 11.2 (L/G fee) and 11.5 (Issuance and Administration Fee) shall continue to be payable. In addition, the fees set out in Clause 11.2 (L/G fee) shall be reduced as set out in paragraph (a) of Clause 11.2 (L/G fee). 9. PREPAYMENT AND CANCELLATION 9.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled and it shall not be obliged to issue any L/G; and (c) each Borrower and the Company shall cooperate with the relevant Lender to seek a release by the relevant beneficiaries of each L/G issued by that Lender and outstanding at such time and, if and to the extent an L/G is not released by the date notified by that Lender, the Company shall, or shall procure that any relevant Borrower will, prepay all outstanding L/Gs of that Lender.

ID: 4907-8685-6011 - MSW 46 9.2 Change of control In the event of a Change of Control: (a) the Company shall promptly notify the Agent upon becoming aware of that event; (b) a Lender shall not be obliged to issue any L/Gs; and (c) if a Lender so requires and notifies the Agent within 10 days of being informed by the Agent of the event, the Agent shall, by not less than 10 days' notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding L/Gs, together with accrued L/G fees, and all other amounts accrued under the Finance Documents owed to that Lender by the Obligors, immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable and each Borrower shall prepay the relevant outstanding L/Gs. 9.3 Voluntary cancellation The Company may, if it gives the Agent not less than three Business Days' prior written notice (or such shorter period as the Majority Lenders may agree), cancel the whole or any part (being a minimum amount of EUR 5,000,000) of the Available Facility. Any cancellation under this Clause 9.3 shall reduce the Commitments of the Lenders rateably under the Facility. 9.4 Automatic cancellation If the first Utilisation Date has not occurred by the date falling one Month after the date of this Agreement, the Facility will be automatically cancelled in full. 9.5 Voluntary prepayment A Borrower on whose request an L/G has been issued may, if it gives the relevant Issuing Bank not less than three Business Days' prior notice (or such shorter period as the relevant Issuing Bank (or in case of any L/G issued by several Issuing Banks, all such Issuing Banks) may agree), prepay the whole or any part of that L/G. 9.6 Right of replacement or repayment and cancellation in relation to a single Lender (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); (ii) any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or (iii) any Lender is a Defaulting Lender; the Company may, whilst the circumstance giving rise to the requirement for that increase, indemnification or Defaulting Lender status continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the L/Gs. (b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

ID: 4907-8685-6011 - MSW 47 (c) Each Borrower to which a Utilisation is outstanding shall repay that Lender's participation in any such Utilisations. (d) The Company may, in the circumstances set out in paragraph (a) above, on three Business Days' prior notice to the Agent and the Lender (or such shorter period as the Majority Lenders may agree), replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) assign and transfer by way of assumption of contract (Vertragsübernahme) pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its Available Commitment under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (other than a member of the Group) selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders). (e) The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions: (i) the Company shall have no right to replace the Agent; (ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender; (iii) in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and (iv) the Lender shall only be obliged to assign and transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. (f) A Lender shall perform the checks described in paragraph 9.6 (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks. 9.7 Mandatory repayment and cancellation of Lenders If on the date falling six months before the earliest FATCA Application Date for any payment by a Party to a Lender (or to the Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that Party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date (a "FATCA Event"): (a) that Lender shall, reasonably promptly after that date, notify the Agent of that FATCA Event and the relevant FATCA Application Date; (b) if, on the date falling one month before such FATCA Application Date, that FATCA Event is continuing: (i) that Lender may, at any time between one month and two weeks before such FATCA Application Date, notify the Agent; (ii) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

ID: 4907-8685-6011 - MSW 48 (iii) each Borrower shall repay that Lender's participation in the Utilisations made to that Borrower on the last Business Day before the relevant FATCA Application Date. 9.8 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 9 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued fees on the amount prepaid and without premium or penalty. (c) No Borrower may reborrow any part of the Facility which is prepaid (other than pursuant to Clause 9.5 (Voluntary prepayment)) or cancelled pursuant to Clause 9.3 (Voluntary Cancellation) or Clause 9.4 (Automatic Cancellation). (d) The Borrowers shall not repay or prepay all or any part of the L/Gs or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (e) Subject to Clause 2.2 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (f) If the Agent receives a notice under this Clause 9 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate. (g) If all or part of an L/G is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of the Commitments (equal to the Base Currency Amount of the amount of the L/G which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. (h) Any prepayment of an outstanding L/G shall be made in the manner described in paragraph (b) of Clause 8 (Repayment) and shall be subject to the continued payment of the L/G fees and administration fees as further specified in Clause 8 (Repayment). 10. CASH COVER (a) Where any Borrower or the Company is obliged to provide "Cash Cover" for an L/G to an Issuing Bank under this Agreement, cash cover is provided if that Borrower or the Company pays an amount in the currency in which that L/G is denominated to an interest-bearing account in the name of that Borrower or the Company, as the case may be, and the following conditions are met: (i) the account is with the relevant Issuing Bank or other party agreed by the Issuing Bank (if the Cash Cover is to be provided to that Issuing Bank); (ii) until no amount is or may be outstanding under that L/G, withdrawals from the account may only be made to pay the relevant Issuing Bank amounts due and payable to it under this Agreement in respect of that L/G, subject to paragraph (c) below; and (iii) that Borrower or, as the case may be, the Company has executed a security document over that account, in form and substance reasonably satisfactory to

ID: 4907-8685-6011 - MSW 49 the relevant Issuing Banks with which that account is held, creating a first ranking security interest over that account for the sole benefit of the relevant Issuing Bank (the "Cash Cover Security Document"), and the account will bear interest at a rate equal to: for GBP, SONIA (Sterling Over Night Index Average), for USD, FFE (Feds Funds Effective), for EUR, €STR (Euro short-term rate) and for CHF, SARON (Swiss Overnight Index Average) (in each case as determined by the Issuing Bank and referred to as "Screen Rate") for deposits in that currency for one month (if that amount is placed on a one month time deposit), or upon the request of any of the Issuing Banks the applicable risk free rate for the relevant currency (GBP, USD, EUR or CHF), or otherwise (if it is not or if the deposit is in a currency other than GBP, USD, EUR or CHF) at a normal commercial rate or as otherwise agreed between the Company or the relevant Borrower with the relevant Issuing Bank. (b) Where Cash Cover has been provided by a Borrower or the Company: (i) for an L/G and that L/G is subsequently repaid or prepaid (other than by the provision of Cash Cover), the Issuing Banks shall repay to the relevant Borrower the Cash Cover held by it in an amount equal to the amount of such repayment or prepayment (and, if that L/G is denominated in an Optional Currency, the amount repaid or prepaid converted into the Base Currency at the Spot Rate of Exchange on the date of repayment or prepayment) and shall, if the Borrower requests, execute such documentation as is necessary to discharge any security interest over the account referred to above; or (ii) pursuant to Clause 6.2 (Company's obligation to prepay) and subsequently the amount by which the aggregate amount of the Base Currency Amount of all L/Gs outstanding exceeds the Total Commitments is reduced to an amount which is lower than the amount of the Cash Cover provided to the relevant Issuing Bank, the relevant Issuing Bank shall repay to the relevant Borrower or the Company the Cash Cover held by it in an amount equal to the difference and shall, if the Company requests, execute such documentation as is necessary to discharge any security interest over the account referred to above, in each case if no Event of Default has occurred which is continuing. (c) As long as no Event of Default has occurred which is continuing, interest paid on the Cash Cover shall be released at any time to the Company or the Borrower providing the Cash Cover (as the case may be). (d) For the avoidance of doubt, any Cash Cover relating to an L/G shall be released at its Maturity Date, provided that the relevant Issuing Bank has not received any demand of payment in respect of such L/G or, if so received, has been reimbursed by the Company or the relevant Borrower. 11. FEES 11.1 Commitment fee (a) The Company shall pay to each Issuing Bank a fee in the Base Currency computed at the rate of 35 per cent. of the then applicable L/G fee on that Lender's Available Commitment for the Availability Period. (b) Subject to the terms of this Clause 11.1, the accrued commitment fee is payable in arrears for each successive period of three Months ending on 31 March, 30 June,

ID: 4907-8685-6011 - MSW 50 30 September and 31 December and any shorter period ending on 30 June 2022, on the last day of the Availability Period and, if cancelled in full, in respect of the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. (c) The commitment fee shall be calculated by each Lender. Each Lender shall notify the Company in writing of the amount of all such commitment fees owed to the relevant Lender within five Business Days after the end of each period set out in paragraph (b) of this Clause 11.1. The Company shall pay the commitment fee to each Lender not later than on the fifth Business Day following receipt by the Company of the notification from the Lender. (d) No commitment fee is payable to a Lender on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender. 11.2 L/G fee (a) Each Borrower shall pay to the relevant Issuing Bank an L/G fee in the Base Currency (computed at the rate equal to the L/G Fee Rate) on the outstanding amount of each L/G requested by it for the period from the date of issue of that L/G until its Maturity Date. For the avoidance of doubt, such fee shall, if not otherwise agreed between the relevant Issuing Bank and the Company (or the relevant Borrower) be reduced to 0.55 per cent. per annum in relation to and beginning at the time any L/G has been repaid by way of Cash Cover or a Counter Guarantee prior to its Maturity Date. (b) The accrued L/G fee on an L/G shall be payable in arrears in respect of each period of three months ending on 31 March, 30 June, 30 September and 31 December (or any shorter periods ending on 30 June 2022, the Termination Date, the date on which the Commitments of a Lender under this Agreement are cancelled in full or the date on which the Total Commitments under this Agreement are cancelled in full) (each a "Calculation Period"). (c) The L/G fee shall be calculated by the relevant Issuing Bank. The relevant Issuing Bank shall notify the Company in writing of the aggregate amount of all such L/G Fees owed to it within five Business Days after the end of each Calculation Period. The relevant Borrowers shall pay the respective amounts to the relevant Issuing Bank not later than on the fifth Business Day following the notification by such Issuing Bank. 11.3 Arrangement and participation fee The Company shall pay to the Arranger an arrangement fee and a participation fee in the amount and at the times agreed in the Mandate Letter. 11.4 Agency fee The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Agency Fee Letter. 11.5 Issuance and Administration Fee Each Borrower shall pay to the relevant Issuing Bank (for its own account) an issuance and administration fee in respect of each L/G requested by it and issued by that Issuing Bank in the amount of EUR 50 per issued L/G or as otherwise agreed between that Issuing Bank and the Company.

ID: 4907-8685-6011 - MSW 51 11.6 Default interest and lump sum damages (a) If an Obligor fails to pay any amount (other than default interest) payable by it under a Finance Document on its due date, default interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which complies with the rate set out in paragraph 288(2) of the German Civil Code (Bürgerliches Gesetzbuch). If an Obligor fails to pay default interest payable by it under the Finance Documents on its due date, lump sum damages (pauschalierter Schadensersatz) shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which complies with the rate set out in paragraph 288(2) of the German Civil Code (Bürgerliches Gesetzbuch). In the case of lump sum damages, the relevant Obligor shall be free to prove that no damages have arisen or that damages have not arisen in the asserted amount and any Finance Party shall be entitled to prove that further damages have arisen. Any interest or lump sum accruing under this Clause 11.6 shall be immediately payable by the relevant Obligor on demand by the Agent. (b) The Agent shall promptly notify the Lenders and the relevant Obligor of the determination of a rate of default interest under this Agreement. 11.7 Minimum Fee Rates (a) The fee rates provided for in this Agreement, including this Clause 11 (Fees) are minimum fee rates. (b) When entering into this Agreement, the parties have assumed that the fees payable at the rates set out in this Agreement are not and will not become subject to the Swiss Federal Withholding Tax. Notwithstanding that the parties do not anticipate that any fee payment under this Agreement is or will be subject to the Swiss Federal Withholding Tax, they agree that, in the event that Swiss Federal Withholding Tax should be imposed on fee payments by a Borrower and should it be unlawful for such Borrower to comply with paragraph (c) of Clause 12.2 (Tax gross-up) for any reason (where this would otherwise be required by the terms of Clause 12.2 (Tax gross-up), taking into account the exclusions set out in paragraph (g) of Clause 12.2 (Tax gross-up)), the payment of such fees due by such Borrower shall be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Federal Withholding Tax) results in a payment to each Finance Party entitled to such payment of an amount equal to the payment which would have been due had no deduction of Swiss Federal Withholding Tax been required. For this purpose, the Swiss Federal Withholding Tax shall be calculated on the full grossed-up interest amount. (c) For the purposes of this Clause, "Non-Refundable Portion" shall mean Swiss Federal Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration (SFTA) confirms that, in relation to a specific Finance Party based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Finance Party and each Borrower shall provide to the Agent the documents required by law or applicable double taxation treaties for the Finance Parties to claim a refund of any Swiss Federal Withholding Tax so deducted.

ID: 4907-8685-6011 - MSW 52 12. TAX GROSS UP AND INDEMNITIES 12.1 Definitions (a) In this Agreement: "Borrower DTTP Filing" means an HM Revenue & Customs' Form DTTP2 duly completed and filed by the relevant Borrower, which: (i) where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Part 2 of Schedule 1 (The Original Parties), and: (A) where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (B) where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or (ii) where it relates to a Treaty Lender that is a New Lender or an Increase Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate or Increase Confirmation (as applicable), and: (A) where the Borrower is a Borrower as at the relevant Transfer Date or Increase Date (as applicable), is filed with HM Revenue & Customs within 30 days of that Transfer Date or Increase Date (as applicable); or (B) where the Borrower is not a Borrower as at the relevant Transfer Date or Increase Date (as applicable), is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower. "German Borrower" means a Borrower incorporated in Germany. "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. "Qualifying Lender" means: (i) in respect of interest payable by a German Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (A) lending through a Facility Office in Germany; or (B) a Treaty Lender; (ii) in respect of interest payable by a UK Borrower:

ID: 4907-8685-6011 - MSW 53 (A) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (1) a Lender: (a) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (b) in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (2) a Lender which is: (a) a company resident in the United Kingdom for United Kingdom tax purposes; (b) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (3) a Treaty Lender; or (B) a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

ID: 4907-8685-6011 - MSW 54 (iii) in respect of a U.S. Borrower, a Lender that has satisfied its obligations under paragraph (f) of Clause 12.2 (Tax gross-up); (iv) in respect of any other Borrower, any Lender. "Tax Confirmation" means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either: (i) a company resident in the United Kingdom for United Kingdom tax purposes; (ii) a partnership each member of which is: (A) a company so resident in the United Kingdom; or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company. "Tax Credit" means a credit against, relief or remission for, or refund or repayment of any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). "Treaty Lender" means a Lender which: (i) is treated as a resident of a Treaty State for the purposes of the Treaty; (ii) does not carry on a business in the jurisdiction of incorporation of the relevant Borrower through a permanent establishment with which that Lender's participation in the Utilisation is effectively connected; and (iii) meets all other conditions of the relevant Treaty for full exemption taxation on interest of the jurisdiction of incorporation of the relevant Borrower, subject to the completion of any necessary procedural formalities. "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the jurisdiction of incorporation of the relevant Borrower which makes provision for full exemption for tax imposed by the jurisdiction of incorporation of the relevant Borrower on interest. "UK Borrower" means a Borrower incorporated in the United Kingdom. "UK Non-Bank Lender" means:

ID: 4907-8685-6011 - MSW 55 (i) where a Lender becomes a Party on the day on which this Agreement is entered into, a Lender listed in Part 2 of Schedule 1 (The Original Parties); and (ii) where a Lender becomes a Party after the day on which this Agreement is entered into, a Lender which gives a Tax Confirmation in the Transfer Certificate which it executes on becoming a Party. (b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination, acting reasonably and in good faith. 12.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender, it shall notify the Company and that Obligor. (c) If a Tax Deduction is required by law to be made by or on behalf of an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax (other than Swiss Federal Withholding Tax in which case paragraph (g) shall apply) imposed on payments of interest by the jurisdiction of incorporation of the relevant Borrower if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender with respect to the relevant Borrower, but on that date that Lender is not or has ceased to be a Qualifying Lender with respect to the relevant Borrower other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; (ii) the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (j) or (with respect to payments by a UK Borrower) paragraph (k) below; (iii) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (ii)(A)(2) of the definition of Qualifying Lender; and (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a "Direction") under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Company a certified copy of that Direction; and

ID: 4907-8685-6011 - MSW 56 (B) the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or (iv) the relevant Lender is a Qualifying Lender solely by virtue of paragraph (ii)(A)(2) of the definition of Qualifying Lender; and (A) the relevant Lender has not given a Tax Confirmation to the Company; and (B) the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA. (e) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax (other than Swiss Federal Withholding Tax in which case paragraph (g) shall apply) imposed by the jurisdiction of incorporation of the relevant Borrower if on the date on which the payment falls due, such payment relates to: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, or branch profits Taxes, in each case: (A) imposed as a result of the recipient Lender being organised under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); or (B) that are Taxes imposed as a result of a present or former connection between such recipient Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Finance Document, or sold or assigned an interest in any L/G or Finance Document); (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an L/G or Commitment pursuant to a law in effect on the date on which: (A) such Lender acquires such interest in the L/G or Commitment (other than pursuant to an assignment request by the Borrower under Clause 9.6 (Right of replacement or repayment and cancellation in relation to a single Lender)); or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to this Clause 12, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (iii) Taxes attributable to such Lender's failure to comply with this paragraph (e) or paragraph (f) of this Clause 12.2.

ID: 4907-8685-6011 - MSW 57 (f) Status of Lenders (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Finance Document shall deliver to the Borrowers and the Agent, prior to the date on which such Lender becomes a Lender under this Agreement or acquired an interest therein and at the time or times reasonably requested by the Borrowers or the Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Agent as will enable the Borrowers or the Agent to determine whether or not such Lender is subject to US backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.2(f)(ii)(A), (ii)(B) and 12.8(e) below, or the UK tax documentation required under Section 12.2(j)(ii)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the case of a U.S. Borrower: (A) any Lender that is a U.S. Person shall deliver to such U.S. Borrower and the Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Agent), duly executed copies of IRS Form W-9 or successor form certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such U.S. Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Agent), whichever of the following is applicable; (I) duly executed copies of IRS Form W-8BEN/W-8BEN-E establishing any exemption or reduction in U.S. federal withholding Tax with respect to payments made under any Finance Document; (II) duly executed copies of IRS Form W-8ECI; (III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of such U.S. Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the

ID: 4907-8685-6011 - MSW 58 Code (a "U.S. Tax Compliance Certificate") and (y) executed copies of IRS Form W-8BEN/W-8BEN-E; or (IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN/W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such U.S. Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such U.S. Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such U.S. Borrower or the Agent to determine the withholding or deduction required to be made. (iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so. (g) A Borrower shall not be required to make an increased payment to a specific Lender under paragraph (c) above by reason of a Tax Deduction by a Borrower on account of Swiss Federal Withholding Tax if the number of Lenders under this Agreement that are not Swiss Qualifying Banks exceeds 10 (ten) solely because such Lender (i) has failed to comply with its obligations under Clause 23 (Changes to Lenders) or (ii) ceased to be a Swiss Qualifying Bank other than as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration or application of) any law or any published practice or concession of any relevant taxing authority. (h) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (i) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (j) (i) Subject to sub-paragraph (ii) below, a Treaty Lender, and each Obligor which makes a payment to which that Treaty Lender is entitled, shall co-operate in

ID: 4907-8685-6011 - MSW 59 completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction; (ii) (A) a Treaty Lender with respect to a UK Borrower which becomes a Party on the day on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties); and (B) a New Lender or an Increase Lender that is a Treaty Lender with respect to a UK Borrower and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Increase Confirmation (as applicable) which it executes, and, having done so, that Lender shall be under no obligation pursuant to sub-paragraph (i) above. (k) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph 12.2(j)(ii) above and: (i) a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or (ii) a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but: (A) that Borrower DTTP Filing has been rejected by HM Revenue & Customs; (B) HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 40 days of the date of the Borrower DTTP Filing; or (C) HM Revenue & Customs has given the Borrower authority to make payments to that Lender without a Tax Deduction but such authority has subsequently been revoked, suspended or expired, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction. (l) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph 12.2(j)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees. (m) A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

ID: 4907-8685-6011 - MSW 60 (n) A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement. (o) A UK Non-Bank Lender shall promptly notify the Company and the Agent if there is any change in the position from that set out in the Tax Confirmation. 12.3 Tax indemnity (a) The Company shall (within five Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph 12.3(a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up) or Clause 11.7 (Minimum Fee Rates); (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) or Clause 11.7 (Minimum Fee Rates) but was not so compensated solely because one of the exclusions in paragraph (d), (e) or (g) of Clause 12.2 (Tax gross-up) or in paragraph (b) of Clause 11.7 (Minimum Fee Rates) applied; (C) relates to a FATCA Deduction required to be made by a Party; or (D) relates to any Bank Levy. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent.

ID: 4907-8685-6011 - MSW 61 12.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. If a Finance Party makes a payment to an Obligor pursuant to this Clause 12.4 in connection with a Tax Credit, the Obligor, upon the request of the Finance Party, shall repay to the Finance Party such amount that was paid pursuant to Clause 12.4 (plus any penalties, interest or other charges imposed by the relevant governmental or taxing authority) in the event that the Finance Party loses the benefit of, or has to repay to such governmental or taxing authority, such Tax Credit. 12.5 Lender Status Confirmation Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in with respect to each relevant Borrower: (a) not a Qualifying Lender; (b) a Qualifying Lender (other than a Treaty Lender); or (c) a Treaty Lender. If a New Lender or Increase Lender fails to indicate its status in accordance with this Clause 12.5 with respect to a German Borrower, a UK Borrower or a U.S. Borrower (as applicable), then such New Lender or Increase Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender with respect to such Borrower until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 12.5. 12.6 Stamp taxes The Company shall pay and, within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.7 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same

ID: 4907-8685-6011 - MSW 62 time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party at the same time shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 12.7 to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)) (including, for the avoidance of doubt, in accordance with section 43 of the United Kingdom Value Added Tax Act 1994) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 12.8 FATCA Information (a) Subject to paragraph (c) below, each Party shall within ten Business Days of a reasonable request by another Party:

ID: 4907-8685-6011 - MSW 63 (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; and (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If a Borrower is a U.S. Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of: (i) where an Original Borrower is a U.S. Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (ii) where a Borrower is a U.S. Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; (iii) the date a new U.S. Tax Obligor accedes as a Borrower; or (iv) where a Borrower is not a U.S. Tax Obligor, the date of a request from the Agent, supply to the Agent: (A) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

ID: 4907-8685-6011 - MSW 64 (B) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. (f) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower. (h) The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above. 12.9 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties. 13. INCREASED COSTS 13.1 Increased costs (a) Subject to Clause 13.3 (Exceptions) the Company shall pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation in each case made after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be have been introduced after the date of this Agreement, regardless of the date enacted, adopted or issued. (b) In this Agreement "Increased Costs" means:

ID: 4907-8685-6011 - MSW 65 (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. Such amounts shall be determined in good faith consistent with similarly situated customers of the applicable Finance Party under agreements having provisions similar to this Clause 13.1 after consideration of such factors as such Finance Party then reasonably determines to be relevant. 13.2 Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company. (b) A certificate of the affected Finance Party setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Finance Party or its Affiliates, as the case may be, as specified in Clauses 13.1(a) or (b) shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Finance Party, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof. 13.3 Exceptions (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; (v) incurred more than 180 days prior to the date that such Finance Party notifies the Company of the circumstance giving rise to such increased costs or reductions and of such Finance Party's intention to claim compensation therefore; provided further that, if the circumstance giving rise to such Increased Costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof; or (vi) attributable to any Bank Levy. (b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 12.1 (Definitions).

ID: 4907-8685-6011 - MSW 66 14. OTHER INDEMNITIES 14.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Obligor; (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within five Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities Subject to and without any duplication of Clause 16.3 (Enforcement Costs) which shall prevail over this Clause 14.2, the Company shall (or shall procure that an Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost (which in the case of counsel, shall be limited to the fees, charges and disbursements of (x) one primary counsel and one local counsel in each applicable jurisdiction for the Agent, (y) one additional primary counsel and one additional local counsel in each applicable jurisdiction, for all Lenders other than the Agent and (z) additional counsel for affected Lenders in light of actual or potential conflicts of interest), loss or liability incurred by that Finance Party as a result of: (a) the occurrence of any Event of Default; (b) a failure by an Obligor to pay any amount due by an Obligor under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties); (c) making arrangements to issue any L/G requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (d) a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company, provided that such indemnity shall not, as to any Finance Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgement to have resulted from any dispute solely among the Finance Parties (not arising as a result of any act or omission by any member of the Group) other than claims against the Agent or any Issuing Bank or any Arranger in its

ID: 4907-8685-6011 - MSW 67 capacity as, or in fulfilling its role as, the Agent or an Issuing Bank or an Arranger or any similar role under this Agreement. 14.3 Indemnity to the Agent (a) The Company shall promptly indemnify the Agent against any cost (which in the case of counsel, shall be limited to the fees, charges and disbursements of one primary counsel and one local counsel in each applicable jurisdiction for the Agent, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; or (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised. (b) In case a Lender fails to inform the Agent pursuant to Clause 12.8 (FATCA Information) or such information is incomplete or incorrect the relevant Lender shall indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent respectively as a consequence of non-compliance with FATCA by the Agent as a result of such Lender's failure. 15. MITIGATION BY THE LENDERS 15.1 Mitigation (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 15.2 Limitation of liability (a) The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16. COSTS AND EXPENSES 16.1 Transaction expenses The Company shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees subject to the agreed cap (if any)) reasonably incurred by any of them in connection with the negotiation, preparation and execution of: (a) this Agreement and any other documents referred to in this Agreement; and (b) any other Finance Documents executed after the date of this Agreement.

ID: 4907-8685-6011 - MSW 68 16.2 Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 28.10 (Change of currency), the Company shall, within five Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including pre-agreed legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 16.3 Enforcement costs The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all documented out-of-pocket costs and expenses (which in the case of counsel, shall be limited to the reasonable fees, charges and disbursements of one primary counsel and one local counsel in each applicable jurisdiction for the Agent and one additional primary counsel and one additional local counsel in each applicable jurisdiction for all Lenders other than the Agent and additional counsel for affected Lenders in light of actual or potential conflicts of interest) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document. 17. GUARANTEE AND INDEMNITY 17.1 Guarantee (Garantie) and indemnity (Ausfallhaftung) Each Guarantor irrevocably and unconditionally (but subject to any limitations set out in any Accession Letter by which such Guarantor becomes a party hereto) jointly and severally (gesamtschuldnerisch): (a) guarantees (garantiert) by way of an independent payment obligation (selbständiges Zahlungsversprechen) to each Finance Party to pay to that Finance Party any amount of principal, interest, costs, expenses or other amount owed by an Obligor under or in connection with the Finance Documents that has not been fully and irrevocably paid by a Borrower or the Company; the payment shall be due (fällig) within five Business Days of a written demand by a Finance Party (or the Agent on its behalf) stating the sum demanded from that Guarantor and that such sum is an amount of principal, interest, costs, expenses or other amount owed by an Obligor under or in connection with the Finance Documents that has not been fully and irrevocably paid by a Borrower or the Company; and (b) undertakes vis-à-vis each Finance Party to indemnify (schadlos halten) that Finance Party against any cost, loss or liability suffered by that Finance Party if any obligation of a Borrower or the Company under or in connection with any Finance Document (except for any cost, loss or liability directly caused by the gross negligence or wilful misconduct of such Finance Party) or any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover (Ersatz des positiven Interesses) and that claim shall be due (fällig) within five Business Days of a written demand by that Finance Party (or the Agent on its behalf). For the avoidance of doubt this guarantee and indemnity does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) and, in particular, receipt of such written demand shall not preclude any rights and/or defences the Guarantor may have with respect to any payment requested by a Finance Party (or the Agent on its behalf) under this guarantee and indemnity.

ID: 4907-8685-6011 - MSW 69 17.2 Continuing and independent guarantee and indemnity (a) This guarantee and indemnity is independent and separate from the obligations of any Borrower and is a continuing guarantee and indemnity which will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. (b) The guarantee and indemnity shall extend to any additional obligations of a Borrower resulting from any amendment, novation, supplement, extension, restatement or replacement of any Finance Documents, including without limitation any extension of or increase in any facility or the addition of a new facility under any Finance Document. (c) Subject to Clause 17.3 (Reinstatement) below, at such time as both (i) the Commitments have expired or been irrevocably terminated and (ii) all L/Gs have been irrevocably repaid in full as set out in Clause 8 (Repayment) of this Agreement and any other amounts outstanding under the Finance Documents have been irrevocably discharged in full, all obligations (other than those expressly stated to survive such termination) of each Guarantor under this Clause 17 (Guarantee and Indemnity) shall automatically terminate, all without delivery of any instrument or performance of any act by any person. 17.3 Reinstatement If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Guarantor, as if the payment, discharge, avoidance or reduction had not occurred. 17.4 Excluded defences (a) The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which relates to the principal obligation (or purported obligation) of any Borrower and which would reduce, release or prejudice any of its obligations under this Clause 17, including any personal defences of any Borrower (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set-off (Aufrechnung) (excluding any Tax Deduction permitted by Clause 12 (Tax Gross Up and Indemnities)) of any Borrower. (b) The obligations of each Guarantor under this Clause 17 are independent from any other security or guarantee which may have been or will be given to the Finance Parties. In particular, the obligations of each Guarantor under this Clause 17 will not be affected by any of the following: (i) the release of, or any time (Stundung), waiver or consent granted to, any other Obligor from or in respect of its obligations under or in connection with any Finance Document; (ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over

ID: 4907-8685-6011 - MSW 70 assets of, any Obligor or any other person or any failure to realise the full value of any security; (iii) any incapacity or lack of power, authority or legal personality of or dissolution or a deterioration of the financial condition of any other Obligor; or (iv) any unenforceability, illegality or invalidity of any obligation of any other Obligor under any Finance Document. (c) For the avoidance of doubt nothing in this Clause 17 shall preclude any defences that any Guarantor (in its capacity as Guarantor only) may have against a Finance Party that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations. 17.5 Immediate recourse No Finance Party will be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This applies irrespective of any provision of a Finance Document to the contrary. 17.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17. For the avoidance of doubt, nothing in this Clause 17.6 shall be construed as creating a liability for a Borrower for the amounts which may be or become payable by the other Obligors under or in connection with the Finance Documents. 17.7 Deferral of Guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (c) to exercise any right of set-off against any Obligor; and/or (d) to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

ID: 4907-8685-6011 - MSW 71 If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 28 (Payment Mechanics) of this Agreement. 17.8 Release of Guarantors' right of contribution If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with Clause 24.5 (Resignation of a Guarantor) or Clause 24.6 (Release of a Guarantor) or otherwise in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 17.9 Additional obligations This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 17.10 Guarantee Limitation - Fraudulent Conveyance Any term or provision of this Clause 17 or any other term in this Agreement or any Finance Document notwithstanding, the maximum aggregate amount of the obligations for which any Guarantor shall be liable under this Agreement or any other Finance Document shall in no event exceed an amount equal to the largest amount that would not render such Guarantor's obligations under this Agreement subject to avoidance under applicable United States federal or state fraudulent transfer, fraudulent conveyance or similar laws. 17.11 Guarantee Limitation - Deemed Dividends Any term or provision of this Clause 17 or any other term in this Agreement or any Finance Document notwithstanding, no member of the Group that is a "controlled foreign corporation" for U.S. federal income tax purposes will have any obligation or liability, directly or indirectly, as guarantor or otherwise under this Agreement or any Finance Document with respect to any obligation or liability arising under any Finance Document of any U.S. Borrower to the extent such obligation or liability would cause or result in any "deemed dividend" to any Obligor incorporated in the U.S. pursuant to Section 956 of the Code; provided that this Clause shall not limit or reduce any obligation or liability of any Borrower in its capacity as such. 18. REPRESENTATIONS Each Obligor on behalf of itself (and in the case of the Company and where set out expressly below, on behalf of each other member of the Group) makes the representations and warranties

ID: 4907-8685-6011 - MSW 72 set out in this Clause 18 to each Finance Party on the date of this Agreement and the date the first Utilisation Request is submitted under this Agreement. 18.1 Status (a) It is a corporation, limited liability company or partnership with limited liability, duly incorporated or organised or, in the case of a partnership, established and validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its incorporation or organisation. (b) It has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in every jurisdiction where such qualification is required. 18.2 Binding obligations Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Finance Document are legal, valid, binding obligations, enforceable in accordance with their terms. 18.3 Non-conflict with other obligations and compliance with laws (a) The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with: (i) any applicable material law or regulation applicable to it or any order of any Governmental Authority; (ii) its charter, by-laws, constitutional or other organisational documents; or; (iii) any agreement, indenture or instrument binding upon it or any of its assets (or give rise to any right thereunder to require any payment to be made by any member of the Group) except with respect to this paragraph (iii) for any such conflict which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. (b) It and each member of the Group has complied in all respects with all laws, regulations and orders of any Governmental Authority to which it may be subject where failure so to comply would reasonably be expected to result in a Material Adverse Effect. 18.4 Power and authority It has the organisational power to enter into, perform and deliver, and has taken all necessary organisational action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents and the Finance Documents to which it is a party have been duly executed by it and, where applicable, delivered by it. 18.5 Validity and admissibility in evidence All Authorisations required: (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

ID: 4907-8685-6011 - MSW 73 (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, subject to the Legal Reservations, have been obtained or effected and are in full force and effect. 18.6 Governing law and enforcement (a) The choice of German law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation, subject to the Legal Reservations. (b) Any judgment obtained in Germany in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation, subject to the Legal Reservations. 18.7 Deduction of Tax It is not required to make any Tax Deduction (as defined in Clause 12.1 (Definitions)) from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender, subject to the following provisos: (a) where the Qualifying Lender is a Treaty Lender with respect to a UK Borrower, the payment is one specified in a direction given by the Commissioners of Revenue & Customs under Regulation 2 of the Double Taxation Relief (Taxes on Income) (General) Regulations 1970 (SI 1970/488); and (b) where the Lender falls within paragraph (ii)(A)(2) of the definition of Qualifying Lender with respect to the UK Borrower, no Direction has been given under section 931 of the ITA in relation to the payment concerned. 18.8 Taxes It and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. 18.9 Compliance with Swiss Non-Bank Rules Each Swiss Borrower is compliant with the Swiss Non-Bank Rules. This representation shall not be deemed to be breached if the Swiss Non-Bank Rules are breached as a result solely of: (a) a Lender has failed to comply with its obligations under Clause 23 (Changes to Lenders); (b) a Lender ceased to be a Swiss Qualifying Bank other than as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration or application of) any law or any published practice or concession of any relevant taxing authority. 18.10 No default No Default or Event of Default has occurred and is continuing.

ID: 4907-8685-6011 - MSW 74 18.11 Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws (a) The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. (b) None of (i) the Company, any Subsidiary or to the knowledge of the Company any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. (c) No Borrower or any Subsidiary will, to the knowledge of the Company, use any Letter of Credit in violation in any respect of any Anti-Corruption Law or in violation in any material respect of applicable Sanctions. (d) To the best of the Borrower's knowledge and belief, neither it nor anyone acting on behalf of any member of the Borrower, has engaged in any activity which would breach Anti-Money Laundering Laws; has (have) implemented and maintains in effect policies and procedures designed to be in compliance with applicable Anti-Money Laundering Laws; no actions or investigations by any governmental or regulatory agency or body or arbitrator are ongoing or threatened against any member of the Borrower or any of their directors, officers or employees or anyone acting on its/their behalf in relation to an alleged breach of Anti-Money Laundering Laws. (e) The representations made under paragraphs (a) through (c) above in relation to Sanctions are made only to the extent that they do not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung (AWV)), Council Regulation (EC) No. 2271/96 of 22 November 1996 or any similar applicable anti-boycott law or regulation, provided that to the extent that any such Obligor cannot make any of the representations or warranties contained in paragraphs (a) through (c) above due to any such anti-boycott laws or regulations, such Obligor shall be deemed to make such representations in relation to sanctions, anti- money laundering and counter-terrorism financing provisions equivalent to any Sanctions that are applicable to or binding upon such Obligor in its local jurisdiction. (f) This Clause 18.11 shall not apply: (i) to any Finance Party which qualifies as a resident party domiciled in the Federal Republic of Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or (ii) to any Finance Party to which the Council Regulation (EC) 2271/1996 applies in so far as it would result in a violation of or conflict with any provision of Council Regulation (EC) 2271/1996; and (iii) to any Group Company and any Finance Party, in each case, to which any other anti-boycott statute or regulation applies in so far as it would result in a violation of or conflict with any provision of such other anti-boycott statute or regulation.

ID: 4907-8685-6011 - MSW 75 18.12 No misleading information Any written factual information contained in the Original Financial Statements and the list of Material Subsidiaries provided by the Company, other than projections, does not (when furnished) contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that with respect to projections, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared (it being understood by the Agent and the Lenders that any such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Group, that no assurances can be given that such projections will be realised and that actual results may differ materially from such projections). 18.13 Financial statements (a) Its Original Financial Statements were prepared in accordance with Applicable GAAP consistently applied. (b) Its Original Financial Statements fairly represent, in all material respects, its financial position and results of operations (consolidated in the case of the Company's audited consolidated financial statements and including cashflows of the Company and its consolidated Subsidiaries) during the relevant financial year in accordance with Applicable GAAP. (c) There has been no material adverse change in the business, operations or financial condition of the Group taken as a whole since 30 September 20212024. 18.14 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 18.15 No proceedings pending or threatened There is no litigation, arbitration or administrative proceeding before any court, arbitral body or Governmental Authority pending against or, to the knowledge of the Company or any Borrower, threatened against any member of the Group which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (taking into account reserves made for the benefit of warranties and/or insurance coverage in respect thereof) or which purports to affect the legality, validity or enforceability of this Agreement or the transactions contemplated thereby. 18.16 Environmental laws and licences It and (in the case of the Company only) each other member of the Group has: (a) complied with all Environmental Laws to which it may be subject; (b) obtained all Environmental Licences required in connection with its business; (c) complied with the terms of those Environmental Licences, in each case, individually or in the aggregate, where failure to do so would reasonably be expected to have a Material Adverse Effect.

ID: 4907-8685-6011 - MSW 76 18.17 Good title to assets It has a good title to, or valid leasehold interests in, and to all its real and personal property material to its business except to the extent that any failure to have such title or leasehold interest would not reasonably be expected to have a Material Adverse Effect. 18.18 Investment Company Act status Neither the Company nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940. 18.19 ERISA No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. 18.20 Federal Reserve Regulations No part of the proceeds of any Utilisation have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. 18.21 Repetition (a) The Repeated Representations shall be made by the Company on its own behalf and on behalf of the other Obligors (under a power of attorney (Vollmacht) granted to it by the Obligors pursuant to paragraph (b) below) by reference to the facts and circumstances then existing on; (i) the date of each Utilisation Request, each Additional Commitment Request and each Increase Confirmation; and (ii) in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor. (b) Each Obligor (other than the Company) hereby empowers (bevollmächtigt) the Company to make the Repeated Representations on its behalf as its attorney (Stellvertreter). Each Obligor (other than the Company) hereby relieves the Company from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) for the purpose of making the Repeated Representations on its behalf as attorney (Stellvertreter). 19. INFORMATION UNDERTAKINGS The undertakings in this Clause 19 remain in force from the date of this Agreement until both (i) the Commitments have expired or been terminated and (ii) all L/Gs have been repaid in full as set out in Clause 8 (Repayment) of this Agreement and there is no other amount outstanding under the Finance Documents. 19.1 Financial statements The Company shall supply to the Agent in sufficient copies for all the Lenders as soon as they are available but in any event: (a) within 100 days after the end of each of its Financial Years, the Company's audited consolidated financial statements for that Financial Year;

ID: 4907-8685-6011 - MSW 77 (b) within 120 days after the end of each Borrower's financial years, the unaudited balance sheet and profit and loss of the respective Borrower (other than the Company) for that financial year; (c) within 180 days after the end of each Borrower's financial years the financial statements (only audited if available or required by law to be audited and in the form available or required by law to be prepared) of the respective Borrower (other than the Company) for that financial year; and (d) within 55 days after the end of each of the first three quarters of each of its Financial Years, consolidated financial statements of the Company for that quarter and the then elapsed portion of that Financial Year. 19.2 Compliance Certificate (a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (d) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the end of such Financial Year or Financial Quarter (as applicable) and certifying as to whether a Default has occurred and is continuing and, if a Default has occurred that is continuing, specify the details thereof and any action taken or proposed to be taken with respect thereto. (b) Each Compliance Certificate shall be signed by persons authorised to represent the Company but such persons shall at least include one Financial Officer. (c) If a Compliance Certificate is required to be delivered together with the annual financial statements of the Company it shall set out a list of the Material Subsidiaries (identifying the Material Domestic Subsidiaries). 19.3 Requirements as to financial statements (a) The Company shall procure that each set of its annual and quarterly financial statements delivered pursuant to Clause 19.1 (Financial statements) includes a balance sheet, related statements of operations, stockholders' equity and cash flows as of the end of and for such Financial Year or Financial Quarter (as applicable) and the then elapsed portion of the Financial Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Financial Year, in the case of the annual financial statements of the Company all reported on by Ernst & Young LLP or other independent public accountants of recognised national standing (without any adverse qualification or exception as to the scope of such audit) and in the case of its quarterly financial statements all certified by one of its Financial Officers, as presenting fairly in all material respects the financial condition of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with U.S. GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. (b) The Company shall procure that each set of financial statements of the Company delivered pursuant to Clause 19.1 (Financial statements) is prepared using U.S. GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Company unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in U.S. GAAP, the accounting practices or reference periods. If a change in U.S. GAAP or in the application thereof has occurred since the date of the Original Financial Statements, the Company shall specify the effect of such change in the Compliance Certificate accompanying such financial statements.

ID: 4907-8685-6011 - MSW 78 19.4 Accounting Terms; U.S. GAAP Except as otherwise expressly provided in this Agreement, all terms of an accounting or financial nature shall be construed in accordance with U.S. GAAP, as in effect from time to time; provided that, if the Company notifies the Agent that the Company requests an amendment to any provision of this Agreement to eliminate the effect of any change in U.S. GAAP occurring after the date of this Agreement or in the application thereof on the operation of such provision (or if the Agent notifies the Company that the Majority Lenders request an amendment to any provision of this Agreement for such purpose), regardless of whether any such notice is given before or after such change in U.S. GAAP or in the application thereof, then such provision shall be interpreted on the basis of U.S. GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained in this Agreement all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (x) without giving effect to any election under Accounting Standards Codification 825-10-25 of U.S. GAAP (or any other accounting standard having a similar result or effect) to value any Financial Indebtedness or other liabilities of the Company or any Subsidiary at "fair value", as defined therein and (y) without giving effect to any treatment of Financial Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 of U.S. GAAP (or any other accounting standard having a similar result or effect) to value any such Financial Indebtedness in a reduced or bifurcated manner as described therein, and such Financial Indebtedness shall at all times be valued at the full stated principal amount thereof, net of discounts and premiums. 19.5 Budget (a) The Company shall supply to the Agent as soon as the same becomes available but in any event no later than the first day of each of its Financial Years, a budget for the next Financial Year and the following two Financial Years. (b) The Company shall ensure that each budget is substantially in the same form as the Budget delivered to the Agent under Clause 4.1 (Initial conditions precedent) and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group. 19.6 Information: miscellaneous The Company shall supply to the Agent: (a) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any of its Subsidiaries with the SEC or with any other national securities exchange and all documents dispatched by the Company to its shareholders generally, as the case may be; (b) promptly upon a Responsible Officer having actual knowledge of them, the details of the filing or commencement of any litigation, arbitration or administrative proceedings which are filed or commenced against any member of the Group and which have or would reasonably be expected to have a Material Adverse Effect; (c) promptly upon a Responsible Officer having actual knowledge thereof of the occurrence of any ERISA Event which, alone or together with any other ERISA Events that have occurred, have resulted or would reasonably be expected to have a Material Adverse Effect;

ID: 4907-8685-6011 - MSW 79 (d) promptly upon a Responsible Officer having actual knowledge of them, of any other developments that have resulted or would reasonably be expected to have a Material Adverse Effect; and (e) promptly following a request therefore, such further information regarding the financial condition, business affairs and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request. 19.7 Delivery of information (a) Documents required to be delivered pursuant to paragraphs (a) and (d) of Clause 19.1 (Financial Statements) and paragraph (a) of Clause 19.6 (Information: miscellaneous) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are (i) filed for public availability on the SEC's Electronic Data Gathering and Retrieval System, (ii) posted or the Company provides a link thereto on http://www.hillenbrand.com; or (iii) posted on the Company's behalf on an Internet or intranet website, if any, to which the Agent and the Lenders have access (whether a commercial, third-party website or whether sponsored by the Agent). Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Agent. (b) If any Lender (a "Paper Form Lender") notifies the Agent that it requests the delivery of a paper copy of information delivered electronically as set out in paragraph (a) above, then the Agent shall notify the Company accordingly and the Company shall supply the information delivered pursuant to paragraph (a) above to the Agent (in sufficient copies for each Paper Form Lender) in paper form. 19.8 "Know your customer" checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or (iii) a proposed assignment or assignment and transfer by way of assumption of contract (Vertragsübernahme) by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or assignment and transfer by way of assumption of contract (Vertragsübernahme) or the assumption of any Commitment under this Agreement pursuant to Clause 2.2 (Increase) or Clause 2.3 (Allocation of Additional Commitments) by a party that is not a Lender prior to such assumption, obliges the Agent or any Lender (or, in the case of paragraph (a)(iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (a)(iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (a)(iii) above, any prospective new Lender to carry out and be

ID: 4907-8685-6011 - MSW 80 satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (c) The Company shall, by not less than 10 Business Days' prior written notice to the Agent (as required pursuant to Clause 24 (Changes to the Obligors)), notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 24 (Changes to the Obligors). (d) Following the giving of any notice of intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Section 24 (Changes to the Obligors), if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures or anti-money laundering rules and regulations in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks or anti- money laundering rules and regulations under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. 19.9 Notice of Default The Company shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon a Responsible Officer having actual knowledge of its occurrence. 19.10 UK Pensions Notifiable Events The Company shall notify the Agent (promptly upon a Responsible Officer of the Company having actual knowledge thereof) of the occurrence of: (a) any of the following to the extent the same would reasonably be expected to result in a Material Adverse Effect: (i) the threatened in writing or actual issuance by the Pensions Regulator of a financial support direction or a contribution notice (as those terms are defined in the United Kingdom Pensions Act 2004) or the threatened in writing or actual exercise of any Criminal Pension Power by the Pensions Regulator or the CPS in relation to the Milacron Pension Scheme; and/or (ii) any amount becoming due to the Milacron Pension Scheme pursuant to Section 75 or 75A of the United Kingdom Pensions Act 1995.

ID: 4907-8685-6011 - MSW 81 20. FINANCIAL COVENANTS 20.1 Financial Definitions in this Clause 20: "Consolidated EBITDA" means, with reference to any period, Consolidated Net Income for such period: (a) plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period: (i) interest expense; (ii) income tax expense; (iii) depreciation expense; (iv) amortisation expense; (v) all non-cash expenses, charges or losses; (vi) losses attributable to the early extinguishment of Indebtedness; (vii) (A) cash fees, costs, expenses, premiums, penalties or other losses incurred in connection with any acquisition, any asset sale or other disposal, any recapitalisation, any investment, any issuance of equity interests by the Company or any issuance, incurrence or repayment of any Indebtedness by the Company or its Subsidiaries, the amortisation of any deferred financing charges, and/or any refinancing transaction or modification or amendment of any debt instrument (including any transaction undertaken but not completed) and (B) non-recurring or unusual expenses, charges or losses in an aggregate amount for clauses (A) and (B) not to exceed ten percent (10%) of Consolidated EBITDA for any Reference Period (as calculated without giving effect to the add-back of any item pursuant to this clause (vii)),; and (viii) expenses incurred by the Company to a management consulting firm for the Transformation Engagement through and including the fiscal quarter ending September 30, 2025, provided that, solely during the Adjusted Period, in connection with determining the amount of the listed items that may be added back to Consolidated EBITDA pursuant to this clause (vii) (the "Specified Expenses"), (1) for the Reference Period ending September 30, 2023, (x) the Specified Expenses actually incurred by the Company and its Subsidiaries during the fiscal quarters of the Company ending December 31, 2022, March 31, 2023 and June 30, 2023 shall be added back to Consolidated EBITDA and shall not be counted against the foregoing 10% limitation and (y) the Specified Expenses actually incurred by the Company and its Subsidiaries during the fiscal quarter of the Company ending September 30, 2023 shall be counted against, and shall be subject to, the foregoing 10% limitation, (2) for the Reference Period ending December 31, 2023, (x) the Specified Expenses actually incurred by the Company and its Subsidiaries during the fiscal quarters of the Company ending March 31, 2023 and June 30, 2023 shall be added back to Consolidated EBITDA and shall not

ID: 4907-8685-6011 - MSW 82 be counted against the foregoing 10% limitation and (y) the Specified Expenses actually incurred by the Company and its Subsidiaries during the fiscal quarters of the Company ending September 30, 2023 and December 31, 2023 shall be counted against, and shall be subject to, the foregoing 10% limitation and (3) for the Reference Period ending March 31, 2024, (x) the Specified Expenses actually incurred by the Company and its Subsidiaries during the fiscal quarter of the Company ending June 30, 2023 shall be added back to Consolidated EBITDA and shall not be counted against the foregoing 10% limitation and (y) the Specified Expenses actually incurred by the Company and its Subsidiaries during the fiscal quarters of the Company ending September 30, 2023, December 31, 2023 and March 31, 2024 shall be counted against, and shall be subject to, the foregoing 10% limitation; and (viii) solely during the Adjusted Period, M&A, legal and other out-of-pocket transaction fees and expenses of the Company and Schenck relating to the Schenck Acquisition, in each case to the extent incurred prior to the date that is 12-months after the date of execution of the Share Purchase Agreement referenced in the definition of “Schenck Acquisition”, (b) minus to the extent included in Consolidated Net Income for such period: (i) interest income; (ii) income tax benefits (to the extent not netted from tax expense); (iii) any cash payments made during such period in respect of items described in sub-paragraph (a)(v) above subsequent to the Financial Quarter in which the relevant non-cash expense, charge or loss was incurred; and (iv) gains attributable to the early extinguishment of Indebtedness, all calculated for the Company and its Financial Subsidiaries in accordance with U.S. GAAP on a consolidated basis. "Consolidated Indebtedness" means at any time, the aggregate Indebtedness of the Company and its Financial Subsidiaries calculated on a consolidated basis as of such time in accordance with U.S. GAAP but excluding 75% of the principal amount of any mandatorily convertible unsecured bonds, debentures, preferred stock or similar instruments in a principal amount not exceeding USD 500,000,000 (or its equivalent in any other currency or currencies) in the aggregate during the term of this Agreement which are payable in no more than three years (whether by redemption, call option or otherwise) solely in common stock or other common equity interests. "Consolidated Interest Expense" means with reference to any Relevant Period, the interest payable on, and amortisation of debt discount in respect of, all Indebtedness of the Company and its Financial Subsidiaries calculated on a consolidated basis for such period in accordance with U.S. GAAP. "Consolidated Net Income" means for any Relevant Period, the net income (or loss) of the Company and its Financial Subsidiaries calculated in accordance with U.S. GAAP on a consolidated basis (without duplication) for such Relevant Period. "Consolidated Revenues" means, with reference to any Relevant Period, total revenues of the Company and its Financial Subsidiaries calculated in accordance with U.S. GAAP on a consolidated basis for such Relevant Period.

ID: 4907-8685-6011 - MSW 83 "Consolidated Tangible Assets" means, as of the date of determination thereof, Consolidated Total Assets minus the Intangible Assets of the Company and its Financial Subsidiaries as of that date. "Consolidated Total Assets" means as of the date of determination thereof total assets of the Company and its Financial Subsidiaries calculated in accordance with U.S. GAAP on a consolidated basis as of such date. "Financial Subsidiary" means any person which is (or is required to be) consolidated by the Company into its consolidated financial statements pursuant to U.S. GAAP. "Indebtedness" means, as to any person at a particular time, without duplication, all of the following, but only to the extent included as indebtedness or liabilities in accordance with U.S. GAAP: (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes, loan agreements or similar instruments; (c) all obligations of such person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business or any earn-out obligations); (d) all obligations of such person in respect of indebtedness (excluding prepaid interest thereon) secured by Security on property owned or being purchased by such person (including indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such person or is limited in recourse; (e) all obligations of such person for unreimbursed payments made under letters of credit (including standby and commercial letters of credit), bankers' acceptances and bank guarantees; (f) all obligations of such person in respect of finance leases of such person; (g) (in respect of this Clause 20 (Financial Covenants) only for the purpose of calculating Consolidated Indebtedness) all net obligations of such person under any Swap Agreement pertaining to interest rates; and (h) all guarantees granted by such person in respect of any of the foregoing; provided that the term "Indebtedness" shall not include obligations in respect of operating leases regardless of whether they appear on the balance sheet of such person. For the purposes of this definition, the Indebtedness of any person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other limited liability entity) in which such person is a general partner or a joint venture, unless such Indebtedness is expressly made non-recourse to such person. The amount of any net obligation under a Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any finance lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Upon the defeasance or satisfaction and discharge of Indebtedness in accordance with the terms of such Indebtedness, such Indebtedness will cease to be "Indebtedness" hereunder (upon the giving or mailing of a notice of redemption and redemption funds being deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and

ID: 4907-8685-6011 - MSW 84 discharging, or otherwise acquiring or retiring such Indebtedness, or other substantially comparable processes). "Intangible Assets" means the aggregate amount, for the Company and its Financial Subsidiaries on a consolidated basis, of all assets classified as intangible assets under U.S. GAAP, including, without limitation, customer lists, acquired technology, goodwill, computer software, trademarks, patents, copyrights, organisation expenses, franchises, licenses, trade names, brand names, mailing lists, catalogues, unamortised debt discount and capitalised research and development costs. "Interest Coverage" means the ratio of Consolidated EBITDA to Consolidated Interest Expense. "Leverage Ratio" means, determined as of the last day of each of the Company's Financial Quarters, the ratio of (i) (x) Consolidated Indebtedness minus (y) the Liquidity Amount, in each case as of the last day of such Financial Quarter to (ii) Consolidated EBITDA for the period of four (4) consecutive Financial Quarters ending with the last day of such Financial Quarter, all calculated for the Company and the members of the Group on a consolidated basis. "Quarter Date" means each of 31 March, 30 June, 30 September and 31 December. "Relevant Period" means each period of twelve months ending on a Quarter Date. 20.2 Financial condition The Company shall ensure thatMaximum Leverage: (a) Maximum Leverage: priorPrior to the commencement of the Amendment Effective Date, the Company will not permit the Leverage Ratio (calculated in accordance with Clause 20.3 (Financial testing) below), in each case in respect of any Relevant Period ending on or after the Effective Date shall not exceed a ratio ofdetermined as of the last day of each of its Financial Quarters ending on and after 30 June 2025, to be greater than: (A) 4.00 to 1.00 for the Financial Quarters ending 30 June 2025, 30 September 2025 and 31 December 2025June 30,2023; (B) 43.50 75 to 1.00 for the Financial Quarters ending September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 202431 March 2026; and (C) 4.00 to 1.00 for the Financial Quarters ending September 30, 2024 and December 31, 2024; (D) 3.75 to 1.00 for the Financial Quarter ending March 31, 2025; and (EC) 3.50 to 1.00 for the Financial Quarter ending 30 June 30, 2025 2026 and each Financial Quarter ending thereafter, provided that the Company may, on or after 1 October 1, 20252026, by written notice to the Agent for distribution to the Lenders (which notice may be in the Compliance Certificate for the applicable Financial Quarter) and not more than once during the term of this Agreement, elect to increase the Maximum Leverage ratio to 4.00 to 1.00 for an Adjusted Covenant Period in connection with a Material Acquisition (as defined in paragraph (c) of Clause 20.3 (Financial testing))an acquisition that involves the

ID: 4907-8685-6011 - MSW 85 payment of consideration by the Company and/or its Financial Subsidiaries in excess of USD 75,000,000 (or its equivalent in any other currency or currencies). (b) From and after the Amendment Effective Date, the Company will not permit the Leverage Ratio (calculated in accordance with Clause 20.3 (Financial testing), determined as of the last day of each of its Financial Quarters ending on and after September 30, 202430 June 2025, to be greater than: (A) 4.50 25 to 1.00 for the Financial Quarters ending 30 June 2025 through and including 30 June 2026September 30, 2024, and December 31, 2024; (B) 4.25 00 to 1.00 for the Financial Quarter ending March 31, 202530 September 2026; (C) 43.00 75 to 1.00 for the Financial Quarters ending June 30, 2025, September 30, 2025 and 31 December 31, 20252026; and (D) 3.75 to 1.00 for the Financial Quarter ending March 31, 2026; and (ED) 3.50 to 1.00 for the fiscal quarter ending June 30, 202631 March 2027 and each fiscal quarter ending thereafter, provided that the Company may, on or after October 1, 20261 July 2027, by written notice to the Agent for distribution to the Lenders (which notice may be in the compliance certificate delivered by the CompanyCompliance Certificate for the applicable fiscal quarterFinancial Quarter) and not more than once during the term of this Agreement, elect to increase the maximum Leverage Ratio to 4.00 to 1.00 for an Adjusted Covenant Period in connection with an acquisition that involves the payment of consideration by the Company and/or any of its members of the GroupFinancial Subsidiaries in excess of $75,000,000 (or its equivalent in any other currency or currencies). (c) Minimum Interest Coverage: the Company's Interest Coverage ratio in respect of any Relevant Period ending on or after 30 June 20222025 shall not be less than a ratio of 3.00:1. 20.3 Financial testing (a) The financial covenants set out in Clause 20.2 (Financial condition) shall be tested as of the last day of each Relevant Period (and for the first time for the Relevant Period ending on 30 June 2022) by reference to each of the financial statements of the Company delivered pursuant to paragraphs (a) and (d) of Clause 19.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 19.2 (Compliance Certificate). (b) For the avoidance of doubt, the financial covenants set out in Clause 20.2 (Financial condition) shall be tested based on the consolidated financial statements of the Company and include any Financial Subsidiary. (c) For the purposes of calculating Consolidated EBITDA and/or Consolidated Interest Expense for any Relevant Period: (i) if at any time during such Relevant Period the Company or any Financial Subsidiary shall have made any Material Disposal, the Consolidated EBITDA for such Relevant Period shall be reduced by an amount equal to the

ID: 4907-8685-6011 - MSW 86 Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposal for such Relevant Period or increased by an amount equal to Consolidated EBITDA (if negative) attributable thereto for such Relevant Period; and (ii) if during such Relevant Period the Company or any Financial Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Relevant Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Relevant Period; and (iii) Consolidated Interest Expense shall be determined for such period on a pro forma basis as if such acquisition or disposal, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period. As used in this paragraph (c): "Material Acquisition" means any acquisition of property or a series of related acquisitions of property that: (i) constitutes: (A) assets comprising all or substantially all or any significant portion of a business or operating unit of a business; or (B) all or substantially all of the common stock or other Equity Interests of a person; and (ii) involves the payment of consideration (including assumed debt) by the Company and its Financial Subsidiaries in excess of USD 10,000,000 (or its equivalent in any other currency or currencies). "Material Disposal" means any sale, transfer or disposal of property or series of related sales, transfers or disposal of property that (i) constitutes: (A) assets comprising all or substantially all or any significant portion of a business or operating unit of a business; or (B) all or substantially all of the common stock or other Equity Interests of a person, and (ii) involves gross proceeds to the Company or any of its Financial Subsidiaries in excess of USD 10,000,000 (or its equivalent in any other currency or currencies). 21. GENERAL UNDERTAKINGS The undertakings in this Clause 21 (General undertakings) remain in force from the date of this Agreement until both (i) the Commitments have expired or been terminated and (ii) all L/Gs have been repaid in full as set out in Clause 8 (Repayment) of this Agreement and there is no other amount outstanding under the Finance Documents. 21.1 Authorisations The Company shall and shall cause each of its Material Subsidiaries to:

ID: 4907-8685-6011 - MSW 87 (a) preserve and do all that is necessary to maintain in full force and effect its legal existence; and (b) take, or cause to be taken, all reasonable actions to preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, privileges, franchises, Authorisations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except, for the purposes of this paragraph (b) only, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not: (i) prohibit any merger, consolidation, amalgamation, disposition, liquidation or dissolution permitted under Clause 21.5 (Merger); and (ii) require any member of the Group to preserve any right, qualification, license, permit, privilege, franchise, Authorisation, intellectual property right or authority to conduct its business if any member of the Group shall determine that the preservation thereon is no longer desirable in the conduct of the business of any member of the Group and that the loss thereof is not disadvantageous in any material respect to any member of the Group or the Lenders. 21.2 Compliance with laws Each Obligor shall (and the Company shall ensure that its Subsidiaries will) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), in each case except whether the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, provided that such undertaking shall (to the extent it relates to Sanctions) not be given (i) by/in respect of any Obligor or (ii) to any Lender to the extent that such undertaking would result in any violation of, conflict with or liability under EU Regulation (EC) 2271/96, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung) or a similar anti-boycott statute. 21.3 Negative pledge (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over or with respect to any of its assets, whether now owned or hereafter acquired, or assign any right to receive income. (b) Paragraph (a) above shall not apply to any Security which is: (i) Security, if any, pursuant to any Finance Document (including Security on any cash in favour of an Issuing Bank required pursuant to the terms of this Agreement); (ii) Security existing on the date of this Agreement (i) that does not exceed USD 1,000,000 (or its equivalent in any other currency or currencies) or (ii) listed on Schedule 17 (List of Existing Financial Indebtedness and Existing Security) and any renewals or extensions thereof; provided that the property covered

ID: 4907-8685-6011 - MSW 88 thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by sub-paragraph (ii) of paragraph (b) of Clause 21.14 (Financial Indebtedness); (iii) Security for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings in the circumstances, if adequate reserves with respect thereto are maintained on the books of the applicable person in accordance with Applicable GAAP; (iv) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Security arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings in the circumstances, if adequate reserves with respect thereto are maintained on the books of the applicable person to the extent required in accordance with Applicable GAAP; (v) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation (including, but not limited to, section 8a of the German Semi-retirement Act (Altersteilzeitgesetz) and section 7d of the German Social Law Act No. 4 (Sozialgesetzbuch IV) but other than any Security imposed by ERISA), including cash collateral for obligations in respect of letters of credit, guarantee obligations or similar instruments related to the foregoing, and deposits securing liability insurance carriers under insurance or self-insurance arrangements in the ordinary course of business; (vi) pledges or deposits (including cash collateral for obligations in respect of letters of credit and bank guarantees) to secure the performance of bids, trade contracts and leases (other than Financial Indebtedness), statutory obligations, surety bonds (other than bonds related to judgements or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (vii) easements, rights-of-way, restrictions and other similar encumbrances affecting real property and other minor defects or irregularities in title and other similar encumbrances including the reservations, limitations, provisos and conditions, which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property of the Group taken as a whole or materially interfere with the ordinary conduct of the business of the applicable person; (viii) Security securing Financial Indebtedness permitted under sub-paragraph (b)(iv) of Clause 21.14 (Financial Indebtedness) provided that: (A) such Security does not at any time encumber any property other than the property financed by such Financial Indebtedness; and (B) the Financial Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; (ix) Security securing Financial Indebtedness permitted under sub-paragraph (b)(xviii) of Clause 21.14 (Financial Indebtedness) below; (x) statutory rights of set-off arising in the ordinary course of business;

ID: 4907-8685-6011 - MSW 89 (xi) Security existing on the property at the time of acquisition thereof by any member of the Group and not created in contemplation thereof; (xii) Security existing on property of a Subsidiary of the Company at the time such Subsidiary of the Company is merged, consolidated or amalgamated with or into, or acquired by, any member of the Group or becomes a Subsidiary of the Company and not created in contemplation thereof; (xiii) Security in favour of banks which arise under Article 4 of the UCC on items in collection and documents relating thereto and the proceeds thereof or which arise under banks' standard terms and conditions; (xiv) judgement Security in respect of judgements that do not constitute an Event of Default under Clause 22.12 (Adverse Judgement) or Security securing appeal or surety bonds related to such judgements, in particular but not limited to any Security granted or to be granted by Coperion GmbH in connection with a litigation between Jürgen Horstmann and, inter alios, ThyssenKrupp Technologies Beteiligungen and Coperion GmbH; (xv) any interest or title of a landlord, lessor or sublessor under any lease of real estate or any Security affecting solely the interest of the landlord, lessor or sublessor; (xvi) leases, licenses, subleases or sublicenses granted: (A) to others not interfering in any material respect with the business of the Group, taken as a whole; or (B) between or among any member of the Group; (xvii) purported Security evidenced by the filing of precautionary UCC financing statements, PPSA financing statements or similar filings relating to operating leases of personal property entered into by any member of the Group in the ordinary course of business; (xviii) any interest or title of a licensor under any license or sublicense entered into by any member of the Group as a licensee or sublicensee: (A) existing on the date of this Agreement; or (B) in the ordinary course of business; (xix) with respect to any real property, immaterial title defects or irregularities that do not, individually or in the aggregate, materially impair the use of such real property; (xx) Security on any cash earnest money deposits or other escrow arrangements made in connection with any letter of intent or purchase agreement; (xxi) Security in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xxii) Security arising out of sale and leaseback transactions; (xxiii) customary rights of first refusal, "tag along" and "drag along" rights, and put and call arrangements under joint venture agreements;

ID: 4907-8685-6011 - MSW 90 (xxiv) Security on treasury stock of the Company; (xxv) Security (x) in favour of collecting or payor banks having a right of set-off, revocation, refund or chargeback with respect to money or instruments on deposit with or in possession of such bank, (y) attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or (z) in favorfavour of banking institutions arising as a matter of law or standard business terms and conditions encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry; (xxvi) Security securing obligations (contingent or otherwise) of any member of the Group existing or arising under any Swap Agreement; (xxvii) other Security securing liabilities or assignments of rights to receive income in an aggregate amount at any time outstanding not to exceed (x) during the Adjusted Period, $50,000,000 and (y) on and after the conclusion of the Adjusted Period Termination Date, the greater of USD 150,000,000 (or its equivalent in another currency or currencies) and 15% of Consolidated Tangible Assets (calculated as of the end of the immediately preceding Financial Quarter for which the Company's financial statements were most recently delivered pursuant to Clause 19.1 (Financial Statements) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Clause 19.1 (Financial Statements), the most recent financial statements referred to in Clause 18.13 (Financial statements)) at any time outstanding, provided that, for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred if, at the time of the creation, incurrence, assumption or initial existence thereof, such Security was permitted to be incurred pursuant to this paragraph (xxvii) notwithstanding a decrease after such time in the basket amount permitted under this paragraph (xxvii) as a result of a decrease in Consolidated Tangible Assets; (xxviii) Security on property or assets deposited with a trustee or paying agent or otherwise segregated or held in trust or under an escrow or other funding arrangement for the sole purpose of repurchasing, redeeming, defeasing, repaying, satisfying and discharging or otherwise acquiring or retiring Indebtedness; (xxix) Security on Margin Stock; and (xxx) Security securing the obligations under this Agreement and/or the Existing US Facility Agreement (and related banking services obligations and swap obligations) so long as such Security is subject to the Pari Passu Intercreditor Agreement. 21.4 Disposals (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of all or substantially all of the assets of the Group, taken as a whole. (b) Paragraph (a) shall not apply to:

ID: 4907-8685-6011 - MSW 91 (i) the Disposal by any Subsidiary of the Company of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Subsidiary of the Company provided that if the transferor in such a transaction is a wholly owned Subsidiary of the Company, then the transferee must either be the Company or a wholly-owned-Subsidiary of the Company; (ii) the Disposal by the Company of its treasury stock; and (iii) the sale by the Company, in conjunction with its majority stake joint-venture partner in TerraSource Global, of the TerraSource Global business to Astec Industries; and (iiiiv) the Company and any of its Subsidiaries entering into any transaction permitted by Clause 21.5.521.5 (Merger). 21.5 Merger (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) merge, consolidate or amalgamate with or into another person. (b) Paragraph (a) shall not apply to: (i) any Subsidiary of the Company: (A) merging or consolidating with or into the Company, provided that the Company shall be the continuing or surviving person; or (B) merging, consolidating or amalgamating with any one or more other Subsidiaries of the Company, provided that when any wholly-owned Subsidiary of the Company is merging or amalgamating with another Subsidiary of the Company, the wholly owned Subsidiary of the Company shall be the continuing or surviving person (or the continuing corporation resulting from such amalgamation, shall be the wholly owned Subsidiary of the Company); (ii) any member of the Group merging (or in the case of a Subsidiary of the Company, amalgamating) with any person in a transaction that would be an acquisition permitted under paragraph (b) of Clause 21.13 (Acquisitions) or a Disposal that is permitted under paragraph (b) of Clause 21.4 (Disposals) provided that in the case of an acquisition: (A) if the Company is a party to such merger, it shall be the continuing or surviving person; or (B) if any Obligor (other than the Company) is a party to such merger or amalgamation, such Obligor shall be the continuing or surviving person (or the continuing corporation resulting from such amalgamation shall be the Obligor and shall have executed and delivered to the Agent a confirmation to that effect reasonably satisfactory to the Agent); and (iii) any member of the Group entering into any transaction permitted by paragraph (b) of Clause 21.4 (Disposals).

ID: 4907-8685-6011 - MSW 92 21.6 Change of business No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any material line of business if, after giving effect thereto, the business of the Group (taken as a whole) would be substantially different from the business in which the Group (taken as a whole) are presently engaged provided that this Clause 21.6 shall not prohibit the Company or its Subsidiaries from entering into (x) any line of business that is reasonably related, incidental, ancillary or complementary to, or any reasonable extension, development or expansion of, the business in which the Company and its Subsidiaries, taken as a whole, are presently engaged, or (y) any other non-core incidental businesses acquired in connection with any acquisition or investment not prohibited hereunder. 21.7 Centre of Main Interests and Establishments Each Obligor incorporated in a member state of the European Union shall cause its registered office and "centre of main interests" (as that term is used in Article 3(1) of the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast)) to be situated solely in its jurisdiction of incorporation and shall have an "establishment" (as that term is used in Article 2(10) of the regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast)) situated solely in its jurisdiction of incorporation. 21.8 Preservation of assets and insurance (a) Each Obligor shall (and the Company shall ensure that each member of the Group will): (i) keep and maintain all property material to the conduct of the business of the Group (taken as a whole) in good working order and condition, ordinary wear and tear excepted; and (ii) maintain insurances with financially sound and reputable insurance companies or with a captive insurance company that is an Affiliate of the Company in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. (b) During the Collateral Period, the Company will furnish to the Agent, upon any reasonable request of the Agent, information in reasonable detail as to the insurance so maintained (but no more frequently than once per Financial Year). Except as otherwise agreed by the Agent, during the Collateral Period, the Company shall deliver to the Agent endorsements (x) to all "All Risk" physical damage insurance policies on all of the Domestic Obligors' tangible personal property and assets naming the Agent as lender loss payee, and (y) to all general liability and other liability policies of the Domestic Obligors (other than workers' compensation, director and officer liability or other policies in which such endorsements are not customary) naming the Agent an additional insured. 21.9 Pari passu Each Obligor shall ensure that its payment obligations under the Finance Documents rank at all time at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

ID: 4907-8685-6011 - MSW 93 21.10 Taxation Each Obligor shall (and the Company shall ensure that each member of the Group will) pay and discharge all Taxes that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default unless and only to the extent that: (a) the validity or amount of such payment is being contested in good faith by appropriate proceedings; (b) the Company or such member of the Group has set aside on its books adequate reserves with respect thereto in accordance with Applicable GAAP; and (c) the failure to pay those Taxes would not reasonably be expected to result in a Material Adverse Effect. 21.11 Compliance with Swiss Non-Bank Rules Each Swiss Borrower shall ensure at any time that it is in compliance with the Swiss Non-Bank Rules. This undertaking shall not be deemed to be breached if the Swiss Non-Bank Rules are breached as a result solely of: (a) a Lender has failed to comply with its obligations under Clause 23 (Changes to Lenders); (b) a Lender ceased to be a Swiss Qualifying Bank other than as a result of any change after the date it became a Finance Party under this Agreement in (or in the interpretation, administration or application of) any law or any published practice or concession of any relevant taxing authority. 21.12 Access Each Obligor shall (and the Company shall ensure that each member of the Group will): (a) keep proper books of record and accounts of all material financial dealings and transactions in relation to its business activities, which entries are true and correct in all material respects and, subject to Clause 19.1 (Financial Statements), in form permitting financial statements conforming with GAAP to be derived therefrom; and (b) permit that representatives designated by the Agent access at reasonable times and upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, provided that any member of the Group is afforded the opportunity to participate in such discussions, its independent accountants, all at such reasonable times and as often as reasonably requested, provided that such visitations, inspections or examinations shall not occur more frequently than once per calendar year so long as no Event of Default has occurred and is continuing. The Company acknowledges that the Agent, after exercising its rights of inspection, may, subject to Clause 35 (Confidentiality), prepare and distribute to the Lenders certain reports pertaining to the Group's assets for internal use by the Agent and the Lenders. Notwithstanding anything to the contrary in this Clause 21.12, no member of the Group will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any documents, information or other matter that: (i) constitutes non-financial trade secrets or non-financial proprietary information;

ID: 4907-8685-6011 - MSW 94 (ii) in respect of which disclosure to the Agent (or any designated representative) is then prohibited by law or any agreement binding on any member of the Group; or (iii) is subject to lawyer-client or similar privilege which constitutes lawyer work-product. 21.13 Acquisitions (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no other member of the Group will) acquire (in one or a series of transactions) all of the capital stock or equity interests or all or substantially all of the assets of any person. (b) Paragraph (a) shall not apply to any acquisition of all of the capital stock or equity interests or all or substantially all of the assets of any person where: (i) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and (ii) (A) the aggregate amount invested (including assumed debt) is less than or equal to USD 375,000,000 (or its equivalent in any other currency or currencies); or (B) the aggregate amount invested (including assumed debt) is greater than USD 375,000,000 (or its equivalent in any other currency or currencies), and not less than five Business Days prior to the consummation of any such acquisition or series of acquisitions, the Company delivers to the Agent relevant financial information, statements and projections reasonably requested by the Agent for the Relevant Period ending on the last day of the Financial Quarter for which consolidated financial statements have most recently been delivered pursuant to Clause 19.1 (Financial statements), such relevant financial statements giving effect to the acquisition of the company or business on a pro forma basis and to be delivered together with a certificate by a Responsible Officer of the Company demonstrating pro forma compliance with Clause 20 (Financial Covenants) after giving effect to such acquisition or series of acquisitions for that Relevant Period. 21.14 Financial Indebtedness (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness. (b) Paragraph (a) shall not apply to: (i) Financial Indebtedness arising under the Finance Documents; (ii) Financial Indebtedness that: (A) is outstanding on the date hereof and is less than USD 2,000,000 (or its equivalent in any other currency or currencies) individually or USD 15,000,000 in the aggregate; or

ID: 4907-8685-6011 - MSW 95 (B) arises or is incurred under agreements listed in Schedule 17 (List of Existing Financial Indebtedness and Existing Security) and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Financial Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilised thereunder; (iii) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Agreement, provided that such obligations are (or were) entered into in the ordinary course of business and not for purposes of speculation; (iv) Financial Indebtedness in respect of finance leases and purchase money obligations for fixed or capital assets and any refinancings, refundings, renewals or extensions thereof provided that the amount of such Financial Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilised thereunder provided that the only property subject to such finance leases and purchase money obligations is the property so acquired; (v) Financial Indebtedness that may be deemed to exist pursuant to surety bonds, appeal bonds, supersedeas bonds or similar obligations incurred in the ordinary course of business; (vi) so long as no Default has occurred and is continuing or would result therefrom at the time of incurrence, any other unsecured Financial Indebtedness of (x) the Company or any Guarantor and (y) any Borrower under and as defined in the Existing US Facility Agreement which is a Foreign Subsidiary, in the case of clause (y), in an aggregate principal amount not to exceed the greater of (i) USD 200,000,000 and (ii) 20% of Consolidated Tangible Assets (calculated as of the end of the immediately preceding Financial Quarter for which the Company's financial statements were most recently delivered pursuant to paragraph (a) or (d) of Clause 19.1 (Financial statements) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to paragraph (a) or (d) of Clause 19.1 (Financial statements), the Original Financial Statements provided that, in each case, such Financial Indebtedness is not senior in right of payment to the payment of the Financial Indebtedness arising under this Agreement and the Finance Documents; (vii) Financial Indebtedness of a Subsidiary of the Company to the Company or any of the Company's other Subsidiaries or Financial Indebtedness of the Company to any Subsidiary of the Company in connection with loans or advances provided that each item of intercompany debt shall be unsecured and such Financial Indebtedness shall only be permitted under this sub-paragraph (b)(vii) to the extent it will be eliminated for the purposes of the consolidated financial statements of the Company in accordance with U.S. GAAP; (viii) Financial Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the course of collection;

ID: 4907-8685-6011 - MSW 96 (ix) [reserved]; (x) guarantees by the Company of Financial Indebtedness of any Subsidiary of the Company and by any Subsidiary of the Company of Financial Indebtedness of the Company or any other Subsidiary of the Company provided that the Financial Indebtedness so guaranteed is permitted by this paragraph (b); (xi) Financial Indebtedness owed to any person providing workers' compensation, health, disability or other employee benefits or property, casualty, liability or other insurance to the Company or any Subsidiary of the Company, including pursuant to reimbursement or indemnification obligations to such person, in each case incurred in the ordinary course of business; (xii) customary contingent indemnification obligations to purchasers in connection with any Disposal; (xiii) Financial Indebtedness of any person that becomes a Subsidiary of the Company after the date of this Agreement, provided that such Financial Indebtedness exists at the time such person becomes a Subsidiary of the Company and is not created in contemplation thereof, and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Financial Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilised thereunder; (xiv) Financial Indebtedness in respect of netting services, cash management obligations, overdraft protections and otherwise in connection with deposit accounts and Financial Indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently (except in the case of daylight overdrafts) being drawn against insufficient funds in the ordinary course of business; (xv) Financial Indebtedness with respect to the deferred purchase price of property acquired and any refinancings, refundings, renewals or extensions thereof provided that the amount of such Financial Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to any existing commitments unutilised thereunder or by an amount equal to a reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilised thereunder; (xvi) Financial Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards or purchase cards (including so-called "procurement cards" or "P-cards") in each case, incurred in the ordinary course of business; (xvii) contingent liabilities in respect of any indemnification obligations, adjustment of purchase price, non-compete, or similar obligations (other than guarantees of any Financial Indebtedness for borrowed money) of the Company or any Subsidiary of the Company incurred in connection with the consummation of one or more acquisitions; (xviii) other Financial Indebtedness not covered under paragraphs (i) to (xvii) above in an aggregate principal amount not to exceed the greater of:

ID: 4907-8685-6011 - MSW 97 (A) USD 150,000,000 (or its equivalent in any other currency or currencies); and (B) 15 per cent. of Consolidated Tangible Assets (calculated as of the end of the immediately preceding Financial Quarter for which the Company's financial statements were most recently delivered pursuant to Clause 19.1 (Financial statements), or if prior to the date of the delivery of the first financial statements to be delivered pursuant to Clause 19.1 (Financial statements), the Original Financial Statements) provided that for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred if, at the time of creation, incurrence, assumption or initial existence thereof, such Financial Indebtedness was permitted to be incurred pursuant to this sub-paragraph (xviii) notwithstanding a decrease after such time in the basket amount permitted under this sub-paragraph (xviii) as a result of a decrease in Consolidated Tangible Assets. 21.15 Permitted Distributions and Payments (a) Except as permitted under paragraph (b) below, no Obligor shall (and the Company shall ensure that no member of the Group will) declare or make any Restricted Payment or incur any obligation (contingent or otherwise) to do so. (b) Paragraph (a) above shall not apply to: (i) any Subsidiary of the Company making Restricted Payments to any member of the Group (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary of the Company, such Restricted Payment may be made to each other owner of capital stock or other equity interests of such Subsidiary of the Company on a pro rata basis based on their relative ownership interests); (ii) any member of the Group declaring or making any dividend payments or other distributions payable solely in the common stock or other common equity interests of such person; (iii) any member of the Group purchasing, redeeming or otherwise acquiring shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; (iv) any member of the Group making distributions to or payments on behalf of current and former employees, officers or directors of any member of the Group (or any spouses, ex-spouses, trusts or estates of any of the foregoing) on account of exercises, purchases, redemptions or other acquisitions of Equity Interests of any member of the Group held by such persons (including to pay for the taxes payable by such persons in connection with a grant or award of Equity Interests of any member of the Group or upon the vesting thereof) and repurchasing Equity Interests issued to current or former employees, officers, directors or managers upon death, disability or termination of employment of such person or pursuant to the terms of any subscription, stockholder or other agreement or plan approved any member of the Group's board of directors (or any committee thereof);

ID: 4907-8685-6011 - MSW 98 (v) solely during the Adjusted Period, the Company declaring and paying during each of the Company's 2023 fiscal year, 2024 fiscal year , 2025 fiscal year and 2026 fiscal year, its regularly scheduled cash dividends to its stockholders: (A) with respect to the Company's 20232025 fiscal year, in an amount up to and including $0.880.90 per share; (B) with respect to the Company's 20242026 fiscal year, in an amount consistent with the aggregate amount of dividends paid in the Company's 20232025 fiscal year plus an additional amount equal to $0.01 per share in excess of the aggregate amount paid in the Company's 20232025 fiscal year pursuant to the foregoing sub-paragraph (A); and (C) with respect to the Company's 20252027 fiscal year, in an amount consistent with the aggregate amount of dividends paid in the Company's 20242026 fiscal year plus an additional amount equal to $0.01 per share in excess of the aggregate amount paid in the Company's 20242026 fiscal year pursuant to the foregoing sub-paragraph (B);, (D) with respect to the Company's 2026 fiscal year, in an amount consistent with the aggregate amount of dividends paid in the Company's 2025 fiscal year plus an additional amount equal to $0.01 per share in excess of the aggregate amount paid in the Company's 2025 fiscal year pursuant to the foregoing sub- paragraph (C), provided that (i) the Company is in compliance with the Leverage Ratio set forth in paragraph (a) of Clause 20.2 (Financial condition) (calculated as of the end of the immediately preceding Financial Quarter for which the Company's financial statements were most recently delivered pursuant to Clause 19.1 (Financial statements)) on a pro forma basis immediately after giving effect to such payment and the incurrence of any Indebtedness incurred to make such payment and (ii) immediately after giving effect to such payment, no Event of Default would exist; (vi) solely during the Adjusted Period, the Company declaring and paying cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; provided that: (A) on a pro forma basis, immediately after giving effect to such proposed action in this paragraph (vi) and the incurrence of any Financial Indebtedness incurred to take any such proposed action in this paragraph (vi) the Leverage Ratio (calculated as of the end of the immediately preceding Financial Quarter for which the Company's financial statements were most recently delivered pursuant to pursuant to Clause 19.1 (Financial statements)) is less than or equal to 3.50 to 1.00; and (B) immediately after giving effect to such proposed action in this paragraph (vi), no Event of Default would exist; and

ID: 4907-8685-6011 - MSW 99 (vii) solely (1) prior to the commencementon and after the conclusion of the Adjusted Period and (2) on and after the Adjusted Period Termination Date, the Company declaring and paying cash dividends to its stockholders and purchasing, redeeming or otherwise acquiring shares of its capital stock or warrants, rights or options to acquire any such shares for cash provided that (i) the Company is in compliance with the Leverage Ratio set forth in paragraph (a) of Clause 20.2 (Financial condition) (calculated as of the end of the immediately preceding Financial Quarter for which the Company's financial statements were most recently delivered pursuant to Section Clause 19.1 (Financial statements)) on a pro forma basis immediately after giving effect to such proposed action in this clause (vii) and the incurrence of any Indebtedness incurred to take any such proposed action in this clause (vii) and (ii) immediately after giving effect to such proposed action in this clause (vii), no Event of Default would exist. 21.16 Burdensome Agreements (a) No Obligor shall (and the Company shall ensure that no member of the Group will) enter into any Contractual Obligation that limits the ability: (i) of any Subsidiary of the Company to make Restricted Payments to the Company; (ii) of any Subsidiary of the Company to guarantee the Financial Indebtedness of the Borrowers under the Finance Documents; or (iii) of any member of the Group to create, incur, assume or suffer to exist Security on property of such person to secure the obligations of the Obligors under the Finance Documents, (b) Paragraph (a) of this Clause 21.16 (Burdensome Agreements) shall not apply to any Contractual Obligation: (i) set out in this Agreement or any other Finance Document; (ii) on subletting or assignment of any leases or licenses of any member of the Group or on the assignment of a Contractual Obligation or any rights thereunder or any other customary non-assignment provisions, in each case entered into in the ordinary course of business; (iii) set out in Contractual Obligations for the disposal of assets (including any Equity Interests in any Subsidiary of the Company) of any member of the Group provided that such restrictions and conditions apply only to the assets or Subsidiary of the Company that is to be sold; (iv) [reserved]; (v) set out in any Contractual Obligation governing Financial Indebtedness permitted under sub-paragraphs (ii), (iv), (vi), (x), (xiii), (xv), or (xviii) of paragraph (b) of Clause 21.14 (Financial Indebtedness); (vi) with respect to cash or other deposits (including escrowed funds) received by any member of the Group in the ordinary course of business and assets subject to Security permitted by sub-paragraphs (ii), (v), (vi), (vii), (x), (xi), (xii), (xiv), (xx), (xxii), or (xxviii) of paragraph (b) of Clause 21.3 (Negative pledge);

ID: 4907-8685-6011 - MSW 100 (vii) set out in joint venture agreements or other similar agreements concerning joint ventures and applicable solely to such joint venture; (viii) set out in any Contractual Obligation relating to an asset being acquired existing at the time of acquisition or a Subsidiary of the Company existing at the time such Subsidiary of the Company is merged, consolidated or amalgamated with or into, or acquired by, any member of the Group or becomes a Subsidiary of the Company and, in each case, not in contemplation thereof; (ix) contained in any trading, netting, operating, construction, service, supply, purchase, credit card, credit card processing service, debit card, stored value card, purchase card (including a so-called "procurement card" or "P-card") or other agreement to which any member of the Group is a party and entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of any member of the Group that are the subject of such agreement, the payment rights arising thereunder, the accounts associated with such agreement, or the proceeds thereof and does not extend to any other asset or property of any member of the Group or the assets or property of any other Subsidiary; (x) (A) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Security in, any property or assets of the Company or any Material Subsidiary not otherwise prohibited by this Agreement (so long as such limitation or restriction applies only to the property or assets subject to such transfer, agreement to transfer, option, right or Security), (B) contained in mortgages, pledges or other security agreements securing Financial Indebtedness of a Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (C) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of any member of the Group, (D) pursuant to customary provisions in any swap or derivative transactions (including any Swap Agreement), (E) pursuant to customary provisions in leases or licenses of intellectual property (or in other contracts governing intellectual property rights) and other similar agreements entered into in the ordinary course of business, (F) pursuant to customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Company has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Group to meet their ongoing obligations or (G) on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; (xi) customary restrictions and conditions contained in the document relating to Security permitted under this Agreement, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Security, and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Clause 21.16 (Burdensome Agreements); or (xii) customary restrictions required by, or arising by operation of law under, applicable law, rule or regulation to the extent contained in a document relating to the Equity Interests or governance of any Foreign Subsidiary that is not a Borrower. 21.17 Use of Proceeds (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) use the proceeds of any Utilisations, whether directly or indirectly, and whether

ID: 4907-8685-6011 - MSW 101 immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case, in violation of Regulation T, U and Regulation X of the Board. No Borrower will request any Letter of Credit, and no Borrower shall use, and the Company shall procure that its other Subsidiaries shall not use, a Letter of Credit (i) for the purpose of making an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation in any material respect of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of applicable Sanctions or (iii) in any manner that would result in the violation of any Sanctions applicable to a party to this Agreement. (b) Paragraph (a) above shall apply only to the extent that making of or compliance with such undertakings does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung (AWV)) Council Regulation (EC) No. 2271/96 of 22 November 1996 or any similar applicable antiboycott law or regulation provided that to the extent that a Group Company cannot comply with the undertakings contained in paragraphs (a) above due to any such anti- boycott laws or regulations, such Group Company shall comply with such provisions relating to any Sanctions that are applicable to or binding upon such Group Company in its original jurisdiction. (c) This Clause 21.17 shall not apply: (i) to any Finance Party which qualifies as a resident party domiciled in the Federal Republic of Germany ((Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) in so far as it would result in a violation of or conflict with section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or (ii) to any Finance Party to which the Council Regulation (EC) 2271/1996 applies in so far as it would result in a violation of or conflict with any provision of the Council Regulation (EC) 2271/1996; and (iii) to any Group Company and any Finance Party, in each case, to which any other anti-boycott statute or regulation applies in so far as it would result in a violation of or conflict with any provision of such other anti-boycott statute or regulation. 21.18 UK Pensions The Company will ensure it is not knowingly (including where it ought reasonably to know it is) a party, and will use best endeavors to procure that no Subsidiary is a party, to any act or omission in relation to the Milacron Pension Scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, in relation to the issuance of a contribution notice or financial support direction by the Pensions Regulator for the purposes of the United Kingdom Pensions Act 2004 or the exercise of any Criminal Pension Power by the Pensions Regulator or CPS). 21.19 Compliance with U.S. Regulations No Obligor currently is required to be registered as an "investment company" (as such term is defined in the United States Investment Company Act of 1940) and the Company shall ensure that no Obligor is required to register as an investment company under such act if such

ID: 4907-8685-6011 - MSW 102 registration would cause the making of any Utilisation, or the application of the proceeds or repayment of any Utilisation by any Obligor or the consummation of the other transactions contemplated by this Agreement, to violate any provision of such act or any rule, regulation or order of the SEC thereunder. 21.20 Additional Guarantors The Company shall procure that any other member of the Group which is a Material Domestic Subsidiary (except for any Excluded Subsidiary) shall, as soon as possible after becoming a Material Domestic Subsidiary but in any event within 45 days after delivery of the respective annual Compliance Certificate showing that such member of the Group qualifies as a Material Domestic Subsidiary becomes an Additional Guarantor under this Agreement in accordance with Clause 24.4. 21.21 Collateral; Further Assurances (a) Within sixty (60) days (or such later date as may be reasonably agreed upon by the Agent) after the date of a Collateral Springing Event, the Company will, and will cause each Guarantor to enter into the Security Agreement. (b) Within sixty (60) days (or such later date as may be reasonably agreed upon by the Agent) after the date of a Collateral Springing Event, and thereafter at all times during the Collateral Period, subject to the terms, limitations and exceptions set forth in this Agreement and the applicable Collateral Documents, the Company will cause, and will cause each other Domestic Obligor to cause, all of its owned property (whether personal, tangible, intangible, or mixed but excluding Excluded Assets) to be subject at all times to perfected Security in favor of the Security Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject in any case to Security permitted pursuant to Clause 21.3 (Negative Pledge) (provided that such perfection shall be limited to the United States). Without limiting the generality of the foregoing, and subject to the terms, limitations and exceptions set forth in this Agreement and the applicable Collateral Documents, the Company will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary (other than Excluded Assets) directly owned by the Company or any other Domestic Obligor to be subject at all times to a first priority perfected (subject in any case to Security permitted pursuant to Clause 21.3 (Negative Pledge)) Security in favor of the Security Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents. (c) Without limiting the foregoing, during the Collateral Period, the Company will, and will cause each member of the Group to, execute and deliver, or cause to be executed and delivered, to the Agent such documents, agreements and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Security Agent or the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Finance Documents and to ensure perfection and priority of the Security created or intended to be created by the Collateral Documents, subject to the terms, limitations and exceptions set forth herein or in any Collateral Document, all at the expense of the Company. (d) Notwithstanding the foregoing or anything contained in this Agreement or any other Finance Document to the contrary, in respect of the Company and its Subsidiaries, (i) no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction to create or perfect a security interest shall be required in order to create any security interests in assets or to perfect such security interests, including any intellectual property registered in any non-U.S. jurisdiction, (ii) no control agreements,

ID: 4907-8685-6011 - MSW 103 landlord waivers, estoppels or collateral access letters shall be required and (iii) no actions shall be required to perfect a security interest in letter of credit rights or commercial tort claims, other than the filing of a UCC financing statement. 21.22 Funds for Repayments of Obligations The Company will not, and will not permit any member of the Group to, use any cash and cash equivalents derived from, or proceeds from, sales of technologies that could reasonably be used in the development, design, production or manufacturing of cannabis-infused edible products to make any payment, prepayment, repayment, discharge or satisfaction in respect of any of the L/Gs. 22. EVENTS OF DEFAULT Each of the events or circumstances set out in this Clause 22 is an Event of Default (save for Clause 22.16 (Acceleration) and Clause 22.17 (Acceleration for Insolvency)). 22.1 Non-payment An Obligor does not pay on the due date any amount payable by an Obligor pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by administrative or technical error; and (b) payment is made within five Business Days of its due date. 22.2 Financial covenants Any requirement of Clause 20 (Financial Covenants) is not satisfied. 22.3 Other obligations An Obligor does not comply with any provision of the Finance Documents relating to an Obligor (other than those referred to in Clause 22.1 (Non-payment) and Clause 20 (Financial Covenants) above), and such failure shall continue unremedied for a period of 15 Business Days after notice thereof from the Agent to the Company (which notice will be given at the request of any Lender). 22.4 Misrepresentation Any representation or warranty made or deemed to be made by or on behalf of an Obligor in the Finance Documents or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Finance Document or any amendment or modification thereof or waiver thereunder, proves to have been incorrect in any material respect when made or deemed to be made. 22.5 Cross default (a) Any Material Indebtedness of any member of the Group is not paid when due which failure to pay is not cured within any applicable grace period after delivery of any applicable required notice. (b) Any Material Indebtedness of any member of the Group becomes due and payable prior to its specified maturity as a result of an event of default (however described).

ID: 4907-8685-6011 - MSW 104 (c) Any creditor of any member of the Group becomes entitled, after the expiration of any applicable grace period and delivery of any applicable required notice, to declare any Material Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). (d) For the avoidance of doubt, paragraphs (b) and (c) shall not apply if any Material Indebtedness: (i) becomes due as a result of the voluntary sale or transfer of the property or assets securing such Material Indebtedness; (ii) becomes due as a result of a refinancing thereof permitted pursuant to this Agreement; (iii) constitutes any reimbursement obligation in respect of a letter of credit as a result of a drawing thereunder by a beneficiary therein in accordance with its terms; (iv) is mandatorily prepayable prior to the scheduled maturity thereof with the proceeds of the issuance of capital stock, the incurrence of other Material Indebtedness or the sale or other disposal of any assets, that has become due so long as it is prepaid in full with such net proceeds required to be prepaid when due (or within any applicable grace period) and such event shall not have otherwise resulted in an event of default with respect thereto; (v) is repaid by way of any redemption, conversion or settlement that is convertible into Equity Interests (and cash in lieu of fractional shares) and/or cash (in lieu of such Equity Interests in an amount determined by reference to the price of the common stock of the Company at the time of such conversion or settlement) in the Company pursuant to its terms unless such redemption, conversion or settlement results from a default thereunder or an event of a type that constitutes an Event of Default; (vi) becomes due as a result of prepayments required by the terms of Indebtedness as a result of customary provisions in respect of illegality, replacement of lenders and gross-up provisions for Taxes, increased costs, capital adequacy and other similar customary requirements; and (vii) becomes due as a result of any voluntary prepayment, redemption or other satisfaction of Indebtedness becoming mandatory in accordance with the terms of such Indebtedness solely as the result of the Company or any Subsidiary delivering a prepayment, redemption or similar notice with respect to such prepayment, redemption or other satisfaction. 22.6 Insolvency (a) The Company, any Borrower or any Material Subsidiary is unable or admits in writing its inability or failure generally to pay its debts as they fall due and in particular any Borrower or Material Subsidiary incorporated in Germany is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the Insolvency Code (Insolvenzordnung).

ID: 4907-8685-6011 - MSW 105 (b) Any Borrower or any Material Subsidiary (other than the Company, any other Borrower or any Material Subsidiary incorporated in a jurisdiction of the U.S.): (i) by reasons of actual or anticipated financial difficulties commences negotiations with its creditors in general (or any class of them) with a view to rescheduling any of its indebtedness; (ii) the value of the assets of which are less than its liabilities (taking into account contingent and prospective liabilities) and under the laws of the respective jurisdiction of incorporation or organisation of that entity, this constitutes a reason for the opening of insolvency proceedings; (iii) which is a Borrower organized under the laws of England and Wales, or which is a Borrower capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986, is deemed to or declared to be unable to pay its debts when due. (c) Any Material Subsidiary or any Borrower incorporated in Germany is deemed to or declared to be unable to pay its debts when due, suspends or announces its intention to suspend payments of any of its debts, is over-indebted (überschuldet) within the meaning of section 19 of the Insolvency Code (Insolvenzordnung) or, with respect to any other Material Subsidiary or any Borrower which is neither incorporated in Germany nor in a jurisdiction of the U.S. the value of its assets is less than its liabilities and under the laws of its respective jurisdiction of incorporation this constitutes a reason for the opening of insolvency proceedings. 22.7 Insolvency proceedings (a) An involuntary proceeding is commenced or an involuntary petition is filed against the Company, any Borrower or any Material Subsidiary seeking: (i) liquidation, reorganisation or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including, without limitation, any applicable provisions or any corporations legislation); or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered. (b) The Company, any Borrower or any Material Subsidiary shall: (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (including, without limitation, any applicable provisions or any corporations legislation); (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph 22.7(a)(i) of this Clause 22.7;

ID: 4907-8685-6011 - MSW 106 (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company, any Borrower or any Material Subsidiary or for a substantial part of its assets; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; or (vi) take any action for the purpose of effecting any of the foregoing. (c) Any board or shareholder resolution is passed, legal proceedings or other constitutional procedure or step is taken by any Obligor or Material Subsidiary (other than any Obligor or Material Subsidiary incorporated in a jurisdiction of the U.S.) (such Obligor or Material Subsidiary, a "Non-U.S. Entity") whether voluntary or involuntary in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Non-U.S. Entity other than a solvent liquidation or reorganisation of any Non-U.S. Entity which is not an Obligor; (ii) (by reason of financial difficulties) a composition, compromise, assignment or arrangement with any creditor of any Non-U.S. Entity (including but without limitation to a restructuring plan under Part 26A of the Companies Act 2006 in respect of an Obligor incorporated in the United Kingdom); (iii) the appointment of a liquidator (other than in respect of a solvent liquidation of any Non-U.S. Entity which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Non-U.S. Entity or any of its assets; (iv) enforcement of any Security over any assets of any Borrower organized under the laws of England and Wales, or any other Borrower capable of becoming subject of an order for winding-up or administration under the Insolvency Act 1986, if in excess of GBP 25,000,000; or (v) any analogous procedure or step is taken in any jurisdiction. This paragraph (c) shall not apply to any to any action, proceeding, procedure or formal step which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement. (d) Any corporate action legal proceeding or other formal step or procedure is taken by or in relation to a Borrower or Material Subsidiary incorporated in Germany in relation to: (i) the filing for the opening of insolvency proceedings (Antrag auf Eröffnung eines Insolvenzverfahrens) in relation to it or any of its assets; or (ii) the competent court takes any of the actions set out in section 21 German Insolvency Code (Anordnung von Sicherungsmaßnahmen) against it; or

ID: 4907-8685-6011 - MSW 107 (iii) a competent court institutes or rejects (for reason of insufficiency of its funds to implement such proceedings (Abweisung mangels Masse)) insolvency proceedings against it (Eröffnung des Insolvenzverfahrens) save that this paragraph (d) shall not apply to any action, proceeding, procedure or formal step which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement. 22.8 Creditors' process Any expropriation, attachment, sequestration, distress or execution affects a substantial part of the assets of the Company, any Borrower or the Material Subsidiaries and is not discharged within 15 Business Days. 22.9 Ownership of the Borrowers The Company ceases to own, directly or indirectly and/or control 100 per cent. (other than (i) directors' qualifying shares and (ii) shares issued to foreign nationals to the extent required by applicable law) of the ordinary voting and economic power of any Borrower. 22.10 Unlawfulness It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents. 22.11 Repudiation or invalidity (a) An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document in any material respect. (b) Any material provision of any Finance Document that is binding on an Obligor ceases to be valid, binding or enforceable in accordance with its terms. (c) Any Collateral Document, for any reason, fails to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby (in each case unless any such loss of perfection or priority results solely from (i) the Agent no longer having possession of any certificates, promissory notes or other instruments actually received by it representing possessory collateral pledged under the Collateral Documents or (ii) the UCC continuation statements not being filed in a timely manner), except as permitted by the terms of any Finance Document. 22.12 Adverse Judgement (a) A judgement or order for the payment of an amount exceeding USD 75,000,000 (or its equivalent in any other currency or currencies) (net of any amounts that are covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and as to which such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order) is rendered against a member of the Group and remains undischarged or unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

ID: 4907-8685-6011 - MSW 108 (b) No Event of Default will occur under this Clause 22.12 in respect of the litigation between Jürgen Horstmann and, inter alios, ThyssenKrupp Technologies Beteiligungen and Coperion GmbH. 22.13 ERISA Event Any ERISA Event shall have occurred that, when aggregated with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect. 22.14 UK Pensions The Company or any of its Subsidiaries is notified that any of them has, in relation to the Milacron Pension Scheme, incurred a debt or other liability under section 75 or 75A of the United Kingdom Pensions Act 1995, or has been issued with a contribution notice or financial support direction (as those terms are defined in the United Kingdom Pensions Act 2004) or has been subject to the exercise of any Criminal Pension Power, or otherwise is determined by a Governmental Authority to be liable to pay any other amount in respect of the Milacron Pension Scheme, in each case that would reasonably be expected to result in a Material Adverse Effect. 22.15 Cessation of Business Other than pursuant to a transaction expressly permitted pursuant to this Agreement, any Obligor ceases to carry on all or a material part of its business it carried on at the date of signing of the Agreement to the extent that such cessation would reasonably be expected to result in a Material Adverse Effect. 22.16 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company: (a) cancel the Total Commitments whereupon they shall immediately be cancelled; and/or (b) declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable. 22.17 Acceleration for Insolvency If an Event of Default under paragraphs (a) or (b) of Clause 22.7 (Insolvency Proceedings) shall occur in respect of any Obligor in any U.S. jurisdiction or is being commenced in any U.S. court, then without notice to such Obligor or any other act by the Agent or any other person, the Utilisations made available to or for the benefit of such Obligor, interest thereon or other fees and all other amounts owed by such Obligor under the Finance Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived. 23. CHANGES TO THE LENDERS 23.1 Assignments and transfers by the Lenders No Lender may transfer or assign any of its rights or obligations under any Finance Document, except that, subject to this Clause 23, a Lender (the "Existing Lender") may: (a) assign any of its rights; or

ID: 4907-8685-6011 - MSW 109 (b) assign and transfer by assumption of contract (Vertragsübernahme) any of its rights and obligations, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of investing into L/G facilities and issuing of L/Gs (other than an Ineligible Institution) (the "New Lender"). 23.2 Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme) (a) The consent of the Company is required for an assignment or an assignment and transfer by assumption of contract (Vertragsübernahme) by an Existing Lender, unless the assignment or assignment and transfer by assumption of contract (Vertragsübernahme) is: (i) to another Lender or an Affiliate of a Lender; and such Affiliate of a Lender is a Swiss Qualifying Bank; (ii) an Approved Fund, provided such transfer does not lead to a violation of the Swiss Ten Non-Qualifying Bank Creditor Rule; or (iii) made at a time when an Event of Default under Clause 22.1 (Non payment), Clause 22.6 (Insolvency) and/or Clause 22.7 (Insolvency proceedings) is continuing. (b) The consent of the Company to an assignment or assignment and transfer by assumption of contract (Vertragsübernahme) must not be unreasonably withheld or delayed. The consent of the Company is not deemed to be unreasonably withheld if the proposed assignment or assignment and transfer by assumption of contract (Vertragsübernahme) would lead to a breach of the Swiss Ten Non-Qualifying Bank Creditor Rule. The Finance Parties shall have the right to make assignment or assignment and transfer by assumption of contract (Vertragsübernahme) in relation to this Agreement to up to 10 (ten) New Lenders that are not a Swiss Qualifying Bank and the Company and each Swiss Borrower shall ensure that the acceptance of up to 10 (ten) New Lenders that are not a Swiss Qualifying Bank under this Agreement would not cause a breach of the Swiss Twenty Non-Qualifying Bank Creditor Rule at any time. The Company will be deemed to have given its consent (10) ten Business Days after the Existing Lender has requested it in writing unless consent is expressly refused by the Company within that time. (c) An assignment will only be effective on: (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender and, with respect to a Swiss Borrower, if the New Lender represents in the Transfer Certificate to the Agent and each Obligor whether or not it is a Swiss Qualifying Bank; and (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

ID: 4907-8685-6011 - MSW 110 (d) An assignment and transfer by assumption of contract (Vertragsübernahme) will only be effective if the procedure set out in Clause 23.5 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) is complied with. (e) If: (i) a Lender assigns or assigns and transfers by assumption of contract (Vertragsübernahme) any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, assignment and transfer by assumption of contract (Vertragsübernahme) or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and Indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, assignment and transfer by assumption of contract (Vertragsübernahme) or change had not occurred. This paragraph (e) shall not apply in relation to Clause 12 (Tax gross-up and Indemnities), to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (j)(ii)(B) of Clause 12.2 (Tax gross-up) if the Borrower making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender. (f) Each New Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the assignment or assignment and transfer by assumption of contract (Vertragsübernahme) becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. (g) The New Lender agrees, by executing the relevant Transfer Certificate, that its identity and other information regarding its status as to whether or not it is a Swiss Qualifying Bank may be disclosed to the Swiss Federal Tax Administration (if the latter so requests). 23.3 Assignment or assignment and transfer by assumption of contract (Vertragsübernahme) fee The New Lender shall, on the date upon which an assignment or assignment and transfer by assumption of contract (Vertragsübernahme) takes effect, pay to the Agent (for its own account) a fee of EUR 4,000. 23.4 Limitation of responsibility of Existing Lender (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor;

ID: 4907-8685-6011 - MSW 111 (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-assignment or a re-assignment and re-transfer by assumption of contract (Vertragsübernahme) from a New Lender of any of the rights and obligations assigned or assigned and transferred by assumption of contract (Vertragsübernahme') under this Clause 23; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. 23.5 Procedure for assignment and transfer by assumption of contract (Vertragsübernahme) (a) Subject to the conditions set out in Clause 23.2 (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) an assignment and transfer by assumption of contract (Vertragsübernahme) is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) On the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to assign and transfer by assumption of contract (Vertragsübernahme) its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under

ID: 4907-8685-6011 - MSW 112 the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations"); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the assignment and transfer by assumption of contract (Vertragsübernahme) and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender". 23.6 Copy of Transfer Certificate or Increase Confirmation to Company The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Increase Confirmation, send to the Company a copy of that Transfer Certificate or Increase Confirmation. 23.7 Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time assign, charge, pledge or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation any assignment, charge, pledge or other Security to secure obligations to a federal reserve or central bank except that no such assignment, charge, pledge or Security shall: (a) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant assignment, charge, pledge or Security for the Lender as a party to any of the Finance Documents; or (b) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 23.8 Register The Agent, acting solely for this purpose as a non-fiduciary agent of any Borrower, shall maintain a copy of each Transfer Certificate, Increase Confirmation, or an assignment or assignment and transfer by assumption of contract (Vertragsübernahme) delivered to it and a register for the recording of the names and addresses of the Lenders, and the Commitments of, and the Utilisations owing to, each Lender pursuant to the terms hereof from time to time (for the purposes of this provision, the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Obligors, the Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Obligors and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

ID: 4907-8685-6011 - MSW 113 24. CHANGES TO THE OBLIGORS 24.1 Assignments and transfers by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 24.2 Additional Borrowers (a) Subject to compliance with the provisions of paragraph (d) of Clause 19.8 ("Know your customer" checks), the Company may, by not less than 10 Business Days' prior written notice to the Agent, request that any of its wholly owned Subsidiaries becomes an Additional Borrower (Vertragsbeitritt). That Subsidiary shall become an Additional Borrower if: (i) it is a Subsidiary incorporated in a jurisdiction of a Borrower; (ii) it is a Subsidiary incorporated in an Approved Jurisdiction and the Majority Lenders approve the addition of that Subsidiary (such approval not to be unreasonably withheld or delayed); or (iii) it is a Subsidiary incorporated in any other jurisdiction and all the Lenders approve the addition of that Subsidiary (such approval not to be unreasonably withheld or delayed); and in each case (A) the Company delivers to the Agent a duly completed and executed Accession Letter; (B) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and (C) the Agent has received all of the documents and other evidence listed in Part 2 (Conditions Precedent required to be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 (Conditions Precedent required to be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent). 24.3 Resignation of a Borrower (a) The Company may request that a Borrower (other than Coperion GmbH) ceases to be a Borrower by delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and (ii) the Borrower has repaid its L/G (and any L/G of its Affiliates, if any), any fees, interests or costs relating thereto and any other amount payable by such Borrower (or any Affiliate of it) under the Finance Documents (other than

ID: 4907-8685-6011 - MSW 114 indemnities and other contingent obligations not then due and payable and as to which no claim has been made), whereupon that company shall cease to be a Borrower and shall have no further rights or further obligations under the Finance Documents from the date of effectiveness of that resignation. 24.4 Additional Guarantors (a) Subject to compliance with the provisions of paragraph (d) of Clause 19.8 ("Know your customer" checks), the Company may, by not less than 10 Business Days' prior written notice to the Agent, request that any of its wholly owned Subsidiaries or any Domestic Subsidiary become an Additional Guarantor. That Subsidiary or Domestic Subsidiary shall become an Additional Guarantor if: (i) it is a Subsidiary incorporated in an Approved Jurisdiction and it is either a Domestic Subsidiary or the Majority Lenders approve the addition of that Subsidiary (such approval not to be unreasonably withheld or delayed); or (ii) it is a Subsidiary incorporated in any other jurisdiction and all the Lenders approve the addition of that Subsidiary (such approval not to be unreasonably withheld or delayed); and in each case (A) the Company delivers to the Agent a duly completed and executed Accession Letter; and (B) the Agent has received all of the documents and other evidence listed in Part 2 (Conditions Precedent required to be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 (Conditions Precedent required to be Delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent). 24.5 Resignation of a Guarantor (a) The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance, provided that: (i) no Default is continuing or would result from the acceptance of the Resignation Letter; (ii) at the time of acceptance of the respective Resignation Letter, the Guarantor is not a Material Domestic Subsidiary; (iii) no payment is due from the Guarantor under Clause 17 (Guarantee and Indemnity); and (iv) where the Guarantor is also a Borrower, it has repaid its L/G (and any L/G of its Affiliates, if any), any fees, interests or costs relating thereto and any other amount payable by such Borrower (or any Affiliate of it) under the Finance

ID: 4907-8685-6011 - MSW 115 Documents (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made) and has resigned and ceased to be a Borrower under Clause 24.3 (Resignation of a Borrower), whereupon that company shall cease to be a Guarantor and shall have no further obligations under the Finance Documents from the date of effectiveness of that resignation. 24.6 Release of a Guarantor Notwithstanding anything contained in this Clause 24 to the contrary a Guarantor (other than the Company) shall automatically be released from its obligations as a Guarantor under this Agreement upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary of the Company provided that, if so required by this Agreement, the Majority Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Clause 24.6 the Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Obligor, at such Obligor's expense, all documents that such Obligor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Clause shall be without recourse to or warranty by the Agent. 24.7 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeated Representations are true and correct in all material respects in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing, except that to the extent that such representation or warranty expressly relates to an earlier date, such representation or warranty is true and correct as of such earlier date. 25. ROLE OF THE AGENT AND THE ARRANGER 25.1 Appointment of the Agent (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent and attorney (Stellvertreter) under and in connection with the Finance Documents. (b) Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) Each of the Arranger and the Lenders hereby exempts the Agent from the restrictions pursuant to section 181 German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which cannot grant such exemption shall notify the Agent accordingly. 25.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

ID: 4907-8685-6011 - MSW 116 (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 25.3 Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 23.6 (Copy of Transfer Certificate or Increase Confirmation to Company), paragraph (b) above shall not apply to any Transfer Certificate or any Increase Confirmation. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

ID: 4907-8685-6011 - MSW 117 (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 25.4 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 25.5 No fiduciary duties (a) Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee (Treuhänder) of any other person. Neither the Agent nor the Arranger has any financial or commercial duty of care (Vermögensfürsorgepflicht) for any person. (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 25.6 Business with the Group The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 25.7 Rights and discretions (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

ID: 4907-8685-6011 - MSW 118 (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 25.8 Responsibility for documentation Neither the Agent nor the Arranger is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

ID: 4907-8685-6011 - MSW 119 (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 25.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 25.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may

ID: 4907-8685-6011 - MSW 120 rely on this paragraph (b) pursuant to section 328 para 1 German Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter). (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 25.11 Lenders' indemnity to the Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 25.12 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in Germany, Luxembourg, Switzerland, the United Kingdom or the U.S as successor by giving notice to the Lenders and the Company. (b) Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in Germany, Luxembourg, Switzerland, the United Kingdom or the U.S).

ID: 4907-8685-6011 - MSW 121 (d) If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 25 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties. (e) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Company shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (f) The Agent's resignation notice shall only take effect upon the appointment of a successor. (g) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (h) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. (i) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 12.8 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 12.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (j) and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

ID: 4907-8685-6011 - MSW 122 25.13 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 25.14 Relationship with the Lenders (a) The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.6 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(ii) of Clause 30.6 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 25.15 Credit appraisal by the Lenders (c) Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (d) the financial condition, status and nature of each member of the Group; (e) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (f) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance

ID: 4907-8685-6011 - MSW 123 Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (g) the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 25.16 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 25.17 Agent's Management Time Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent), Clause 16 (Costs and Expenses) and Clause 25.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees). 25.18 US Withholding To the extent required by any applicable U. S. laws, the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Each Lender shall indemnify and hold harmless the Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes (unless causes by gross negligence or wilful misconduct on the part of the Agent) and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the U.S. Internal Revenue Service or any other U. S. Governmental Authority as a result of the failure of the Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall present prima facie evidence. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Finance Document against any amount due the Agent under this Section 25.18 (Withholding). The agreements in this Section 25.18 (Withholding) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations. 26. CONDUCT OF BUSINESS BY THE FINANCE PARTIES No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

ID: 4907-8685-6011 - MSW 124 (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 27. SHARING AMONG THE FINANCE PARTIES 27.1 Payments to Finance Parties Unless otherwise provided for in Clause 27.6 (Loss Sharing in respect of L/Gs) or Clause 27.7 (Sharing of Recoveries / Adjustment of Loss Sharing), if a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments). 27.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.6 (Partial payments). 27.3 Recovering Finance Party's rights (a) On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party shall be entitled to receive by way of assignment the rights of the Finance Parties to the extent they have shared in the redistribution. (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable. 27.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is

ID: 4907-8685-6011 - MSW 125 necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and (b) that Recovering Finance Party's rights of assignment in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed and the Recovering Finance Party shall re-assign any claims assigned to it pursuant to paragraph (a) of Clause 27.3 (Recovering Finance Party's rights). 27.5 Exceptions (a) This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 27.6 Loss Sharing in respect of L/Gs (a) In the event a Borrower or, as the case may be, the Obligors do not reimburse and indemnify a Lender (an "Entitled Lender") with respect to any amount claimed in respect of an L/G in accordance with paragraph (a) of Clause 7.2 (Indemnities) and Clause 17 (Guarantee and Indemnity) and (i) it cannot obtain satisfaction with respect to such amount from any Cash Cover obtained by it; and (ii) no Counter Guarantee or any other form of Security had, in each case, been provided by or on behalf of the Company or the respective Borrower in respect of that amount (in whole or in part) which had been accepted by the relevant Entitled Lender in its sole discretion (such remaining amount the "Loss") such Entitled Lender shall receive from the Lenders compensation for its Loss in accordance with this Clause 27.6. (b) An Entitled Lender shall have the right to demand payment from each Lender of the Indemnified Loss Amount (as defined below) determined by the Agent in accordance with paragraph (c) below only (i) if the Facility has been cancelled by notice of the Agent pursuant to Clause 22.16 (Acceleration) or the Facility has been automatically accelerated pursuant to Clause 22.17 (Acceleration for Insolvency) and since such notice of the Agent or automatic acceleration a period of six (6) months has lapsed; or (ii) if in the event that following the occurrence of an Event of Default due to the default of a Borrower vis-à-vis the Entitled Lender to fulfil its obligations pursuant to paragraph 7.2(a) of Clause 7.2 (Indemnities) in respect of an L/G

ID: 4907-8685-6011 - MSW 126 no notice pursuant to Clause 22.16 (Acceleration) has been submitted by the Agent and no automatic acceleration has occurred pursuant to Clause 22.17 (Acceleration for Insolvency) and following such Event of Default a period of three (3) months has lapsed, (the time period referred to in sub-paragraph (i) and (ii) each the "First Loss Determination Period"). (c) Each Entitled Lender shall notify the Agent not later than on the fifteenth Business Day preceding the end of the relevant First Loss Determination Period about the amount of any Loss suffered by it until such date (taking into account any recoveries received by then from a Borrower or the Guarantors or any third party by way of payment, set-off, enforcement of any collateral or otherwise) (the "First Loss Determination Date"). (d) The Agent shall not later than on the tenth Business Day preceding the end of the relevant First Loss Determination Period determine the aggregate amount of all Losses suffered by all Entitled Lenders as notified to it (the "Total Loss Amount"). (e) The Agent shall then, based on the Total Loss Amount, determine the amount which each Entitled Lender may claim from or pay to each other Lender (including, as the case may be, other Entitled Lenders) (the "Indemnified Loss Amount") and notify all Lenders accordingly not later than on the third Business Day preceding the end of the relevant First Loss Determination Period (the "First Sharing Date") and the Lenders shall then make payments of the Indemnified Loss Amounts as instructed by the Agent. The Indemnified Loss Amount shall be the amount which has to be received, or, as the case may be, paid by each Lender (including Entitled Lenders) to each Entitled Lender so that following the payment of all Indemnified Loss Amounts between the Lenders the proportion of the sum of the amounts paid by each individual Lender hereunder and the Loss of such Lender (after deducting the aggregate Indemnified Loss Amounts to be paid to the relevant Lender) to its respective Commitments is equal to the proportion of the Total Loss Amount to the Total Commitments (the "Loss Quota") (or, if the Commitments are then zero, such Commitments prior to their reduction / cancellation to zero). (f) Each Lender shall on the First Sharing Date pay the Indemnified Loss Amounts to be paid by it to any Entitled Lender only against assignment by the relevant Entitled Lender of a corresponding portion of its claim against the relevant Borrower pursuant to paragraph (a) of Clause 7.2 (Indemnities) and the Guarantors pursuant to Clause 17 (Guarantee and Indemnity). (g) Save for manifest error the determination of the Total Loss Amount and the Indemnified Loss Amounts by the Agent shall be binding for all Lenders. 27.7 Sharing of Recoveries / Adjustment of Loss Sharing (a) If at any time following the First Loss Determination Date a Lender (i) receives payment from any Obligor or any receiver over the assets of such Obligor (a "Recovering Lender") by way of set-off or otherwise in respect of any amounts due from a Borrower under paragraph (a) of Clause 7.2 (Indemnities) in respect of an L/G (the "Recovered Amount") or (ii) incurs any (further) Loss (a "Loss Lender"), then such Lender shall promptly notify the Agent. The Agent shall semi-annually following the First Sharing Date and as long as any Lender continues to receive Recovered Amounts or incur Losses (each such date a "Subsequent Loss Determination Date") determine the amounts to be paid by each of the Recovering Lenders to the other Lenders as a proportion of the Recovered Amounts realised until the relevant Subsequent Loss Determination Date or the amounts to be paid by each of the Lender

ID: 4907-8685-6011 - MSW 127 to the Loss Lender as a proportion of the Loss incurred until the relevant Subsequent Loss Determination Date, in each case to equalize the Loss Quota of all Lenders as of the relevant Subsequent Loss Determination Date (the "Loss Sharing Payment"). (b) The Agent shall inform the Lenders in due course following each Subsequent Loss Determination Date about any Loss Sharing Payment which shall then be made available by the Recovering Lenders or the Lenders to the Agent for distribution to the Lenders or the Loss Lender, respectively, within three (3) Business Days of such notification. (c) To the extent that amounts received or recovered by a Recovering Lender resulted in the satisfaction of a Recovering Lender's claim under paragraph (a) of Clause 7.2 (Indemnities) in respect of an L/G, but are allocated in accordance with paragraph (a) to another Lender, the latter shall assign to the Recovering Lender the claims (or the part thereof) to which the amount is allocated. Each Lender shall on the Subsequent Loss Determination Date pay its portion of the incurred Loss to any Loss Lender only against assignment by the relevant Loss Lender of a corresponding portion of its claim against the Borrower pursuant to paragraph (a) of Clause 7.2 (Indemnities) in respect of an L/G. (d) If any part of the Loss Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by such Recovering Lender, then each Party which has received a share of such Loss Sharing Payment pursuant to paragraph (a) shall, upon request of the Agent, pay to the Agent for account of such Recovering Lender an amount equal to its share of such Loss Sharing Payment together with its proportionate share of any interest or other sum paid to a Borrower or any other Obligor by the Recovering Lender in respect of the Loss Sharing Payment and such Recovering Lender shall re-assign to the relevant Lender any amount assigned to it by such Lender pursuant to paragraph (b) above. (e) This Clause 27.7 shall not apply if the Recovering Lender would not, after having made such payment, have a valid and enforceable claim against the relevant Obligor and sums recovered as a result of litigation started by a Lender to enforce its rights under paragraph (a) of Clause 7.2 (Indemnities) in respect of an L/G and resulting in a Loss Sharing Payment shall only be shared with such Lenders that have joined in such litigation or commenced and diligently pursued separate litigation to enforce their rights under the Finance Documents. (f) Save for manifest error the determination of the Loss Sharing Payment by the Agent shall be binding for all Lenders. 28. PAYMENT MECHANICS 28.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in Luxembourg, the U.S. or Germany with such bank as the Agent specifies in writing.

ID: 4907-8685-6011 - MSW 128 28.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to an Obligor), Clause 28.4 (Clawback) and Clause 25.16 (Deduction from amounts payable by the Agent) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London). 28.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 29 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 28.4 Clawback (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. 28.5 Impaired Agent (a) If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead pay that amount direct to the required recipient(s). Such payments must be made on the due date for payment under the Finance Documents. (b) A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents. 28.6 Partial payments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

ID: 4907-8685-6011 - MSW 129 (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs 28.6(a)(ii) to 28.6(a)(iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 28.7 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim unless the counterclaim is undisputed or has been confirmed in a final non-appealable judgement. Any New Lender and any recipient of security over Lenders' rights according to Clause 23.7 (Security over Lenders' rights) may rely on this Clause 28.7, in the case of any New Lender to whom rights have been assigned according to paragraph (a) of Clause 23.2 (Conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) and any recipient of security over Lenders' rights, pursuant to section 328 para 1 of the German Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter). 28.8 Business Days (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 28.9 Currency of account (a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency. 28.10 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

ID: 4907-8685-6011 - MSW 130 (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency. 29. SET-OFF A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents against any satisfiable (erfüllbar) obligation (within the meaning of section 387 German Civil Code (Bürgerliches Gesetzbuch)) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 30. NOTICES 30.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated and subject to Clause 30.6 (Electronic communication), may be made by fax or letter. 30.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Original Obligors, identified with their name below; (b) in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and (c) in the case of the Agent, that identified with its name below, or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than three Business Days' notice. 30.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when received (zugegangen), in particular: (i) if by way of fax, when received in legible form; or

ID: 4907-8685-6011 - MSW 131 (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Agent, unless this Agreement specifies otherwise. (d) Any communication or document by the Finance Parties to the Obligors may be made or delivered to the Company for its own account and for the account of the Obligors. For that purpose each Obligor appoints the Company as its agent of receipt (Empfangsvertreter). (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 30.4 Notification of address and fax number Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 30.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties. 30.5 Communication when Agent is Impaired Agent If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed. 30.6 Electronic communication (a) Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice. (b) Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent

ID: 4907-8685-6011 - MSW 132 that those two Parties agree that unless and until notified to the contrary, this is to be an accepted form of communication. (c) Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. (d) Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (e) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 30.6. 30.7 Use of an Electronic Platform (a) The Company shall use an Electronic Platform for the issuance and administration of L/Gs. (b) The Parties, any Additional Borrower, any Increase Lender and any New Lender acknowledge, by becoming party to this Agreement, that they shall enter into an Electronic Platform Agreement and, in case of an Additional Borrower or a New Lender, accede to the existing Electronic Platform Agreement. 30.8 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 31. CALCULATIONS AND CERTIFICATES 31.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence (Beweis des ersten Anscheins) of the matters to which they relate. 31.2 Certificates and Determinations (a) The Finance Parties make the certifications or determinations of a rate or amount under any Finance Document in the exercise of their unilateral right to specify performance (einseitiges Leistungsbestimmungsrecht) which they will exercise with reasonable discretion (billiges Ermessen).

ID: 4907-8685-6011 - MSW 133 (b) The Parties agree not to dispute in any legal proceeding the correctness of the determinations and certifications of a rate or amount made by a Finance Party under any Finance Document unless the determinations or certifications are inaccurate on their face or fraud can be shown. 31.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days and/or in any case where the practice in the relevant interbank market differs, in accordance with that market practice. 32. PARTIAL INVALIDITY (a) The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties intent to uphold this Agreement even without the void, invalid or ineffective provisions. (b) The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement. 33. REMEDIES AND WAIVERS No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. 34. AMENDMENTS AND WAIVERS 34.1 Required consents (a) Other than pursuant to Clause 2.2 (Increase) and Clause 2.3 (Allocation of Additional Commitments), subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34. 34.2 Exceptions (a) An amendment or waiver that has the effect of changing or which relates to: (i) the definition of "Majority Lenders" in Clause 1.1 (Definitions); (ii) an extension to the date of payment of any amount owed to a Lender by an Obligor under the Finance Documents;

ID: 4907-8685-6011 - MSW 134 (iii) a reduction in the L/G Fee Rate or a reduction in the amount of any payment of principal, interest, fees or commission payable to a Lender, provided that (x) any amendment to the financial covenants or financial definitions in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this sub-clause (iii) even if the effect of such amendment would be to reduce the L/G Fee Rate or to reduce any other fee payable hereunder and (y) that only the consent of the Majority Lenders shall be necessary to reduce or waive any obligation of the Borrowers to pay interest or fees at the applicable default rate even if the effect of such amendment would be to reduce the L/G Fee Rate or to reduce any other fee payable hereunder; (iv) an increase in or an extension of any Commitment (other than pursuant to Clause 2.2 (Increase), Clause 2.3 (Allocation of Additional Commitments) or any requirement that a cancellation of the Commitments reduces the Commitments of the Lenders rateably); (v) a change to the Borrowers or Guarantors other than in accordance with Clause 24 (Changes to the Obligors); (vi) any provision which expressly requires the consent of all the Lenders; (vii) Clause 2.4 (Finance Parties' rights and obligations), Clause 9.1 (Illegality) Clause 9.2 (Change of control), Clause 27.6 (Loss Sharing in respect of L/Gs). Clause 27.7 (Sharing of Recoveries / Adjustment of Loss Sharing), Clause 23 (Changes to the Lenders) or this Clause 34; or (viii) Clause 39 (Governing Law) and Clause 40.1 (Jurisdiction); (ix) the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity), shall not be made without the prior consent of all the Lenders. (b) An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, the Arranger. 34.3 Disenfranchisement of Defaulting Lenders (a) For so long as a Defaulting Lender has any Available Commitment, in ascertaining: (i) the Majority Lenders; or (ii) whether: (A) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or (B) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments under the Facility will be reduced by the amount of its Available Commitments under the Facility and, to the extent that that reduction results in that Defaulting Lender's Total Commitments being

ID: 4907-8685-6011 - MSW 135 zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above. (b) For the purposes of this Clause 35.3, the Agent may assume that the following Lenders are Defaulting Lenders: (i) any Lender which has notified the Agent that it has become a Defaulting Lender; and (ii) any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender. 34.4 Excluded Commitments If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within ten Business Days (unless the Company and the Agent agree to a longer time period in relation to any request) of that request being made: (a) its Commitments shall not be included for the purpose of calculating the Total Commitments under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and (b) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 34.5 Replacement of a Defaulting Lender (a) The Company may, at any time a Lender has become and continues to be a Defaulting Lender, by giving five Business Days' notice to the Agent and such Lender: (i) replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; and (ii) require such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of the Available Commitments of the Lender; or (b) to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Company, which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either: (A) in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Utilisations and all accrued interest and other amounts payable in relation thereto under the Finance Documents; or

ID: 4907-8685-6011 - MSW 136 (B) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Company and which does not exceed the amount described in paragraph (A) above. (c) Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions: (i) the Company shall have no right to replace the Agent; (ii) neither the Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender; (iii) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (iv) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. (d) The Defaulting Lender shall perform the checks described in paragraph (c)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks. 34.6 Replacement of Screen Rate (a) Subject to Clause 34.2 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate, any amendment or waiver which relates to: (i) providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and (A) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (B) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (C) implementing market conventions applicable to that Replacement Benchmark; (D) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

ID: 4907-8685-6011 - MSW 137 may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors. (b) If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within ten (10) Business Days (or such longer time period in relation to any request which the Company and the Agent may agree) of that request being made: (i) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. (c) In this Clause 34.6: "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Replacement Benchmark" means a benchmark rate which is: (a) formally designated, nominated or recommended as the replacement for a Screen Rate by: (i) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above; (b) in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or (c) in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Screen Rate. "Screen Rate Replacement Event" means, in relation to a Screen Rate: (a) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed; (b) (i) (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

ID: 4907-8685-6011 - MSW 138 (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate; (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or (iv) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or (c) the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Obligors) temporary; or (ii) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than twenty (20) Business Days; or (d) in the opinion of the Majority Lenders and the Obligors, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. 35. CONFIDENTIALITY 35.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 35.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential) in connection with this Agreement; (b) to the extent requested by any regulatory authority purporting to have jurisdiction over such person or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners);

ID: 4907-8685-6011 - MSW 139 (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Agent and the Lenders agree (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Company promptly thereof prior to the disclosure thereof); (d) in connection with the exercise of any remedies under this Agreement or any of the other Finance Documents or any suit, action or proceeding relating to this Agreement or any other Finance Document or the enforcement of its rights hereunder or thereunder; (e) subject to an agreement containing provisions substantially the same as those of this Clause 35.2, to any person: (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement; (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations. (iii) who is a Party; (f) to the extent such Confidential Information: (i) becomes publicly available other than as a result of a breach of this Clause 35.2; (ii) becomes available to any Finance Party on a non-confidential basis from a source other than the Company; or (g) Confidential Information with the written consent of the Company. 35.3 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) the names of the Agent and the Arranger; (vi) date of each amendment and restatement of this Agreement; (vii) amount of Total Commitments; (viii) currencies of the Facility; (ix) type of Facility;

ID: 4907-8685-6011 - MSW 140 (x) ranking of Facility; (xi) Termination Date for Facility; (xii) changes to any of the information previously supplied pursuant to paragraphs 35.3(a)(i) to 35.3(a)(xi) above; and (xiii) such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Company represents that none of the information set out in paragraphs 35.3(a)(i) to (a)(viii) above is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify the Company and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. 35.4 Entire agreement This Clause 35 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 35.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 35.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (e) of Clause 35.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35 (Confidentiality).

ID: 4907-8685-6011 - MSW 141 35.7 Continuing obligations The obligations in this Clause 35 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of thirty six (36) months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 36. USA PATRIOT ACT Each Lender hereby notifies each Obligor that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the "USA Patriot Act"), such Lender is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Lender to identify such Obligor in accordance with the USA Patriot Act. 37. INTEREST RATE LIMITATION Notwithstanding anything herein to the contrary, if at any time any interest rate applicable to hereunder, together with all fees, charges and other amounts which are treated as interest under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender against a U.S. Borrower or a Guarantor whose jurisdiction of incorporation is a state of the United States or the District of Columbia in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable hereunder but were not payable as a result of the operation of this Clause 37 shall be cumulated and the interest and Charges payable to such Lender shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the rate calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate to the date of repayment, shall have been received by such Lender. 38. DECLARATION IN RELATION TO ANTI-MONEY LAUNDERING ACT Each Borrower confirms towards each Lender that it requested the issuance of an L/G granted hereunder for its own account (für eigene Rechnung) but not at the instance of another economic beneficiary (wirtschaftlich Berechtigter). Each Borrower undertakes to notify the Agent without delay in writing, if in the future a situation arises in which contrary to the foregoing such Borrower acts for the account of another beneficial owner. 39. GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by German law.

ID: 4907-8685-6011 - MSW 142 40. ENFORCEMENT 40.1 Jurisdiction (a) The courts of Frankfurt am Main, Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). (b) The Parties agree that the courts of Frankfurt am Main, Germany are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) This Clause 40.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 40.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than the Process Agent or any other Obligor incorporated in Germany, if any): (i) irrevocably appoints Coperion GmbH (the "Process Agent") as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document; (ii) agrees that failure by a Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and (iii) undertakes to deliver to the Process Agent without undue delay upon execution of this Agreement a process agent appointment letter (the "Process Agent Appointment Letter") substantially in the form of Schedule 12 (Form of Process Agent Appointment Letter) and to send a copy of the executed Process Agent Appointment Letter to the Agent. (b) The Process Agent hereby acknowledges the appointment. The Process Agent shall ensure that documents to be served to an Obligor may validly be served by delivery to the Process Agent. In particular, the Process Agent shall notify the Agent of any change of address, accept any documents delivered to it on behalf of an Obligor and fulfil any requirements of section 171 Code of Civil Procedure (Zivilprozessordnung), in particular present the original Process Agent Appointment Letter to any person effecting the service of process as required pursuant to section 171 sentence 2 Code of Civil Procedure (Zivilprozessordnung). 41. WAIVER OF JURY TRIAL EACH OF THE PARTIES TO THIS AGREEMENT AGREES TO WAIVE IRREVOCABLY ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THIS AGREEMENT. This waiver is intended to apply to all Disputes. Each party acknowledges that (a) this waiver is a material inducement to enter into this Agreement, (b) it has already relied on this waiver in entering into this Agreement and (c) it will continue to rely on this waiver in future dealings. Each party represents that it has reviewed this waiver with its legal advisers and that it

ID: 4907-8685-6011 - MSW 143 knowingly and voluntarily waives its jury trial rights after consultation with its legal advisers. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. 42. CONTRACTUAL RECOGNITION OF BAIL-IN Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. (c) In this Clause 42: ""Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. "Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means: (i) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (ii) in relation to the United Kingdom, the UK Bail-In Legislation; and (iii) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time. "Resolution Authority" means any body which has authority to exercise any Write- down and Conversion Powers. "UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their

ID: 4907-8685-6011 - MSW 144 affiliates (otherwise than through liquidation, administration or other insolvency proceedings). "Write-down and Conversion Powers" means: (i) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (ii) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (iii) in relation to any other applicable Bail-In Legislation: (A) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (B) any similar or analogous powers under that Bail-In Legislation. 43. CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS) 43.1 The Parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by any means of telecommunication (telekommunikative Übermittlung) such as by way of fax or electronic photocopy. 43.2 If the Parties to this Agreement choose to conclude this Agreement pursuant to Clause 43.1 above, they will transmit the signed signature page(s) of this Agreement to Latham & Watkins LLP, attention to Sibylle.Muench@lw.com or Martina.Eisgruber@lw.com (each a "Recipient"). The Agreement will be considered concluded once one Recipient has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all Parties to this Agreement (whether by way of fax, electronic photocopy or other means of telecommunication) and at the time of the receipt of the last outstanding signature page(s) by such one Recipient. 43.3 For the purposes of this Clause 43 only, the Parties to this Agreement appoint each Recipient as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all Parties to this Agreement. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the

ID: 4907-8685-6011 - MSW 145 signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories. THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

[Hillenbrand – L/G Facility – Signature page] ID: 4907-8685-6011 - MSW SIGNATURES [Intentionally deleted]